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                                                                   EXHIBIT 99.2



                        STOCK PURCHASE AND SALE AGREEMENT

                                 by and between

                                 DSI TOYS, INC.,

                                       and

                                    MVII, LLC

                           Dated as of April 15, 1999

         This STOCK PURCHASE AND SALE AGREEMENT ("Agreement") is entered into by and between MVII, LLC, a limited liability company formed under the laws of the State of California ("Buyer"), and DSI Toys, Inc., a Texas corporation (the "Company"). This Agreement is made with specific reference to the following facts:

                                   RECITALS:

         A. WHEREAS, the Company owns and operates a business engaged in the development, manufacturing and distribution of toys and children's consumer electronics;

         B. WHEREAS, the Board of Directors of the Company has approved the sale of five hundred sixty-six thousand thirty-eight (566,038) shares (the "Initial Funding Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock" or the "Shares"), on the Initial Closing Date (as that term is defined herein) and an additional one million seven hundred ninety-two thousand four hundred fifty- three (1,792,453) Shares (the "Second Funding Shares") on the Second Closing Date (as that term is defined herein) plus a potential upward adjustment of an additional one hundred forty thousand (140,000) Shares as provided herein, by the Company to Buyer, on the terms and subject to the conditions set forth in this Agreement;

         C. WHEREAS, the Board of Directors of the Company has approved the acquisition of up to one million six hundred thousand (1,600,000) shares of Common Stock (the "Tendered Shares") by Buyer from the Company's shareholders (the "Shareholders"), on the terms and subject to the conditions set forth in this Agreement;

         D. WHEREAS, in furtherance of such acquisition, Buyer proposes to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase the Tendered Shares at a purchase price of $4.38 per share (the "Offer Price") net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement, and the Board of Directors of the Company has adopted resolutions approving the Offer;

         E. WHEREAS, the Board of Directors has approved the terms of that certain Shareholders' and Voting Agreement of DSI Toys, Inc. (the "Shareholders Agreement") by and among the Company, Buyer, and M. D. Davis, Rust Capital, Ltd., a Texas limited partnership, Douglas A. Smith, Joseph N. Matlock, and Barry B. Conrad (collectively, the "DSI Group"), entered into concurrently with the execution of this Agreement, and in connection therewith, members of the DSI Group have executed irrevocable proxies in favor of Buyer (the "Irrevocable Proxies"), as an inducement to Buyer and the Company to enter into this Agreement;

         F. WHEREAS, the Board of Directors has approved the terms of that certain Registration Rights Agreement (the "Registration Rights Agreement") (the



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                  Registration Rights Agreement and the Shareholders Agreement
                  are hereinafter collectively referred to as the "Other Agreements") by and among the Company, Buyer, and the DSI Group, entered into concurrently with the execution of this Agreement as an inducement to Buyer to enter into this Agreement; and

         G. WHEREAS, the Company and Buyer desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                               PURCHASE OF SHARES

         SECTION 1.1 Purchase and Sale of Initial Funding Shares. Upon the terms and subject to the conditions set forth in this Agreement the Company shall sell to Buyer and Buyer shall purchase from the Company the Initial Funding Shares for a total consideration of One Million Two Hundred Thousand Dollars ($1,200,000.00) (the "Initial Funding Shares Purchase Price").

         SECTION 1.2 Purchase and Sale of Second Funding Shares. Upon the terms and subject to the conditions set forth in this Agreement the Company shall sell to Buyer and Buyer shall purchase from the Company the Second Funding Shares for a total consideration of Three Million Eight Hundred Thousand Dollars ($3,800,000.00) (the "Second Funding Shares Purchase Price"), subject to adjustment pursuant to Section 1.2(a).

         (a) If as of 11:59 p.m. on the Second Closing Date (as defined below) (the "Relevant Time"), the Working Capital (as defined below), is less than the Base Amount (as defined below), then the Second Funding Shares shall be increased by the excess of the Base Amount over the amount of Working Capital of the Company as of the Relevant Time, based upon a stock price of Two Dollars ($2.00) per Second Funding Share; provided that the Second Funding Shares shall not be increased by more than forty thousand (40,000) shares. "Working Capital" shall mean current assets less current liabilities (excluding current portion of long-term debt). The term "Base Amount" shall mean One Million Dollars ($1,000,000.00).

         (b) Within three (3) business days prior to the Second Closing Date, the Company shall deliver to Buyer a statement (together with appropriate schedules and other support, the "Settlement Statement") that: (i) provides Buyer with a good faith estimate of its Working Capital as of the Relevant Time, as adjusted, for any collections, payments or distributions to be made prior to the Relevant Time, and (ii) calculates the increase of the Second Funding Shares pursuant to Section 1.2(a) hereof, if applicable.




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         (c) If the Settlement Statement requires any adjustments to the Second
Funding Shares as described in Section 1.2(a) and Buyer agrees with the adjustments as set forth in the Settlement Statement, then such adjustment shall be reflected in the amount of Second Funding Shares to be issued to Buyer on the Second Closing Date pursuant to Section 1.3(b).

         (d) Unless Buyer has notified Seller that it agrees with the adjustments as set forth in the Settlement Statement on or before the Second Closing Date, then on the Second Closing Date, the Company shall sell to Buyer one million seven hundred ninety-two thousand four hundred fifty-three (1,792,453) Shares and, if Buyer elects to challenge the amount of Working Capital contained in the Settlement Statement, Buyer shall notify the Company of its challenge of the amount of Working Capital in writing no later than ten (10) business days following the Second Closing Date. If Buyer and the member of the Company's Board of Directors appointed to represent the Company by those members of the Company's Board of Directors who are nominated by the DSI Group (the "DSI Representative") do not agree within ten (10) days of such challenge on any such adjustment, Buyer shall engage Arthur Andersen, who shall conduct such tests and procedures as it deems reasonable to finally determine the amount of Working Capital, as applicable, on the Second Closing Date, no later than sixty (60) days following the Second Closing Date. If Arthur Andersen determines the amount of Working Capital of the Company as of the Relevant Time differs from that set forth in the Settlement Statement, it shall so notify the Company and the Buyer of such difference. If Arthur Andersen determines that the Working Capital of the Company as of the Relevant Time is greater than the Base Amount, then this Agreement shall continue in full force and effect without any changes to the Second Funding Shares. If Arthur Andersen determines that the Working Capital of the Company as of the Relevant Time is less than the Base Amount, then the Second Funding Shares shall be increased by the excess of the Base Amount over the amount of Working Capital of the Company as of the Relevant Time as determined by Arthur Andersen, based upon a stock price of Two Dollars ($2.00) per Second Funding Share, and the Company shall issue to Buyer an additional number of Second Funding Shares that the Company should have issued on the Second Closing Date, pursuant to Section 1.2(a) hereof, based upon the findings of Arthur Andersen.

         (e) If the Company fails to satisfy the terms of Section 5.20 below, Buyer shall be issued the Moss Default Shares (as defined in Section 5.20 below).

         SECTION 1.3  Closings.

                  (a) Initial Closing. The closing of the purchase and sale of the Initial Funding Shares (the "Initial Closing") shall take place at the offices of Thompson & Knight, 1200 Chase Tower, 600 Travis Street, Houston, Texas 77002, at 10:00 a.m., local time, on the date hereof, or at such other time and place as the Company and Buyer shall agree in writing (the "Initial Closing Date"). At the Initial Closing:

                           (i) The Company shall deliver to Buyer: (A) one or more certificates representing five hundred sixty-six thousand thirty-eight (566,038) Shares, duly endorsed in blank or with duly executed stock powers, free and clear of any Liens; (B) the Other Agreements and the Irrevocable Proxies duly executed by the parties thereto in the forms



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         attached hereto as Exhibits 5.15, 5.16 and 1.3(a)(i)(B), respectively;
         (C) those certain Side Letter Agreements executed by each of the members of the DSI Group and the Company in the forms attached hereto as Exhibit 1.3(a)(i)(C); (D) a favorable opinion of counsel dated as of the Initial Closing Date in form and substance satisfactory to Buyer and Buyer's Counsel; (E) certified copies of resolutions duly adopted by the Company's board of directors approving this Agreement and the transactions contemplated hereby; (F) duly executed consents of any party having a contractual relationship with the Company or any of its Subsidiaries and whose consent is required to be obtained to execute this Agreement or in connection with the Initial Closing and who has been identified as such by Company in the Seller Disclosure Letter (as defined herein), including, but not limited to, Sunrock Capital Corp. ("Sunrock"); (G) draft copies of the consolidated balance sheet (including related notes and schedules) and consolidated statements of income, shareholders' equity and of cash flows to be included in the Company's annual report on Form 10-K for the fiscal year ending January 31, 1999 (the "1998 Financial Statements"); (H) a written consent and waiver in the form attached hereto as Exhibit 1.3(a)(i)(H) executed by Sunrock consenting to the transactions contemplated hereby and waiving any breaches and/or events of default arising out of or in connection with the transactions contemplated hereby; and (I) the opinion of Chaffe and Associates, Inc., a copy of which is attached hereto as
         Exhibit 3.29.

                           (ii) Buyer shall deliver to the Company, (A) by wire transfer of immediately available funds the Initial Funding Shares Purchase Price, (B) the Other Agreements duly executed by the Buyer,
         (C) a favorable opinion of counsel dated as of the Initial Closing Date in form and substance satisfactory to the Company and the Company's counsel, and (D) certified copies of resolutions duly adopted by the Buyer's board of directors approving this Agreement and the transactions contemplated hereby.

                  (b) Second Closing. The closing of the purchase and sale of the Second Funding Shares (the "Second Closing") shall take place at the offices of Thompson & Knight, 1200 Chase Tower, 600 Travis Street, Houston, Texas 77002, at 10:00 a.m., local time, on or before July 1, 1999, as the Company and Buyer shall agree in writing (the "Second Closing Date").

                           (i) The Company shall deliver to Buyer one or more certificates representing one million seven hundred ninety-two thousand four hundred fifty-three (1,792,453) Shares (and such additional Shares, if any, as set forth in the Settlement Statement and agreed to by Buyer as provided in Section 1.3(c) hereof), duly endorsed in blank or with duly executed stock powers, free and clear of any Liens;

                           (ii) Buyer shall deliver by wire transfer of immediately available funds the Second Funding Shares Purchase Price to the Company;

                           (iii) The Company shall amend the Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of capital stock from twenty-five million (25,000,000) to forty million (40,000,000) pursuant to the Articles of Amendment to the Amended and Restated Articles of Incorporation attached hereto as



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         Exhibit 1.3 (the "Articles of Amendment"), by filing the Articles of
         Amendment with the Secretary of State of the State of Texas, if such Articles of Amendment have been approved by the Shareholders at the Shareholders Meeting (as defined herein); and

                           (iv) The parties shall deliver all remaining items and perform all remaining covenants required by the terms and conditions of this Agreement.


                                   ARTICLE II

                                  TENDER OFFER

         SECTION 2.1  The Offer

         (a) Not later than the first business day after the date of this Agreement, Buyer will make a public announcement of the offer to purchase one million six hundred thousand (1,600,000) Shares at the Offer Price net to the seller in cash. Notwithstanding the foregoing, the Offer Price will be subject to possible increase as provided in Section 2.1(b) hereof.

         (b) Subject to the provisions of this Agreement, as promptly as practicable but in no event later than five business days after the date of the public announcement by Buyer of the Offer, Buyer shall commence the Offer. The obligation of Buyer to commence the Offer and accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Exhibit 2.1 attached hereto (the "Offer Conditions") (any of which may be waived in whole or in part by Buyer in its sole discretion). Buyer expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of the Company, Buyer shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) add to the Offer Conditions, (iv) except as provided in the next sentence, extend the Offer, or (v) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Buyer may, without the consent of the Company, (i) extend the Offer, if at the scheduled or extended expiration date of the Offer (the initial scheduled expiration date being such date as shall be identified in the Offer Documents (as herein defined)), any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, and (iii) extend the Offer for any reason on one or more occasions for an aggregate period of not more than twenty (20) business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence, in each case subject to the right of Buyer or the Company to terminate this Agreement pursuant to the terms hereof. The obligation of Buyer to accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject only to the conditions set forth on Exhibit 2.1 (any of which may be waived in whole or in part by Buyer in its sole discretion). Subject to the terms and conditions of the Offer, Buyer shall accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Buyer becomes obligated to accept for payment, pursuant to the Offer as soon as practicable after the expiration of the Offer.



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         (c) On the date of commencement of the Offer, Buyer shall file with the
SEC a Tender Offer Statement in Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"), and Buyer shall cause to be disseminated the Offer Documents to holders of Common Stock (collectively, the "Shareholders" and individually, a "Shareholder") as and to the extent required by applicable federal securities laws. Buyer and the Company each agrees promptly to correct any information provided by it for use in the Offer
Documents if and to the extent that such information shall have become false or misleading in any material respect, and Buyer further agrees to take all steps necessary to cause the Schedule 14D-1 as so corrected to be promptly filed with the SEC and the other Offer Documents as so corrected to be promptly disseminated to the Shareholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the Shareholders. Buyer agrees to provide the Company and its counsel any comments Buyer or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         (d) Buyer shall provide on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Buyer becomes obligated to accept for payment, and pay for, pursuant to the Offer.

         SECTION 2.2 Company Actions.

         (a) The Company hereby represents that the Board of Directors of the Company has, at a meeting duly called and held, duly adopted resolutions whereby it: (i) determined that this Agreement, the Offer and the transactions contemplated hereby and thereby are in the best interests of the Company and the Shareholders, (ii) adopted and approved this Agreement, the Offer and the transactions contemplated hereby and thereby, and (iii) resolved to recommend that the Shareholders accept the Offer, tender their shares in response to the Offer, and approve the sale of the Second Funding Shares by the Company to Buyer pursuant to the terms of this Agreement. Simultaneously with the execution of this Agreement, pursuant to the terms of the Side Letter Agreements, each of the members of the DSI Group has agreed that if the Minimum Condition (as that term is defined in Exhibit 2.1 attached hereto) is not met as of the initial scheduled expiration date of the Offer, each of the members of the DSI Group shall tender their Shares in the Offer, except where such sales in response to the Offer might result in liability under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), such that the number of Shares tendered by each member of the DSI Group and non-DSI Group Shareholders, shall meet the Minimum Condition. Nothing herein contained shall prevent any member of the DSI Group from tendering any or all Shares over which such member has dispositive power, even if the Minimum Condition is otherwise met, and any such Shares so tendered shall be subject to a pro rata reduction to the same extent as the Shares tendered by any other Shareholder.




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         (b) Not later than the first business day after the date the Offer
Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement in Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendations described in Section 2.2(a) hereof and will disseminate the Schedule 14D-9 as required by Rule 14d-9 under the Exchange Act. The Company and Buyer each agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that information is or becomes incomplete or inaccurate in any material respect and the Company will file promptly any corrected Schedule 14D-9 with the SEC and disseminate promptly the corrected Schedule 14D-9 to the Shareholders to the extent required by the Exchange Act or the rules thereunder. Buyer and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to the Shareholders. The Company agrees to provide Buyer and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

         (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Buyer promptly with mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of Shareholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners (as defined under Rule 13d-3 of the Securities Act of 1933, as amended (the "Securities Act")) of Common Stock, and shall furnish to Buyer such additional information and assistance (including updated lists of Shareholders, security position listings and computer files) as Buyer may reasonably request in communicating the Offer to the Shareholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents, Buyer and its agents shall hold in confidence the information contained in any such labels, listings and files, and will use such information only in connection with the Offer.

         SECTION 2.3 The Closing of the Offer. The closing of the Offer (the "Offer Closing") shall occur simultaneously with and be conditioned upon the Second Closing of the sale of the Second Funding Shares as provided in Section
1.3 hereof and the satisfaction or waiver of the conditions set forth in Exhibit
2.1 (the "Offer Closing Date"), unless another date is agreed to in writing by the parties hereto.

         SECTION 2.4 Payment for Tendered Shares.

         (a) Paying Agent. Prior to the date of the consummation of the transactions contemplated by the Offer (the "Effective Time"), Buyer shall designate a bank or trust company or an entity which in the ordinary course of business acts as a participation agent to act as paying agent in the Offer (the "Paying Agent"), and, from time to time on, prior to or after the Effective Time, Buyer shall make available to the Paying Agent cash in amounts and at the times necessary for the payment of the purchase price for each Tendered Share purchased (the "Tender Price") upon surrender of certificates representing Shares (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Buyer).



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         (b) Payment Procedure. As soon as reasonably practicable after the
Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Tender Price for such Shares surrendered. Upon surrender of a Certificate to the Paying Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Tender Price for each Share theretofore represented by such Certificate which shall have been tendered. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Buyer that such tax has been paid or is not applicable. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. If more than one million six hundred thousand (1,600,000) Shares are validly tendered prior to the Effective Time and not withdrawn, the Buyer will, upon the terms and conditions of the Offer, accept such Shares for payment on a pro rata basis as provided by Section 14(d)(6) of the Exchange Act and Rule 14(d) promulgated thereunder, with adjustments to avoid purchases of fractional Shares, based upon the number of Shares validly tendered prior to the Effective Time and not withdrawn.

         SECTION 2.5  Directors.

         (a) Upon the Second Closing and the Offer Closing, Buyer shall be entitled to designate four of the six directors on the Board of Directors of the Company. In furtherance thereof, each of Barry B. Conrad ("Conrad"), Jack R. Crosby ("Crosby"), Richard R. Neitz ("Neitz"), and Douglas A. Smith ("Smith") has agreed to tender his resignation as a member of the Board of Directors effective upon the Second Closing and the Offer Closing to enable Buyer's designees to be so elected to the Company's Board of Directors, and the Company agrees to take all actions available to cause Buyer's designees to be so elected. At such time, the Company shall, if requested by Buyer, also cause persons designated by Buyer to constitute at least the same percentage as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors of each Subsidiary of the Company, and
(iii) each committee (or similar body) of each such board.

         (b) The Company shall promptly take all actions required, if any, pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations with respect to Section 2.5(a) hereof, including mailing to Shareholders the information required by such
Section 14(f) and Rule 14f-1 as is necessary to enable Buyer's designees to be elected to the Company's Board of Directors. Buyer will supply the Company and be solely



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




responsible for any information with respect to it and its nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 2.5 are in addition to and shall not limit any rights which Buyer or any of its affiliates may have as a beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company represents and warrants to Buyer, as follows:

         SECTION 3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially delay the consummation of the Offer. Section 3.1 of the disclosure letter delivered to Buyer by the Company on or prior to entering into this Agreement and incorporated by reference herein (the "Seller Disclosure Letter") contains complete and correct copies of the Company's and its Subsidiaries' certificates or articles of incorporation, as the case may be, and bylaws, each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and bylaws so delivered are in full force and effect.

         SECTION 3.2 Capital Structure. The authorized capital stock of the Company consists of 25,000,000 shares of capital stock, 20,000,000 of which are shares of Common Stock, and 5,000,000 of which are shares of Preferred Stock, of which 6,000,000 shares of Common Stock and no shares of Preferred Stock were outstanding and 2,719,000 Shares were held by the Company in its treasury, as of the close of business on April 14, 1999. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable and, upon the sale thereof, the Initial Funding Shares and the Second Funding Shares will be duly authorized, validly issued, fully paid and nonassessable. The Company has no Shares reserved for issuance except for 603,000 Shares reserved for issuance upon exercise of outstanding options granted under and pursuant to the Company's Stock Option Plan, as amended from time to time (the "Stock Plan"); and 638,888 Shares reserved for issuance upon the exercise of outstanding warrants as described in Section 32 of the Seller Disclosure Letter. Section 3.2 of the Seller Disclosure Letter contains a correct and complete list as of April 14, 1999, of each outstanding option to purchase Shares, under the Stock Plan and pursuant to the outstanding warrants described in Section 3.2 of the Seller Disclosure Letter (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto, along with complete and correct copies of the Company Options and the Stock Plan. Except as set forth in Section 3.2 of the Seller Disclosure Letter, each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly



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

issued, fully paid and nonassessable and owned by the Company, free and clear of any Lien, right of first refusal agreement, limitation on voting rights, claim or other encumbrance. Except as set forth in Section 3.2 of the Seller Disclosure Letter, there are no preemptive or other outstanding rights (other than rights accruing to the Company or its Subsidiaries), options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the Shareholders of the Company on any matter. There is not outstanding any contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company, or (ii) to vote or to dispose of any shares of capital stock of any of the Subsidiaries.

         SECTION 3.3 Corporate Authority; Approval and Fairness. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement, or to consummate the transactions contemplated hereby other than: (i) the approval and adoption of this Agreement and the transactions contemplated hereby, including the approval of the sale of the Second Funding Shares by the Company to Buyer by the affirmative vote of Shareholders holding a majority of Shares represented in person or by proxy at a duly called meeting at which a quorum is present or represented, and (ii) the approval of the Articles of Amendment by the affirmative vote of Shareholders holding a majority of the Shares then outstanding. The Board of Directors has resolved to recommend the approval of the sale of the Second Funding Shares by the Company to Buyer and the adoption of this Agreement and the Articles of Amendment by the Shareholders, and has directed that the sale of the Second Funding Shares, this Agreement and the Articles of Amendment be submitted to the Shareholders for their approval. The Company has all corporate power and authority to enter into this Agreement and the Other Agreements to which the Company is a party and to consummate the transactions contemplated hereby and thereby, subject to the approval of the Shareholders described in subsections (i) and (ii) above. This Agreement and the Other Agreements to which the Company is a party have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of such agreement by each other party thereto) each constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or by principles governing the availability of equitable remedies (the "Bankruptcy Exception").

         SECTION 3.4  Governmental Filings; No Violations.

         (a) Except as set forth in Section 3.4(a) of the Seller Disclosure Letter, other than the filings and/or notices (i) pursuant to this Agreement,
(ii) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, and the Exchange Act and the Securities Act,
(iii) to comply with state securities or "blue-sky" laws, if any; and (iv) required to be made with the NASDAQ, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory authority, agency, commission, body or other governmental entity, domestic, foreign, or supranational ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the consummation by the Company of the sale of the Initial Funding Shares and the Second Funding Shares to Buyer and the other transactions contemplated hereby.

         (b) Except for those agreements for which consents must be obtained as set forth in Section 6.2(c) of the Seller Disclosure Letter, the execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of this Agreement and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a Lien or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any loan or credit agreement, note, bond, warrant, indenture or other instrument evidencing indebtedness for borrowed money ("Debt Contracts") or any other agreement, lease, contract, arrangement or other obligation ("Other Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 3.9 below) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or any judgment, order or decree to which the Company or any of its Subsidiaries or any of its properties is subject; or (iii) any change in the rights or obligations of any party under any of the Debt Contracts or Other Contracts, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect or prevent, delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         (c) Except as set forth in Section 3.4(c) of the Seller Disclosure Letter, no event has occurred or is occurring that constitutes or, but for the giving of notice or lapse of time, or both, would constitute an event of default by the Company or any of its Subsidiaries under any Debt Contract or Other Contracts binding upon the Company or any of its Subsidiaries.

         SECTION 3.5 Company Reports; Financial Statements. The Company has filed all reports and other documents to be filed by it since its formation under the Exchange Act or the Securities Act. Section 3.5 of the Seller Disclosure Letter contains a complete list of each registration statement, report, proxy statement or information statement (including any amendments thereto) filed by it with the SEC (collectively, including any such reports filed subsequent to the date hereof, the

"Company Reports"). The Company has delivered or will deliver promptly after filing true and correct copies of each of the Company Reports to Buyer. As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the Company Reports complied in all material respects with the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations thereunder. To the Knowledge of the Company, each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Company and each of its Subsidiaries as of its date, and each of the consolidated statements of income, shareholders' equity and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) (together with such consolidated balance sheets hereinafter the "Financial Statements") fairly presents, or will fairly present, in all material respects, the results of consolidated operations, shareholders' equity and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         SECTION 3.6 Absence of Certain Changes. Except as disclosed in the Company credit reports required to be submitted by the Company, including, without limitation, those prepared by Dun and Bradstreet and reports delivered by the Company to the Company's lenders under any Debt Contracts (the "Reports"), filed prior to the date hereof and as set forth in Section 3.6 of the Seller Disclosure Letter, since October 31, 1998 (the "Financial Statement Date"), the Company and each of its Subsidiaries have conducted their respective businesses only in, and have not entered into or engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been (a) any change in the financial condition, properties, business or results of operations of the Company or any of its Subsidiaries or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;
(b) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (c) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof;
(d) any material change by the Company in accounting principles, practices or methods; or (e) any entry by the Company or any of its Subsidiaries into any employment, consulting, severance, termination or indemnification agreement or arrangement with any employee or director. Since the Financial Statement Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 3.8 below) other than increases or amendments in the ordinary course.

         SECTION 3.7 Litigation and Liabilities. Except as set forth in Section
3.7 of the Seller Disclosure Letter, there are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries (in their capacity as such) or (b) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 3.11 below), that, in the case of either clause (a) or (b), individually or in the aggregate, are reasonably likely in either such case to have a Material Adverse Effect or prevent or impair the ability of the Company to consummate the transactions contemplated by this Agreement, including, without limitation, the consummation of the Offer. Except as disclosed in the Company Reports filed prior to the date hereof and as set forth in Section 3.7 of the Seller Disclosure Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of its or their properties, assets or business, or, to the Knowledge of the Company, any of its or their current or former directors or officers, in their capacities as directors or officers of the Company, as such, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.8 Employee Matters.

         (a) Neither the Company nor any of its Subsidiaries has any labor contracts or collective bargaining agreements with respect to any persons employed by or otherwise performing services for the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice. As of the date hereof, there is no unfair labor practice complaint pending, or to the Knowledge of the Company threatened, against the Company or any of its Subsidiaries. There is no labor strike, dispute, slowdown, or stoppage pending or to the Knowledge of the Company threatened, against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any primary work stoppage or labor difficulty involving its employees during the last three (3) years, except in each case as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         (b) Section 3.8(b) of the Seller Disclosure Letter is a true and complete list of each bonus, deferred compensation, pension, retirement, profit sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, welfare, fringe benefits or other plan, agreement, policy or arrangement which the Company or any of its Subsidiaries maintains, or as to which the Company or any of its Subsidiaries is or will be required to make any payment for the benefit of any employee, director, former employee or former director of the Company and its Subsidiaries (the "Compensation and Benefit Plans"). The Company has delivered or made available to Buyer with respect to each Compensation and Benefit Plan correct and complete copies, where applicable, of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the

Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed two plan years for which such reports have been filed,
(iv) the financial statements for the most recently completed two plan years for which statements have been prepared, (v) the most recent determination letter issued by the Internal Revenue Service (the "IRS") and the application submitted with respect to such letter, and (vi) all correspondence with the IRS or Department of Labor concerning any pending controversy. Any "change of control" or similar provisions contained in any Compensation and Benefit Plan are specifically identified in Section 3.8(b) of the Seller Disclosure Letter.

         (c) All Compensation and Benefit Plans have been administered in all material respects in accordance with their terms and are in compliance in all material respects with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and the Company is not aware as of the date hereof of any circumstances likely to result in revocation of any such favorable determination letter or of any circumstance indicating that any such plan is not so qualified in operation. As of the date hereof, there is no pending or, to the Knowledge of the Company, threatened litigation, claim or audit by any Person relating to the Compensation and Benefit Plans. To the Knowledge of the Company, no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred which would be expected to result in material liability to the Company or any of its Subsidiaries, assuming that, for purposes of determining materiality, the "taxable period" within the meaning of Section 4975 of the Code with respect to such prohibited transaction had expired as of the date hereof.

         (d) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). None of the Company, any of its Subsidiaries and their ERISA Affiliates have contributed, or been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA at any time, and no liability has been or is expected to be incurred by the Company or any Subsidiary with respect to any such plan. None of the Company, any of its Subsidiaries or any ERISA Affiliate contributes to or maintains a Pension Plan subject to Title IV of ERISA or has contributed to or maintained any such plan at any time during the six-year period prior to the date hereof.

         (e) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof, have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof.

         (f) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as required under Part 6 of Title I of ERISA.

         (g) Except as contemplated by this Agreement or disclosed in Section 3.8(g) of the Seller Disclosure Letter, the consummation of this Agreement and the other transactions contemplated by this Agreement will not (i) entitle any employees of the Company or its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or the Stock Plan or (iii) result in any breach or violation of, or default under, any of the Compensation and Benefit Plans or the Stock Plan.

         SECTION 3.9 Compliance with Laws; Permits. Except as set forth in the Company Reports filed prior to the date hereof and as set forth in Section 3.9 of the Seller Disclosure Letter, the businesses of each of the Company and its Subsidiaries are being conducted in compliance with applicable federal, state, local and foreign laws (collectively, "Laws"), except for such violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company and its Subsidiaries each has all governmental permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to own or lease and operate their respective properties and conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent or burden or impair the ability of the Company to consummate this Agreement and the other transactions contemplated by this Agreement.

         SECTION 3.10 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or any applicable anti-takeover provision in the Company's articles of incorporation, by-laws or any shareholder rights agreement, except
Article 13.03 of the Texas Business Corporation Act, is, or as of the Second Closing Date will be, applicable to the Company, the sale of the Initial Funding Shares and the Second Funding Shares, the Offer or the other transactions contemplated by this Agreement. The Board of Directors of the Company has taken all action so that Buyer will not be prohibited from entering into a "business combination" with the Company as an "affiliated shareholder" (as those terms are defined in Article 13.02 of the Texas Business Corporation Act) as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 3.11 Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof, and as set forth in Section 3.11 of the Seller Disclosure Letter, (i) to the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its Subsidiaries have not received any written notices from any Governmental Entity or any other person or entity alleging the violation of any applicable Environmental Law; (iii) the Company and its Subsidiaries are not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) to the Knowledge of the Company, there has not been a release of Hazardous Substances (as defined below) on any of the properties owned or operated by the Company or any of its Subsidiaries; and (v) to the Knowledge of the Company neither the Company nor any Subsidiary has generated, stored, used, emitted, discharged or disposed of any Hazardous Substances in violation of or giving rise to liability under applicable Environmental Laws.

         As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, order, decree or injunction relating to the protection of the environment (including air, water, soil and natural resources), or regulating or imposing standards of care with respect to the use, storage, handling, release or disposal of any Hazardous Substance, including petroleum.

         As used herein, "Hazardous Substance" means any substance listed, defined, designated, regulated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and petroleum products.

         SECTION 3.12 Tax Matters. Except to the extent disclosed in Section
3.12 of the Seller Disclosure Letter:

         (a) The Company and each of its Subsidiaries (the Company and each Subsidiary of the Company are hereinafter referred to collectively as the "Taxpayers" or individually "Taxpayer") has (i) prepared in good faith and duly and timely filed (or there have been filed on its behalf) with the appropriate Tax authorities all Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, complete, and correct in all material respects, except to the extent that any failure to file any Tax Return or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect and (ii) paid in full all Taxes that are shown as due on such filed Tax Returns except for Taxes provided for in a reserve which is adequate for the payment of such Taxes and is reflected in the financial statements included in the Company Reports filed prior to the date hereof or the books and records of the Company. There is no audit or other matter in controversy with respect to any Taxes due and owing by any Taxpayer, and there is no Tax deficiency or claim assessed or, to the best of the Taxpayer's Knowledge, proposed or threatened (whether orally or in writing) against any Taxpayer, other than (x) in respect of any such audits, controversies, deficiencies, assessments, or proposed assessments that are being contested in good faith, for which adequate reserves have been established in accordance with GAAP or (y) would not, individually or in the aggregate, have a Material Adverse Effect. Section 3.12 of the Seller Disclosure Letter sets forth any contested tax liability in respect of which the amount being contested exceeds Ten Thousand Dollars ($10,000.00).

         (b) None of the Taxpayers (i) has waived any statutory period of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than in the case of any such waivers or extensions in respect of an assessment or deficiency, the Tax liability of which has been satisfied or settled, (ii) has filed a consent under Code Section 341(f) concerning collapsible corporation, or (iii) has any liability for the Taxes of any other person as defined in Section 7701(a)(1) of the Code under Treas. Reg. ss.1.502-6 (or any similar provisions of state, local, or foreign law), as a transferee, successor or by contract (other than liability for Taxes imposed by contract entered into in the ordinary course of business for the acquisition by a Taxpayer of assets used in the business of the Company or stock of any entity holding any such assets used in the business of the Company), except to the extent that any such waiver, consent, or liability referred to in clauses (i),
(ii) and (iii), respectively, of this Section 3.12(b) would not, individually or in the aggregate, have a Material Adverse Effect;

         (c) No claim has been made since January 1, 1994 by any authority in a jurisdiction where the Taxpayer does not file Tax Returns that a Taxpayer is or may be subject to taxation by that jurisdiction, other than in the case of any such claims the liability of which has been satisfied or settled;

         (d) None of the assets of a Taxpayer (i) are required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) secures any debt the interest on which is tax-exempt under Code Section 103(a), or (iii) is tax-exempt use property within the meaning of Code Section 168(h);

         (e) None of the Taxpayers has agreed to nor is it required to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by any such Taxpayer and no director or executive officer of the Company has Knowledge that the IRS has proposed any such adjustment or change in accounting method;

         (f) None of the Taxpayers has requested an extension of the time within which to file any foreign, federal or state Tax Return for which such Tax Return has not been filed;

         (g) None of the Taxpayers has any obligation under any Tax allocation or sharing agreement among or between the Taxpayers and the Company or any Affiliates thereof, and after the Second Closing Date, no Taxpayer shall be a party to, bound by or have any obligation under any Tax allocation or sharing agreement or have any liability thereunder among or between any Taxpayer and the Company or any Affiliates thereof for amounts due in respect of periods prior to the Closing Date; and

         (h) As a result of the transactions contemplated by this Agreement and the Other Agreements or the transactions contemplated hereby or thereby, none of the Taxpayers will be obligated to make a payment that would be an "excess parachute payment" to an individual that is currently a "dissatisfied individual" with respect to the Company as those terms are defined in Section 2806 of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         SECTION 3.13 Intellectual Property.

         (a) Section 3.13(a) of the Seller Disclosure Letter lists all Intellectual Property Rights (as defined below) of the Company and its Subsidiaries. To the Knowledge of the Company, the Company and/or each of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, as the case may be, all Intellectual Property Rights used in the business of the Company and its Subsidiaries as presently conducted. All registrations for Intellectual Property Rights owned by the Company or any Subsidiary are valid and in force. Except as disclosed in Section 3.13(a) of the Seller Disclosure Letter, all applications for registrations of Intellectual Property Rights filed by the Company or any Subsidiary are pending and in good standing, all without challenge of any kind. To the Knowledge of the Company, the Intellectual Property Rights owned by the Company or any of its Subsidiaries are valid and enforceable. Except as set forth in Section 3.13(a) of the Seller Disclosure Letter, the Company or its Subsidiaries have the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use of Owned Software (as defined below) and the Intellectual Property Rights owned by the Company and its Subsidiaries, except for any rights that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         (b) Except as is disclosed in Section 3.13(b) of the Seller Disclosure
Letter:

             (i) Neither the Company nor any of its Subsidiaries is, nor will the Company or any of its Subsidiaries be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party Intellectual Property Rights or computer software programs or applications;

             (ii) To the Knowledge of the Company, there has been no
                  infringement, misappropriation, or violation of any Intellectual Property Rights of any other person that has occurred or results in any way from the operations of the respective businesses of the Company or its Subsidiaries. No claim of any infringement, misappropriation or violation of any Intellectual Property Rights of any other person has been made or asserted in respect of the operations of the respective businesses of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has had notice of, nor do the executive officers of the Company have Knowledge of any valid grounds for any bona fide claim against the Company or its Subsidiaries that its Intellectual Property Rights, operations, activities, products, software, equipment, machinery or processes infringe, misappropriate or violate any Intellectual Property Rights of any other person;

             (iii) (A) The Company or its Subsidiaries has maintained and protected the software that each owns, if any (the "Owned Software") including, without limitation, all source code and system specifications associated with such software, with such measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; and (B) the executive officers of the Company do not know of any infringement, misappropriation or violation of any Intellectual Property Rights of any other person with respect to the Owned Software. Section 3.13(b) of the Seller Disclosure Letter lists all Owned Software and the location of the service codes for all Owned Software;

             (iv) All employees, agents, consultants, or contractors who have contributed to or participated in the creation or development of inventions, discoveries, trade secrets, copyrightable works, or ideas on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto, if and only if necessary to vest ownership rights in such material with the Company and/or the Subsidiaries, either: (A) is a party to a "work-for-hire" agreement under which the Company, a Subsidiary (or such predecessor in interest, as applicable), is deemed to be the original owner/author of all property rights therein; or (B) has executed an assignment or an agreement to assign in favor of the Company, or its Subsidiary (or such predecessor in interest, as applicable), all right, title and interest in such inventions, discoveries, trade secrets, copyrightable works, or ideas.

         (c) As used herein, the term "Intellectual Property Rights" shall mean:
(i) all United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, extensions, re-examinations, inventions (whether or not patentable) or improvements thereto;
(ii) all United States, state, foreign and common law trademarks, service marks, domain names, logos, trade dress and trade names (including all assumed or fictitious names under which the Company and each Subsidiary is conducting its business or has within the previous five years conducted its business), whether registered or unregistered, and pending applications to register the foregoing;
(iii) all United States and foreign copyrights, whether registered or unregistered and pending applications to register the same; and (iv) all confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

         SECTION 3.14 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the other transactions contemplated by this Agreement.

         SECTION 3.15 Events Subsequent to Financial Statements. Except as set forth in Section 3.15 of the Seller Disclosure Letter, since January 31, 1998, there has not been:

         (a) Any material adverse change in the consolidated financial condition, results of operations, business or prospective sales (meaning the aggregate current, open purchase orders) of the Company or any of its Subsidiaries;

         (b) Any sale, lease, conveyance, license or assignment of any material assets, tangible or intangible, of the Company or any of its Subsidiaries, other than sales of inventory in the ordinary course of business;

         (c) Any damage, destruction or property loss in excess of Fifty Thousand Dollars ($50,000.00), individually or in the aggregate, in each instance not covered by insurance, affecting adversely the properties or business of the Company or any of its Subsidiaries;

         (d) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any such shares other than consummating the transactions contemplated and provided for in this Agreement;

         (e) Any mortgage or pledge of, or subjection to any lien, charge, security interest or encumbrance of any kind on any of the assets, tangible or intangible, of the Company or any of its Subsidiaries (other than liens arising by operation of law which secure obligations which are not yet due and payable), nor any incurrence of indebtedness or liability or assumption of obligations by the Company or any of its Subsidiaries other than (i) those incurred in the ordinary course of business, which would include any working capital loans pursuant to the Company's credit line with Bank One, Sunrock and/or State Street
(ii) those which do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate; and (iii) those incurred in the course of negotiating, documenting and consummating the transactions contemplated and provided for in this Agreement;

         (f) Any cancellation or satisfaction by the Company or any of its Subsidiaries of any debt or claim or advance, except for adjustments made in the ordinary course of business, which in the aggregate, are not material other than consummating the transactions contemplated or provided for in this Agreement;

         (g) Any waiver or release other than the cancellation of open purchase orders by customers, by the Company or any of its Subsidiaries of any right of any material value in excess of Fifty Thousand Dollars ($50,000.00);

         (h) Any sale, assignment, transfer or grant by the Company or any of its Subsidiaries of any material rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade name or copyrights other than sales or gifts of products or advertising or other rights or releases thereof in the ordinary course of business;

         (i) Any arrangement, agreement or undertaking entered into by the Company or its Subsidiaries not terminable on thirty (30) days or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation or any increase in compensation) with employees or any increase in compensation or benefits to officers or directors of the Company or any of its Subsidiaries, other than in the ordinary course of business or consummating the transactions contemplated or provided for in this Agreement;

         (j) Any change made or authorized in the articles of incorporation or other charter documents or bylaws (or comparable governing instruments) of the Company or any of its Subsidiaries other than those contemplated or provided for in this Agreement;

         (k) Any loan to or other transaction with any officer, director or Shareholder of the Company or any of its Subsidiaries giving rise to any claim or right of the Company or any of its Subsidiaries against any such person or of such person against the Company or any of its Subsidiaries other than normal recurring travel and expense advances and expense accounts made in the ordinary course of business;

         (l) Any acceleration, termination, modification or cancellation or threat thereof by any party of any contract, lease or other agreement or instrument, other than the cancellation or modification of open purchase orders by customers or vendors of the Company, that individually or in the aggregate involves in excess of Fifty Thousand Dollars ($50,000.00) to which the Company or any of its Subsidiaries is a party or by which it is bound, which has had or is reasonably likely to have a Material Adverse Effect on the properties or business of the Company or any of its Subsidiaries;

         (m) Any pledge or gift of any charitable or other capital contribution outside the ordinary course of business;

         (n) Any other transaction or commitment in excess of Fifty Thousand Dollars ($50,000.00) or related transactions or commitments, other than the modification or cancellation of open purchase orders by customers or vendors of the Company, in the aggregate in excess of Fifty Thousand Dollars ($50,000.00) entered into by the Company or any of its Subsidiaries which has had or is reasonably likely to have a Material Adverse Effect on the properties or business of the Company or any of its Subsidiaries, or other than those contemplated or provided for in this Agreement; or

         (o) Any termination, modification or cancellation of any booked open purchase orders by any customer of the Company in excess of One Hundred Thousand Dollars ($100,000.00) for any individual order or Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate by any single customer.

         SECTION 3.16 Disclosure. The Company has made available to Buyer and its officers, attorneys, accountants, and representatives true and correct copies of all material agreements, documents, and other items listed in the Seller Disclosure Letter and all books and records of the

Company and its Subsidiaries, and neither this Agreement, the Seller Disclosure Letter, nor any information, agreements, or documents delivered to or made available to Buyer or its officers, attorneys, accountants, or representatives pursuant to this Agreement, contain any untrue statements of a material fact or omits to state any material fact necessary to make the statements made herein or therein, as the case may be, not misleading.

         SECTION 3.17 Real Property. Section 3.17 of the Seller Disclosure Letter contains a complete and accurate list and brief description of all real property owned or leased by the Company or its Subsidiaries. With respect to each lease so set forth: (a) the lease has been validly executed and delivered by the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, by the other party or parties thereto, and is in full force and effect;
(b) neither the Company nor its Subsidiary, as applicable, nor to the Knowledge of the Company, any other party to the lease, is in material breach or default, and no event has occurred on the part of the Company or its Subsidiaries, as applicable or, to the Knowledge of the Company, on the part of any other party, which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease; (c) the lease will continue to be binding in accordance with its terms following the Initial Closing and the Second Closing and sale of the Shares to Buyer; (d) neither the Company nor its Subsidiaries has repudiated and no other party to the lease has repudiated, any provision thereof; (e) there are no written notices of disputes, oral agreements or delayed payment programs in effect as to the lease; and (f) all facilities leased thereunder have been approved by all necessary Government Entities, and are in good condition, working order and repair, ordinary wear and tear excepted.

         SECTION 3.18 Tangible Property. Except as set forth in Section 3.18 of the Seller Disclosure Letter, each of the Company and its Subsidiaries has good and legal title to, or a valid leasehold interest in, each item of tangible property, whether real, personal or mixed, reflected on its books and records as owned or used by it, subject to no encumbrances, loans, security interests, mortgages or pledges except those which arise by matter of law or in the ordinary course of business, or which are inventory sold subsequent to the date of entry on the books and which sales are not entered in the books of the Company or its Subsidiaries on the date of this Agreement or the Second Closing Date, or which are set forth in Section 3.18 of the Seller Disclosure Letter.

         SECTION 3.19 Contracts. Section 3.19 of the Seller Disclosure Letter lists the following contracts and written arrangements under which the Company or any other person has continuing obligations or benefits, true and complete copies of which have been delivered to Buyer, to which the Company or any of the Subsidiaries is a party.

         (a) Any contract for the lease of personal property from or to third parties providing for lease payments in excess of Twenty-Five Thousand Dollars ($25,000.00) per annum;

         (b) Any contract for the purchase or sale of raw materials, commodities, supplies, products manufactured by the Company or any of its Subsidiaries or other personal property or for the furnishing or receipt of goods or services which contract calls for performance over a period of more than one year and/or which involves more than the sum of Fifty Thousand Dollars ($50,000.00);

         (c) Any partnership or foreign joint venture agreement;

         (d) Any agreement or instrument under which the Company or any of its Subsidiaries is or may become indebted for borrowed money in an amount individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000.00);

         (e) Any employment agreement and any non-competition agreement.

         Except as otherwise described in Section 3.19 of the Seller Disclosure Letter, all material contracts and arrangements listed in Section 3.19 of the Seller Disclosure Letter are valid and binding agreements and are in full force and effect as to the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is, and no other party is in material breach or default, and no event has occurred on the part of the Company or any of its Subsidiaries, or, to the Company's Knowledge, on the part of any other party to any such contract or arrangement, which with notice or lapse of time would constitute a material breach or default or permit termination under any such contract or arrangement. Except as set forth in Section 3.19 of the Seller Disclosure Letter, none of such contracts or arrangements will be terminated or modified by the execution and delivery of this Agreement, the Other Agreements, or the consummation of the transactions contemplated hereby or thereby, nor will any of such actions result in or constitute a breach or default under any such contracts or arrangements. Neither the Company nor any of its Subsidiaries is a party to any verbal contract or arrangement which, if reduced to written form, would be required to be listed in Section 3.19 of the Seller Disclosure Letter under the terms of this Section 3.19 other than with its representatives and vendors which are set out in Section 3.19 of the Seller Disclosure Letter.

         SECTION 3.20 Suppliers and Customers. Section 3.20 of the Seller Disclosure Letter is a true and complete list of all suppliers of the Company and each of the Subsidiaries to whom the Company or any of its Subsidiaries made payments during the fiscal year ended January 31, 1999, in excess of five percent (5%) of the Company's and the Subsidiaries' consolidated cost of goods sold as reflected in the 1998 Financial Statements (as defined in Section 1.3(a)(i)) and all customers of the Company and each of the Subsidiaries that paid the Company or the Subsidiary, during the fiscal year ended January 31, 1999, more than five percent (5%) of the consolidated revenues of the Company and the Subsidiaries as reflected in the 1998 Financial Statements. Since January 31, 1998, and until ten (10) days prior to the Second Closing Date, no such supplier of the Company or any of the Subsidiaries has, or has indicated that it will, stop, or decrease materially the rate of, supplying materials, products or services to the Company or the Subsidiary, as the case may be, and no such customer of the Company or the Subsidiaries has materially decreased or ceased business with the Company or the Subsidiary, as the case may be, or has indicated that it will materially decrease or cease doing business with the Company or the Subsidiary.

         SECTION 3.21 Accounts Receivable. To the Company's Knowledge, as of the date of this Agreement, there are and as of the Second Closing Date to the extent included in Section 3.21 of the

Seller Disclosure Letter, there will be, properly reflected on their respective books and records, all notes receivable and accounts receivable of the Company and the Subsidiaries, each of which are and will be valid receivables subject to no known setoffs or counterclaims other than normal and routine discounts, mark-downs, returns of defective goods, doubtful accounts, credits and exchanges of products and warranty claims, all of which are and will be consistent with past practice. To the Company's Knowledge, except as set forth in Section 3.21 of the Seller Disclosure Letter, or except normal and routine discounts, mark-downs, returns of defective goods, doubtful accounts, credits and exchanges of products and warranty claims, all of which are and will be consistent with past practice, all such receivables are collectable in the ordinary course of business for the Company. Section 3.21 of the Seller Disclosure Letter is a complete list of all notes receivable and accounts receivable of the Company and its Subsidiaries as of March 31, 1999.

         SECTION 3.22 Powers of Attorney. Except as set forth in Section 3.22 of the Seller Disclosure Letter, other than for patent applications, trademark applications and customs brokerage agreements and in security agreements for current loans of the Company and its Subsidiaries, there are no outstanding powers of attorney or similar instruments executed by the Company or any of the Subsidiaries.

         SECTION 3.23 Condition of Property. Each building, fixture, machine and piece of equipment (having a net book value of Five Thousand Dollars ($5,000.00) or more), owned or used by the Company or any of its Subsidiaries is listed in
Section 3.23 of the Seller Disclosure Letter and is in good operating condition and repair (ordinary wear and tear excepted), and is in compliance with all zoning, building and fire codes, except for such instances of noncompliance that would not have or be reasonably likely to have a Material Adverse Effect. The Company or its Subsidiaries owns and has good and legal title to, or leases under leases which are valid and under which the Company or its Subsidiaries, or to the Knowledge of the Company any other party thereto, are not currently in default, all buildings, machinery, equipment and other tangible assets used in the conduct of the Company's or such Subsidiary's business as presently conducted, reflected in the most recent Financial Statements, and, except as set forth in Section 3.23 of the Seller Disclosure Letter, are free and clear of all liens, claims and encumbrances.

         SECTION 3.24 Insurance. The Company and its Subsidiaries are insured under the policies listed in Section 3.24 of the Seller Disclosure Letter. All such policies have been in full force and effect since January 31, 1998, are in full force and effect as of the date hereof, and will remain so through the Second Closing Date.

         SECTION 3.25 Guarantees. Except as set forth in Section 3.25 of the Seller Disclosure Letter, neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any indebtedness of any other person, firm or corporation other than endorsements for collection in the ordinary course of business and for its Subsidiaries.

         SECTION 3.26  Certain Business Relationships.  Except as set forth in
Section 3.26 of the Seller Disclosure Letter, none of the present or former directors, officers or employees of the

Company or any of its Subsidiaries, or to the Company's Knowledge any present or former Shareholders, owns, directly or indirectly, any interest in any business, corporation or other entity (other than investments in publicly held companies) which, on the date hereof or within the past twelve (12) months, has been involved in any manner in any material business arrangement or relationship with the Company or any of its Subsidiaries, and none of the foregoing persons owns any property or rights, tangible or intangible, which are used in the business of the Company or any of its Subsidiaries.

         SECTION 3.27 Inventory. To the Company's Knowledge, the inventory of the Company and its Subsidiaries (the "Inventory") as of the date of this Agreement and as of the Second Closing Date does and will consist of goods which are merchantable and fit for the purposes for which they were procured, and, to the Company's Knowledge, the allowance for slow-moving, obsolete, damaged or defective inventory reflected in the Financial Statements as of January 31, 1999, is adequate. To the Company's Knowledge, Section 3.27 of the Seller Disclosure Letter contains a complete listing of the Inventory as of March 31, 1999, and the Company will deliver to Buyer an updated list of the Inventory as of the Second Closing Date as of a date no sooner than three (3) calendar days prior to the Second Closing Date.

         SECTION 3.28 Questionable Payments. Neither the Company nor any of its Subsidiaries has directly or indirectly (i) used corporate funds for unlawful contributions, gifts, entertainment, or for other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision or the Foreign Corrupt Practices Act of 1977 applicable to the conduct of their business, or (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets.

         SECTION 3.29 Opinion of Financial Advisor. The Company has delivered to Buyer a copy of the opinion of Chaffe and Associates, Inc., dated the date hereof, a copy of which opinion is attached hereto as Exhibit 3.29. The Company has been authorized by Chaffe and Associates, Inc. to permit inclusion of such opinion (and references thereto) in the Offer Documents, the Schedule 14D-9, and the Proxy Statement.

         SECTION 3.30 Information. None of the information provided or that may be provided by the Company for use in the Schedule 14D-1, the Offer Documents, or any other documents to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement, and none of the Proxy Statement, the Schedule 14D-9, or the statement required to be filed pursuant to Section 2.5(b) hereof, shall, at the time filed with the SEC or such other Governmental Entity, and, in the case of the Proxy Statement, at the time mailed to the Company's Shareholders, or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided or that may be provided by Buyer specifically for use in such documents. The Schedule 14D-9, the Proxy Statement and the statement to be filed pursuant to

Section 2.5(b) hereof will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants the Company as follows:

         SECTION 4.1 Organization, Qualification, Etc. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of California and has the power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially delay the consummation of the Offer.

         SECTION 4.2 Authority Relative to this Agreement: No Violation. Buyer has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate action of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly and validly executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of Buyer, enforceable against it in accordance with its terms (except insofar as enforceability may be limited by the Bankruptcy Exception.

         SECTION 4.3 Investigations: Litigation. Except as set forth in Section
4.3 of the disclosure letter delivered by the Company by Buyer on or prior to entering into this Agreement and incorporated by reference herein (the "Buyer Disclosure Letter"), there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of Buyer, threatened against, Buyer or any current or former directors or officers of Buyer or any of its Subsidiaries (in their capacities as such) that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on, prevent, or impair the ability of Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, the consummation of the Offer.

         SECTION 4.4 Financing. Buyer will have available to it, at the time required, the funds necessary to consummate the Offer, and the purchase of the Initial Funding Shares and the Second Funding Shares.

         SECTION 4.5 Information. None of the information provided or that may be provided by Buyer for use in the Proxy Statement, the Schedule 14D-9, the statement required to be filed pursuant to Section 2.5(b) hereof, or any other documents to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement, and the Schedule 14D-1, shall not, at the time filed with the SEC, and in the case of the Proxy Statement, at the time mailed to the Shareholders or the date of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Buyer makes no representation or warranty with respect to any information provided or that may be provided by the Company specifically for use in such documents. The Schedule 14D-1 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         SECTION 4.6 Investment Representation. Buyer is acquiring the Initial Funding Shares and the Second Funding Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the SEC under the Securities Act covering such Shares or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring the Initial Funding Shares and the Second Funding Shares, Buyer is not offering or selling, and will not offer or sell, for the Company in connection with any distribution of the Initial Funding Shares and the Second Funding Shares, and Buyer does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

         SECTION 4.7 Disclosure of Information. Buyer acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding the Company and its business, assets, results of operation, and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Initial Funding Shares and the Second Funding Shares. Buyer further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition and the terms and conditions of the issuance of the Initial Funding Shares and the Second Funding Shares.

         SECTION 4.8 Investment Experience. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Initial Funding Shares and the Second Funding Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Initial Funding Shares and the Second Funding Shares. Buyer is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

         SECTION 4.9 Restricted Securities. Buyer understands that the Initial Funding Shares and the Second Funding Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Initial Funding Shares and the Second Funding Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Initial Funding Shares and the Second Funding Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Buyer represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Initial Funding Shares and the Second Funding Shares.

         SECTION 4.10 Legend. It is agreed and understood by Buyer that the certificates representing the Initial Funding Shares and the Second Funding Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         SECTION 4.11 Brokerage Fees. Neither Buyer nor any of its Affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby except that Gerard, Klauer, Mattison & Co., Inc.("GKM") has been retained as Buyer's financial advisor in connection with the transactions contemplated hereby and Buyer may retain additional advisors, brokers or agents as it may determine. Buyer shall indemnify and hold harmless the Company from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Buyer or any of its Affiliates, including the fee of GKM.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1 Interim Operations. The Company covenants and agrees as to itself and each of its Subsidiaries that, through the Second Closing Date (unless Buyer shall otherwise approve, and except as otherwise expressly contemplated by this Agreement):

         (a) The business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

         (b) Neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it or any of its Subsidiaries in any of its Subsidiaries or other Affiliates, except pursuant to the exercise of existing Company Options or warrants disclosed to Buyer pursuant to Section 3.2 hereof in accordance with their terms; (ii) amend its articles of incorporation or by-laws (or comparable organizational documents); (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) repurchase, redeem or otherwise acquire, except in connection with the payment of the exercise price of any option outstanding on the date hereof under the Stock Plan, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

         (c) Neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than shares issuable pursuant to options outstanding on the date hereof under the Stock Plan or warrants outstanding on the date hereof as described in Section 3.2 of the Seller Disclosure Letter);
(ii) purchase, transfer, lease, sell, mortgage, pledge, dispose of or encumber any real property, or effect any improvements or expansions thereon; (iii) other than in the ordinary and usual course of business, purchase, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; (iv) make or authorize or commit for any capital expenditure(s) in excess of $25,000; (v) make draws against the Company's credit facility with Sunrock other than in the ordinary course of business, provided however that after such time that the Company's draws against such credit facility equal or exceed five million dollars ($5,000,000) in the aggregate, any additional draws against such credit facility, whether in the ordinary course of business or otherwise, may not be made without the prior approval of Buyer, which approval shall not be unreasonably delayed or denied; or (vi) by any means, make any acquisition of, or investment in any business, whether through the acquisition of assets or stock of any other Person;

         (d) Except as may be required by applicable law, and except as provided in Section 5.8, neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus, severance, incentive or other compensation of any employees, officers or directors;

         (e) Neither it nor any of its Subsidiaries shall settle or compromise any claims or litigation or, except in the ordinary and usual course of business consistent with past practice, enter into any Debt Contracts or Other Contracts, or modify, amend or terminate prior to the scheduled expiration thereof any of its Debt Contracts or Other Contracts or waive, release or assign any material rights or claims;

         (f) Neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be amended or canceled;

         (g) Neither it nor any of its Subsidiaries shall take any action, other than reasonable and usual actions in the ordinary and usual course of business consistent with past practice, with respect to accounting policies or procedures;

         (h) Neither it nor any of its Subsidiaries shall sell, transfer, assign or abandon any patents, trademarks or licenses which are owned or controlled directly or indirectly by the Company or any of its Subsidiaries except in the ordinary and usual course of business consistent with past practice;

         (i) Neither it nor any of its Subsidiaries shall license or otherwise encumber any patents or trademarks which are owned or controlled directly or indirectly by the Company or any of its Subsidiaries, except in the ordinary and usual course of business;

         (j) Neither it nor any of its Subsidiaries shall make any modification to employee or customer incentives or trade policies which would reasonably be expected to cause the Company's distributors or end-user customers to increase purchases above those levels normally required to meet their respective needs or cause a material increase or decrease in the Company's inventories or Working Capital; and

         (k) Neither it nor any of its Subsidiaries shall authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         SECTION 5.2 Acquisition Proposals. From and after the date hereof, the Company shall not, and it shall use its best efforts to not permit any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any Takeover Proposal (as hereinafter defined) from any Person other than Buyer, or engage in or continue discussions or negotiations relating to any Takeover Proposal; provided, however, that the Company may engage in discussions or negotiations with, and furnish information to, any Person that makes a written Takeover Proposal in respect of which the Board of Directors of the Company concludes in good faith if consummated would constitute a Superior Proposal (as hereinafter defined), but only if the Board of Directors of the Company shall conclude in good faith on the basis of the advice of its outside counsel that the failure to take such action would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law; and provided further that notwithstanding anything to the contrary herein contained, the Board of Directors of the Company may take and disclose to the Shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act, comply with Rule 14d-9 thereunder and make all disclosures required by applicable law in connection therewith. The Company shall as soon as practicable and in any event no later than the date on which such Takeover Proposal is presented to the Company's Board of Directors notify Buyer of any Takeover Proposal received by it or any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries or the receipt by the Company or any of the foregoing of any notice of any intention to make a Takeover Proposal, including the identity of the person making such Takeover Proposal or intending to make a Takeover Proposal and the material terms of any such Takeover Proposal. As used in this Agreement: (i) "Takeover Proposal" means any bona fide proposal or offer (other than a proposal or offer by Buyer or any of its Affiliates), or any expression of interest by any Person relating to any actual or potential merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any acquisition in any manner (including, without limitation, by tender or exchange offer) of a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries (each being a "Material Corporate Transaction"); and (ii) "Superior Proposal" means a bona fide proposal or offer made by any Person concerning a Material Corporate Transaction, in each case on terms which a majority of the members of the Board of Directors of the Company determines in good faith, and based on the advice of outside counsel, to be more favorable to the Company and its Shareholders than the transactions contemplated hereby (including any revised transaction proposed by Buyer pursuant to Section 7.1(g)). During the period from the date of this Agreement through the Second Closing Date, the Company shall not terminate, amend, modify or waive any provision of any standstill agreement to which it or any of its Subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, but subject to the exercise by the Board of Directors of the Company of their fiduciary obligations after consultation with outside counsel, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         SECTION 5.3 Information Supplied. The Company and Buyer each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Schedule 14D-1, the Offer Documents, the Schedule 14D-9, the Proxy Statement, the statement required to be filed pursuant to Section 2.5(b) hereof, or any other documents to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Shareholders and at the time of the meeting of Shareholders to be held in connection with this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.4 Company Action. In order to consummate the transactions contemplated hereby, the Company will, in accordance with applicable law and its articles of incorporation and bylaws:

         (a) hold a special meeting of the Shareholders (the "Shareholders Meeting") as soon as practicable following the date of this Agreement for the purpose of: (i) approving the sale of the Second Funding Shares by the Company to Buyer as contemplated herein and (ii) adopting and approving this Agreement and the Articles of Amendment;

         (b) as promptly as practicable after the date of this Agreement, (i) file with the SEC a proxy statement (the "Proxy Statement") and other proxy soliciting materials relating to the Shareholders Meeting, (ii) respond promptly to any comments made by the SEC with respect to the Proxy Statement or other proxy soliciting materials, (iii) cause the Proxy Statement to be mailed to the Shareholders at the earliest practicable time after the date of this Agreement, and (iv) in all other respects use its best efforts to cause the Shareholders to approve the sale of the Second Funding Shares by the Company to Buyer, and approve and adopt this Agreement and the Articles of Amendment; and

         (c) include in the Proxy Statement, the recommendation of the Board that the Shareholders of the Company vote in favor of the sale of the Second Funding Shares by the Company to Buyer and adopt and approve this Agreement and the Articles of Amendment; provided, however, the Company's Board of Directors shall not be required to make, and shall be entitled to withdraw, any such recommendation (and cease such solicitation) if such Board concludes in good faith on the basis of the advice of its outside counsel that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board under applicable law.

Buyer and its counsel shall be given reasonable opportunity to review and comment upon the Proxy Statement prior to its filing with the SEC or dissemination to Shareholders of the Company. The Company agrees to provide Buyer and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments.

         SECTION 5.5  Filings; Other Actions; Notification.

         (a) The Company shall use its best efforts to obtain all necessary state securities law or "blue sky" permits and approvals, if any, required in connection with the sale of the Initial Funding Shares and the Second Funding Shares to Buyer and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto;

         (b) The Company and Buyer shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings, responding promptly to any requests for further information and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement as promptly as practicable. Subject to applicable laws relating to the exchange of information, Buyer and the Company shall have the right to review in advance, and each will consult the other on, all the information relating to Buyer or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party, the SEC and/or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Buyer shall act reasonably and as promptly as practicable;

         (c) The Company and Buyer each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and Shareholders and such other matters as may be reasonably necessary or advisable in connection with the Schedule 14D-1, the Offer Documents, the Schedule 14D-9, the Proxy Statement, the statement required to be filed pursuant to Section 2.5(b) hereof or any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any third party, the SEC and/or any other Governmental Entity in connection with the transactions contemplated by this Agreement;

         (d) The Company and Buyer each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Buyer or the Company, as the case may be, or any of its Subsidiaries, from any third party, the SEC, and/or any other Governmental Entity with respect to the transactions contemplated by this Agreement;

         (e) Without limiting the generality of the undertakings pursuant to this Section 5.5, (i) the Company and Buyer agree to provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; and (ii) in connection with any filing or submission or other action required to be made or taken by either Buyer or the Company to effect the transactions contemplated hereby or thereby, the Company shall not, without Buyer's prior written consent, commit to any divestiture transaction, and, neither Buyer nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any portions thereof or any of the business, product lines, properties or assets of Buyer or any of its Affiliates.

         SECTION 5.6 Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford Buyer's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Second Closing Date, to its properties, books, contracts and records (including its audit work papers and related documents) and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to Buyer all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty made by the Company, and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would result in the disclosure of any trade secrets of it or third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 5.6 shall be directed to an executive officer of the Company or such Person as may be designated by its officers. Buyer and the Company shall each designate two representatives to meet (either in person or by conference telephone), on a semi-monthly basis to discuss the Company's capital expenditures, inventory management, sales promotions, distribution arrangements, construction projects, group purchasing organization contracts, other material contracts, patents, licenses and such other business matters concerning the Company's operations as are desired. All such information supplied hereunder shall be governed by the terms of that certain Confidentiality Agreement between the Company and E. Thomas Martin.

         SECTION 5.7 Publicity. The initial press releases by Buyer and the Company concerning this Agreement and the transactions contemplated hereby shall be mutually agreed as to content prior to thereafter the Company and Buyer shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party, the SEC and/or any other Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or NASDAQ.

         SECTION 5.8 Employee Benefits. For a period of one (1) year immediately following the Second Closing, Buyer agrees to cause the Company to provide to all active employees of the Company as of the Second Closing who continue to be employed by the Company coverage under group medical, group dental, 401(k) savings, disability insurance, life insurance, accidental death and disability, and vacation plans or arrangements which are, in the aggregate, substantially similar to the plans providing such benefits to the employees immediately prior to the Second Closing Date.

         SECTION 5.9 Fees and Expenses.

         (a) Except as otherwise provided in this Section 5.9, whether or not the transactions contemplated by this Agreement shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses, provided that: (i) all expenses incurred in connection with the filing fees and the printing and mailing costs of the Schedule 14D-1, the Offer Documents, the Schedule 14D-9, the Proxy Statement, and the statement required by Section 2.5(a) hereof shall be shared equally by Buyer and the Company, and (ii) all filing fees and other costs incurred by any of the parties hereto in connection with the HSR Act, if any, shall be borne by the Company.

         (b) Notwithstanding any provisions in this Agreement to the contrary, if the Agreement is terminated in accordance with Sections 7.1(g) or 7.1(h), the Company shall pay Buyer $1 million simultaneously with accepting such proposal.

         Nothing contained in this Section 5.9 shall be deemed to limit any remedies available to any party for any breach of this Agreement by any other party which such remedies shall be in addition to any amounts received by any party pursuant to this Section 5.9; provided, however, that, with respect to any breach by the Company of the provisions of Section 5.2 that is not the result of bad faith on the part of the Company, Buyer's exclusive remedy in respect of such breach shall be limited to the $1 million, and the Company shall have no other liability to Buyer in respect of such breach.

         SECTION 5.10 Takeover Statute. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, then each of Buyer and the Company and its Board of Directors, subject to applicable law, shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

         SECTION 5.11 Notification of Certain Matters. Buyer, shall give prompt notice to the Company, and the Company shall give prompt notice to Buyer, of:
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect; and (ii) any failure of Buyer or the Company, as the case may be, to comply with any covenant or agreement to be complied with by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.12 Phase I Environmental Audit. Buyer may obtain at its own expense, as soon as practicable, but in any event within thirty (30) days of the date of this Agreement, Phase I reports pursuant to ASTM Standard E 1527-97 or other standard environmental assessments (the "Environmental Reports") with respect to any properties owned or leased by the Company from and environmental engineering firm selected by Buyer. Buyer acknowledges and agrees that the Company leases all its real property and, as a result, Buyer's ability to obtain such Environmental Reports may be limited. If Buyer elects to obtain such Environmental Reports, Buyer shall, promptly (but in no event later than five
(5) business days) after receipt thereof, provide a copy of such Environmental Reports to the Company.

         SECTION 5.13 Shareholder Claims. The Company shall not agree to, cause or permit the settlement or compromise of any claim brought by any present, former or purported holder of any securities of the Company prior to the Second Closing Date without prior written consent of Buyer, which shall not be unreasonably withheld.

         SECTION 5.14 Notice of Changes. The Company shall inform Buyer in writing within five (5) days of any change, or prior to the Second Closing Date if less than five (5) days prior to the Second Closing, which occurs or is threatened (or if any development occurs or is threatened involving a prospective change) in the financial condition, results of operations, business, or prospective sales that has or may reasonably be expected to have a Material Adverse Effect on the financial condition, results of operations, business or prospective sales of the Company; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.15 Shareholders' and Voting Agreement. As a condition to the Company's and Buyer's willingness to enter into this Agreement, the Company and Buyer have entered into that certain Shareholders' and Voting Agreement by and among the Company, Buyer and the DSI Group, in the form attached hereto as
Exhibit 5.15.

         SECTION 5.16 Registration Rights Agreement. As a condition to Buyer's willingness to enter into this Agreement, Buyer has entered into that certain Registration Rights Agreement by and among Buyer, the Company, and the DSI Group in the form attached hereto as Exhibit 5.16.

         SECTION 5.17 Consulting Agreement. On or promptly following the Second Closing, the Company and M. D. Davis ("Davis") will enter into a Consulting Agreement (the "Consulting Agreement") in the form attached hereto as Exhibit 5.17.

         SECTION 5.18 Side Letter Agreements. On or prior to the Second Closing Date, each of the members of the DSI Group will execute a Side Letter Agreement in the form attached hereto as Exhibit 5.18.

         SECTION 5.19 Indemnification Arrangements. Buyer agrees that for the period from the Second Closing Date until three (3) years after the Second Closing Date Buyer shall use its best efforts (i) to cause the Company and its Subsidiaries to maintain in effect without any reduction in scope or coverage indemnification provisions for present and former directors, officers, employees and agents of the Company and its Subsidiaries that are at least as favorable to all such persons as those contained in the Company's Articles of Incorporation and Bylaws in effect as of the date hereof; (ii) if available on commercially reasonable terms, to cause the Company to maintain its current levels of errors and omissions insurance coverage for its directors and officers in effect as of the date hereof; and (iii) prevent the Company from unlawfully transferring assets of the Company that would otherwise be available for the lawful indemnity claims of the Company's then current and former directors, officers, employees and agents; provided, however, nothing contained herein shall prevent or preclude Buyer from causing or permitting the Company to enter into a commercially reasonable transaction with a third party for the sale of all or substantially all of the Company's assets or that involves the merger or consolidation of the Company with another entity; and provided further that Buyer shall not be required to take any action that prevents Buyer or any of Buyer's officers, directors or members from exercising any fiduciary obligation they may have to the Company.

         SECTION 5.20 Moss Estate. On or before June 30, 1999, the Company and the DSI Group shall have consummated a transaction with all necessary parties to resolve any disputes with the Moss Estate substantially similar to the terms and conditions of the proposed agreement(s) identified in Section 5.20 of the Seller Disclosure Letter (the "Moss Agreements"). If the Company and all additional parties shall not have consummated the transactions contemplated by the Moss Agreements on or before June 30, 1999, then the Company shall issue to Buyer on the Second Closing Date (or on July 1, 1999, if the Second Closing Date occurs prior to June 30, 1999), one hundred thousand (100,000) additional Shares (the "Moss Default Shares"), for no additional consideration.

         SECTION 5.21 Sunrock Agreements. There shall not occur a default or breach, nor shall there occur any fact or circumstance, which with notice or lapse of time would constitute a breach or default or permit termination of any contract, loan or agreement of any type with Sunrock.

         SECTION 5.22 Use of Proceeds. Immediately upon the consummation of the Initial Closing, the Company shall apply all of the proceeds of the Initial Funding Shares Purchase Price to the reduction of the Company's indebtedness to Sunrock.

                                   ARTICLE VI

                                   CONDITIONS

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the Sale of the Second Funding Shares. The respective obligation of each party to effect the sale of the Second Funding Shares from the Company to Buyer is subject to the satisfaction or waiver at or prior to the Second Closing Date of each of the following conditions:

         (a) Shareholder Approval. This Agreement and all transactions contemplated herein shall have been duly approved by the Shareholders in accordance with all applicable law and the articles of incorporation and by-laws of Company;

         (b) Regulatory Consents. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and all notices, reports and other filings required to be made prior to the Second Closing Date by the Company, Buyer or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Second Closing Date by the Company, Buyer or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the other transactions contemplated hereby by the Company shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the business of the Company or any of its Subsidiaries;

         (c) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of this Agreement and the transactions contemplated hereby (collectively, an "Order"); and

         (d) Blue Sky Approvals. The Company shall have received all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated hereby.

         SECTION 6.2 Conditions to Obligations of Buyer. The obligations of Buyer to purchase the Second Funding Shares are also subject to the satisfaction or waiver by Buyer at or prior to the Second Closing Date of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall have been true and correct when made and also shall be true and correct at and as of the Second Closing Date as if made at and as of the Second Closing Date, except as contemplated or permitted by this Agreement and except for such matters that, either individually or when combined with any breach of any other representation or warranty of the Company or any fact, circumstance, occurrence, breach or default, or any failure to perform any covenant or obligation all as set forth in Sections 6.2(b) or 6.2(c) hereof, are not reasonably likely to have a Material Impact (as defined in this Section 6.2(a) below), and Buyer shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect. For purposes of Sections 6.2, 6.3 and Exhibit 2.1, a "Material Impact" shall be any matter or matters having an adverse impact or economic consequence that exceeds Three Hundred Sixty Thousand Dollars ($360,000).

         (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Second Closing Date, except for such matters that, either individually or when combined with any breach of any representation or warranty of the Company as of the times set forth in Section 6.2(a) or any fact, circumstance, occurrence, breach or default, or any failure to perform any covenant or obligation all as set forth in this Section 6.2(b) and in Section 6.2(c) hereof, are not reasonably likely to have a Material Impact, and Buyer shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Debt Contract or Other Contract to which the Company or any of its Subsidiaries is a party, all of which are listed in Section 6.2(c) of the Seller Disclosure Letter, and there shall not have occurred any breach or default, nor shall there have occurred any fact or circumstance which with notice or lapse of time would constitute a breach or default or permit termination of any Debt Contract or Other Contract to which the Company or any of its Subsidiaries is a party, except for such matters that, either individually or when combined with any breach of any representation or warranty of the Company as of the times set forth in Section 6.2(a) or any fact, circumstance, occurrence, breach or default, or any failure to perform any covenant or obligation all as set forth in Section 6.2(b) or this Section 6.2(c), are not reasonably likely to have a Material Impact, and Buyer shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (d) Shareholders' and Voting Agreement. The Company, Buyer, and the DSI Group shall have entered into the Shareholders' and Voting Agreement in the form attached hereto as Exhibit 5.15.

         (e) Davis Consulting Agreement. Davis shall have entered into the Davis Consulting Agreement in the form attached hereto as Exhibit 5.17.

         (f) Offer Conditions. The conditions specified in Exhibit 2.1 shall have been satisfied or waived.

         (g) Side Letter Agreement. Each of the members of the DSI Group shall have executed a Side Letter Agreement in the form attached hereto as Exhibit 5.18.

         (h) Opinion of Counsel. The Company shall have caused to be delivered to Buyer a favorable opinion of counsel dated the Second Closing Date substantially in the form attached hereto as Exhibit 6.2(h).

         (i) Resignations. Each of Conrad, Crosby, Neitz, and Smith shall have delivered his resignation from the Board of Directors of the Company effective as of the Second Closing Date.

         (j) Closing Certificates. At the Second Closing Date, the Company or the Shareholders, as applicable, will have delivered to Buyer the following:

             (i) A certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, dated as of the Second Closing Date, to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

             (ii)    Share certificates representing the Second Funding Shares.

             (iii) Certified copies of the resolutions duly adopted by the Company and the Shareholders approving this Agreement and all transactions contemplated hereby; and

             (iv) Such other usual and customary documents as Buyer may reasonably request in connection with the transactions contemplated hereby.

         (k) Environmental Reports. The Environmental Reports prepared pursuant to Section 5.12 hereof, if any, shall not have disclosed any condition that has or is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries.

         (l) Audited Financial Statements. The Company shall have delivered to Buyer copies of the audited consolidated balance sheet (including related notes and schedules) and audited consolidated statements of income, shareholders equity, and of cash flows which shall be substantially identical to the 1998 Financial Statements.

         SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect this Agreement and the transactions contemplated hereby is also subject to the satisfaction or waiver by the Company at or prior to the Second Closing Date of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Second Closing Date as if made at and as of the Second Closing Date, in each case except as contemplated or permitted by this Agreement and the Company shall have received a certificate to this effect signed on behalf of Buyer by its Chief Executive Officer and its Chief Financial Officer;

         (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Second Closing Date and the Company shall have received a certificate to this effect signed on behalf of Buyer by its Chief Executive Officer and its Chief Financial Officer to such effect;

         (c) Consents Under Agreements. The parties shall have obtained the consent or approval of each Person identified in Section 6.2(c) of the Seller Disclosure Letter whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement, except where the failure to obtain such consents or approvals is not, individually or in the aggregate, reasonably likely to have material impact;

         (d) Opinion of Counsel. Buyer shall have caused to be delivered to Company a favorable opinion of counsel dated the Second Closing Date substantially in the form attached hereto as Exhibit 6.3(d);

         (e) Davis Consulting Agreement. The Company shall have entered into the Davis Consulting Agreement in the form attached hereto as Exhibit 5.17;

         (f) Purchase of Shares. Buyer shall have consummated the purchase of the Minimum Amount of Shares validly tendered and not withdrawn pursuant to the Offer, it being understood that the Second Closing of the sale of the Second Funding Shares shall occur simultaneously with and be conditioned upon the Offer Closing pursuant to Section 2.3 hereof; and

         (g) Closing Certificates. At the Second Closing, the Buyer will have delivered to the Company the following:

             (i) A certificate executed on behalf of Buyer by its Chief Executive Officer and Chief Financial Officer, dated as of the Second Closing Date, to the effect that each of the conditions specified above in Section 6.3(a) and (b) is satisfied in all respects;

             (ii) The Second Funding Shares Purchase Price in immediately available funds;

             (iii) Certified copies of resolutions duly adopted by Buyer approving this Agreement and all transactions contemplated hereby; and

             (iv) Such other usual and customary documents as the Company may reasonably request in connection with the transactions contemplated hereby.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, at any time prior to the Second Closing Date, whether before or after any approval by the Shareholders of the matters presented in connection with this Agreement:

         (a)      By mutual written consent of Buyer and the Company;

         (b) By Buyer, by written notice to the Company if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within fifteen (15) business days after receipt by the Company of written notice of such failure to comply; or (ii) the Company shall not have duly called and noticed a special shareholders meeting to be held no later than June 4, 1999 (subject to adjournment) within the notice period required by law and the Company's articles of incorporation and bylaws; or (iii) the Shareholders shall not approve this Agreement and the transactions contemplated by this Agreement at a duly called and noticed special shareholders meeting at which a quorum is present in person or by proxy, or any adjournment thereof prior to June 21, 1999;

         (c) By the Company, by written notice to Buyer, if (i) Buyer shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within fifteen (15) business days after receipt of Buyer of written notice of such failure to comply; or (ii) the Shareholders shall not approve this Agreement and the transactions contemplated by this Agreement at a duly called and noticed special shareholders meeting at which a quorum is present in person or by proxy, or any adjournment thereof prior to June 21, 1999;

         (d) By either Buyer or the Company, by written notice from the terminating party to the other party, if there has been (i) a breach by the other party of any representation or warranty made as of the date hereof that is not qualified by reference to a Material Adverse Effect, the effect of which has a Company Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be, or (ii) a breach by the other party of any representation or warranty made as of the date hereof that is qualified by reference to a Material Adverse Effect, in each case, which breach has not been cured (if capable of being cured) within fifteen (15) business days after receipt by the breaching party of written notice of the breach;

         (e) By either Buyer or the Company: if (i) as a result of the failure of any of the offer conditions set forth in Exhibit 2.1 the Offer shall have terminated or expired in accordance with its terms without Buyer having accepted for payment any Shares pursuant to the Offer or (ii) Buyer shall not have accepted for payment any Shares pursuant to the Offer prior to July 1, 1999; provided, however, that the right to terminate this Agreement pursuant to this
Section 7.1(e) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of a representation or warranty under this Agreement by such party;

         (f) By either Buyer or the Company, by written notice from the terminating party to the other party, if: (i) the Second Closing and the Offer Closing have not been effected on or prior to the close of business on July 1, 1999, whether such date is before or after the date of approval by the Shareholders; provided, however, that the right to terminate this Agreement pursuant to this clause (f) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Second Closing to have occurred on or prior to such date; or
(ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

         (g) By the Company, by written notice to Buyer, if the Board of Directors of the Company shall determine in good faith that a Takeover Proposal constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (g) unless (i) five (5) business days shall have elapsed after delivery to Buyer of a written notice of such determination by such Board of Directors and at all reasonable times during such five (5) business-day period the Company shall have provided Buyer a reasonable opportunity, during such five (5) business-day period, to propose a modification of the terms and conditions of this Agreement so that a business combination between the Company and Buyer may be effected, and (ii) at the end of such five (5) business-day period such Board of Directors shall continue to believe in good faith that such Takeover Proposal constitutes a Superior Proposal and simultaneously therewith or not later than ninety (90) business days thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal;

         (h) By Buyer, by written notice to the Company, if (i) the Board of Directors of the Company shall not have recommended this Agreement and the transactions contemplated hereby to the Company's Shareholders as contemplated by Sections 2.2 and 3.3 hereof, or shall have resolved not to make such recommendations, or shall have modified in a manner adverse to Buyer or rescinded its recommendations to the Shareholders, or shall have modified or rescinded its approval of this Agreement or the transactions contemplated herein, or shall have resolved to do any of the foregoing, (ii) the Board of Directors of the Company shall have recommended to the Shareholders any Takeover Proposal (other than by Buyer or an Affiliate of Buyer) or shall have resolved to do so, (iii) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its Shareholders within the ten (10) business day period (or such shorter period) required by Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such ten (10) business day period (or such shorter period) with respect to the acceptance of such tender offer or exchange offer by its shareholders constituting such a failure), or (iv) the Company or any of its Subsidiaries, without having received prior written consent from Buyer, shall have entered into, authorized, recommended, proposed, or publicly announced its intention to enter into, authorize, recommend or propose to its Shareholders an agreement, arrangement, understanding or letter of intent with any Person (other than Buyer or any of its Affiliates) to (A) effect a merger or consolidation or similar transaction involving the Company or any of its Subsidiaries, (B) purchase, lease, or otherwise acquire all or a substantial portion of the assets of the Company or any of its Subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) beneficial ownership of securities representing twenty percent (20%) or more of the voting power of the Company (in each case other than any such merger, consolidation, purchase, lease or other transaction involving only the Company and one (1) or more of its Subsidiaries or involving only any two (2) or more of its Subsidiaries); and

         (i) By Buyer or the Company, by written notice to the other party, if ten (10) business days elapse after all the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Second Closing) shall be satisfied or waived and the Second Closing shall not have occurred through no fault of the terminating party.

         The right of Buyer or the Company, to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

         SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement by either Buyer or the Company as provided in Section 7.1, this Agreement shall forthwith become void without any liability hereunder on the part of the Company or Buyer or their respective directors or officers, except for Section 5.9, Article VIII, and the last sentence of Section 5.6, which shall survive any such termination; provided, however, that nothing contained in this Section
7.2 shall relieve any party hereto from any liability for any breach of this Agreement.

         SECTION 7.3 Extension: Waiver. At any time prior to the Second Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure or any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. Notwithstanding the foregoing, no failure or delay by the Company or Buyer in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

                                  ARTICLE VIII

                       SURVIVAL; INDEMNIFICATION; REMEDIES

         SECTION 8.1 Survival of Representations and Warranties. All of the representations and warranties of the Company contained in this Agreement, except for the representations and warranties in Sections 3.7, 3.11, and 3.12, shall survive the Second Closing hereunder and continue in full force and effect for a period of three (3) years. The representations and warranties of the Company in Section 3.11 shall survive the Second Closing and continue in full force and effect for a period of six (6) years, and the representations and warranties of the Company in Sections 3.7 and 3.12 shall survive the Second Closing and continue in full force and effect for a period of eight (8) years. Notwithstanding any right of Buyer to fully investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right fully to rely upon the representation, warranties and covenants of the Company.

         SECTION 8.2 Indemnification by the Company.

         (a) The Company agrees to indemnify, defend and save Buyer and its Affiliates and each of their respective officers, directors, employees, and agents (each, a "Buyer Indemnified Party"), harmless from and against, and to promptly pay to a Buyer Indemnified Party or reimburse a Buyer Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, "Losses") sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any

(i) misrepresentation or breach of a warranty made in Article III or (ii) non-compliance or breach by the Company of any of the covenants or agreements contained in this Agreement.

         (b) A Buyer Indemnified Party or Seller Indemnified Party (as herein defined) shall be entitled to indemnification pursuant to Section 8.2(a) or
Section 8.3, as applicable, only if and to the extent that the aggregate amount of Losses and with respect to which all claims for indemnification made pursuant to Section 8.2(a) or Section 8.3, as applicable, exceed, in the aggregate, One Hundred Seventy-Five Thousand Dollars ($175,000.00) (the "Deductible"), whereupon the Company or Buyer, as applicable, shall be obligated to pay in full all such Losses, and provided that the Buyer Indemnified Parties or Seller Indemnified Parties, respectively, shall not be entitled to aggregate indemnification payments pursuant to Section 8.2(a) or Section 8.3, as applicable, in excess of Twelve Million Dollars ($12,000,000.00) (the "Cap").

         SECTION 8.3 Indemnification by Buyer. From and after the Initial Closing, Buyer agrees to indemnify, defend and save the Company and its officers, directors, employees and agents (each a "Seller Indemnified Party"), harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by such Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any (i) misrepresentation or breach of warranty made in Article IV, or (ii) non-compliance with or breach by Buyer of any of the covenants or agreements contained in this Agreement to be performed by Buyer.

         SECTION 8.4 Indemnification Procedure for Third Party Claims. In the event that subsequent to the Initial Closing any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement or an Affiliate of such a party (including, but not limited to any Governmental Entity) (a "Third Party Claim") against such Indemnified Party, against which a Party is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within thirty (30) days after receipt from the Indemnified Party of notice of such claim, (which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel")), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed.

         (a) In the event that the Indemnifying Party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

         (b) In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the reasonable right at its expense to reasonably participate in the defense assisted by counsel of its own choosing at its own expense, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation (i) injunctive or other equitable relief would be imposed against the Indemnified Party or its Affiliates; or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party or its Affiliates for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to accept pursuant to the preceding sentence, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party notifies the Indemnifying Party that it does not wish such offer to be accepted within twenty calendar days after its receipt of such notice, the Indemnified Party may elect by such notice to the Indemnifying Party to continue to contest or defend such Third Party Claim, and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such twenty day period. Notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could have a Material Adverse Effect on the Indemnified Party or its Affiliates (and the cost of such defense shall constitute a Loss for which the Indemnified Party is entitled to indemnification hereunder).

         (c) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

         SECTION 8.5 Direct Claims. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this
Article VIII. Any claim under this Article VIII by an Indemnified Party for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party written notice thereof.

         SECTION 8.6 Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Sections 8.4 or 8.5, will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or to the extent that it was otherwise damaged as a result of such failure to give timely notice.

         SECTION 8.7 Reduction of Loss. The amount of Losses payable with respect to an indemnification claim shall be determined on an after tax basis and reduced by receipt of payment (i) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (ii) from third parties not Affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof), shall be credited against such Loss. No Indemnified Party shall take any action the purpose and intent of which is to prejudice the defense of any claim subject to indemnification hereunder or to induce a third party to assert a claim subject to indemnification hereunder.

         SECTION 8.8 Subrogation. The Indemnifying Party shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Loss satisfied by the Indemnifying Party. The Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records of the Company.

         SECTION 8.9 Limitations. Other than for claims of fraud or intentional misrepresentation, after the Second Closing Date the remedies afforded under this Article VIII shall be the exclusive remedy available to the parties hereto seeking damages for a breach of a representation, warranty or covenant contained herein; provided, however, nothing contained herein shall limit or restrict a party hereto from seeking or obtaining injunctive or other equitable relief.

         SECTION 8.10 Determination Procedure. The parties hereto agree that in the event a Buyer Indemnified Party makes a claim for indemnification under this
Article VIII and Buyer and the DSI Representative cannot agree on whether such Buyer Indemnified Party is entitled to indemnification under this Article VIII, then, unless Buyer and the DSI Representative agree on a different mechanism for resolving such dispute, such determination shall be submitted to a panel of three arbitrators. Such arbitration shall be conducted in accordance with the Federal Arbitration Act and the rules of the American Arbitration Association. The decision of the arbitrators or a majority thereof, made in writing, shall be final and binding upon the parties hereto as to the determination of entitlement to indemnification. In all matters relating to claims for indemnification or other disputes under this Agreement, the DSI Representative shall represent the Company and Buyer shall represent itself.

                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

         SECTION 9.1 Definitions.  For purposes of this Agreement:

         (a) "Affiliate" of any person means another person that directly or indirectly, through on or more intermediaries, controls, is controlled by, or is under common control with, such first person.

         (b) "Antitrust Laws" mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         (c) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         (d) "Governmental Entity" means any government or an agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         (e) "Knowledge" or "Known" A Person is deemed to have "knowledge" of a particular fact or matter if any of its executive officers, directors or managers (i) is actually aware of such fact or matter, or (ii) could reasonably be expected to be aware of such fact or matter after a due diligence investigation of such scope and extent as a reasonably prudent person would undertake under similar facts and circumstances.

         (f) "Lien" means any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges and current taxes including, without limitation, real estate taxes, not yet due and payable or being contested in good faith;
(ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business;
(iii) all liens approved in writing by the other party hereto; or (iv) restrictions on transfer imposed by federal or state securities laws.

         (g) "Material Adverse Effect" means, when used in connection with the Company or Buyer, any change or effect that (i) has had, or is reasonably likely to have a materially adverse impact on the business, operations, or results of operations, assets or condition (financial or otherwise) of such Party or any of its Subsidiaries, or (ii) substantially impairs or delays the consummation of the transactions contemplated hereby, but, in either such event, shall not include (A) any change or effect that results from conditions, events or circumstances generally affecting the industries in which the Company or Buyer operate or the economy in general, (B) any action or change specifically permitted or required by the provisions of this Agreement, or (C) the transactions contemplated by this Agreement or the announcement hereof, provided, however, a Material Adverse Effect will be deemed to include the circumstances set forth in (i) or (ii) above if those circumstances are caused by any suit, action, cause or proceeding brought by any third party seeking injunctive relief, damages, or any other relief concerning the transactions contemplated by this Agreement.

         (h) "Party" or "Parties" means the Company on the one hand, and Buyer on the other hand.

         (i) "Person" means any natural person, firm, individual, business trust, trust, association, corporation, partnership, joint venture, company, unincorporated entity or Governmental Entity.

         (j) "Subsidiary" or "Subsidiaries" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

         (k) "Tax" or "Taxes" means all federal, state, local and foreign taxes, net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, social security, (or similar) unemployment, disability, registration, value added, estimated, alternative or add-on minimum taxes, customs, duties or other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by a Tax authority.

         (l) "Tax Returns" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

         SECTION 9.2 Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Second Closing Date, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties.

         SECTION 9.3 Waiver of Conditions. The conditions to each of the Parties' obligations to consummate this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.

         SECTION 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         SECTION 9.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America located in the State of Texas solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Texas State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
9.6 below or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

         SECTION 9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         If to Buyer:

         Attention:           Tom Martin
                              654 Osos Street
                              San Luis Obispo, CA 93401
                              fax: 805/545-7590
         with copies to:      J. Todd Mirolla, Esq.
                              Andre, Morris & Buttery
                              1304 Pacific Street
                              San Luis Obispo, CA 93401
                              fax:  805/543-0752

                              Gregg R. Cannady, Esq.
                              Carrington, Coleman, Sloman & Blumenthal, L.L.P. 200 Crescent Court, Suite 1500
                              Dallas, TX   75201
                              fax: 214/855-1333

         If to Company:
         Attention:           President
                              1100 W. Sam Houston Parkway North, Suite A
                              Houston, TX 77043
                              fax: 713/365-9911

         with a copy to:      Michael L. Bengtson, Esq.
                              Thompson & Knight
                              1200 San Jacinto Center
                              98 San Jacinto Boulevard
                              Austin, TX  78701
                              fax: 512/469-6180

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         SECTION 9.7 Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Seller Disclosure Letter, the Buyer Disclosure Letter and the Exhibits constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER BUYER NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY

DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         SECTION 9.8 No Third Party Beneficiaries. Except as provided in Section
5.2 and Article VIII (Indemnification), this Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

         SECTION 9.9 Obligations of Buyer and of the Company. Whenever this Agreement requires a Subsidiary of Buyer to take any action, such requirement shall be deemed to constitute an undertaking on the part of Buyer to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to constitute an undertaking on the part of the Company to cause such Subsidiary to take such action.

         SECTION 9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 9.11 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 9.12 Assignment. This Agreement shall not be assignable by operation of law or otherwise.

         SECTION 9.13 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any Party may be entitled at law or in equity.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                               MVII, LLC


                                               By:     /s/ E. Thomas Martin
                                                       -------------------------
                                               Name:   E. Thomas Martin
                                                       -------------------------
                                               Title:  Manager
                                                       -------------------------


                                               DSI TOYS, INC.


                                               By:     /s/ M.D. Davis
                                                       -------------------------
                                               Name:   M.D. Davis
                                                       -------------------------
                                               Title:  Chief Executive Officer
                                                       -------------------------

                      STOCK PURCHASE AGREEMENT EXHIBIT 1.3

                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 DSI TOYS, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation ("Articles of Incorporation"):

                                   ARTICLE ONE

         The name of the corporation (hereinafter called the "Corporation") is DSI Toys, Inc.

                                   ARTICLE TWO

         At the annual meeting of the shareholders of the Corporation held on ______________ ___, 1999, the holders of at least two-thirds of the outstanding shares of the Corporation entitled to vote thereon adopted an amendment to the Corporation's Amended and Restated Articles of Incorporation whereby Article Four thereof was amended to read in its entirety as follows:

                                  ARTICLE FOUR

                           The aggregate number of shares that the corporation
                  shall have the authority to issue is 40,000,000 shares, consisting of 35,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share.

                           The descriptions of the different classes of capital
                  stock of the corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:

                                   Division A

                  The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights and preferences of which series may vary in any and all respects. The board of directors of the corporation is hereby vested with the authority to establish series of Preferred Stock by fixing and determining all the preferences, limitations and relative rights of the shares of any series so established, to the extent not provided for in these articles of incorporation or any amendment hereto, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

                           (1) the distinctive designation and number of shares of that series;

                           (2) the rate of dividend (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the corporation;

                           (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

                           (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

                           (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the corporation;

                           (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

                           (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                           (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

                           (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

                           (10) any other repurchase obligations of the corporation, subject to any limitations of applicable law; and

                           (11) notwithstanding their failure to be included in
                           (1) through (10) above, any other designations, preferences, limitations or relative rights of shares of that series.

                  Any of the designations, preferences, limitations or relative rights (including the voting rights) of any series of Preferred Stock may be dependent on facts ascertainable outside these articles of incorporation.

                  Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the preferences, limitations and relative rights of such series.

                                   Division B

                           1. Dividends. Dividends may be paid on the Common
                  Stock out of any assets of the corporation available for such dividends subject to the rights of all outstanding shares of capital stock ranking senior to the Common Stock in respect of dividends.

                           2. Distribution of Assets. In the event of any
                  liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of capital stock ranking senior to the Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders.

                           3. Voting Rights.  The holders of the Common Stock
                  shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

                                   Division C

                           1. No Preemptive Rights. No shareholder of the
                  corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such shareholder, and the board of directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                           2. Share Dividends. Subject to any restrictions in
                  favor of any series of Preferred Stock provided in the relative rights and preferences of such series, the corporation may pay a share dividend in shares of any class or series of capital stock of the corporation to the holders of shares of any class or series of capital stock of the corporation.

                           3. No Cumulative Voting.  Cumulative voting for the
                  election of directors is expressly prohibited as to all shares of any class or series.


                                  ARTICLE THREE

         The number of shares of all classes of capital stock of the Corporation outstanding at the time of the adoption of the foregoing amendment was __________, and the number of shares of all such classes entitled to vote thereon was _________.

                                  ARTICLE FOUR

         The number of shares of all classes of capital stock of the Corporation voting for the amendment was ______________, and the number of shares of all such classes voting against the amendment was _________________.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on behalf of the Corporation this ___ day of ________________, 1999.


                                       DSI TOYS, INC.



                                       By:
                                          --------------------------------
                                          M. D. Davis,
                                          Chief Executive Officer

                 STOCK PURCHASE AGREEMENT EXHIBIT 1.3(a)(i)(B)

                                IRREVOCABLE PROXY

                               Date: _____________

         The undersigned hereby appoints MVII, LLC, a California limited liability company ("MVII"), proxy, and hereby authorizes MVII to vote all of the common shares (the "Common Shares") of DSI Toys, Inc. (the "Company") (i) standing in the name of the undersigned as of the date hereof, (ii) that may subsequently be acquired by the undersigned, and (iii) as to which the undersigned is or may be appointed as proxy and has the authority to vote, for the election of the Board of Directors of the Company as if the undersigned were personally present and voting for such directors. The undersigned further grants MVII the authority to vote all such Common Shares with respect to all other matters of the Company subject to a vote of the Company's common shareholders, however the undersigned shall retain the right to vote his or her Common Shares with respect to matters concerning (i) a dissolution of the Company, or (ii) the sale of a Controlling Interest (as hereinafter defined) of the Company. This is an irrevocable proxy coupled with an interest and is granted in furtherance of that certain Shareholders' and Voting Agreement (the "Agreement"), by and among the Company, MVII and the undersigned and the other members of the DSI Group (as defined in the Agreement), dated as of even date herewith. This irrevocable proxy shall become effective and shall have the same duration as the voting agreement found in Article I of the Agreement and shall automatically terminate if and when the Agreement is terminated for any reason. "Controlling Interest" shall mean the sale of all or substantially all of the assets of the Company which requires a vote of shareholders under applicable law, the issuance by the Company of common stock in such an amount that the rules of the exchange on which the Company's stock is listed requires shareholder approval, or a merger of the Company with another entity which requires a vote of shareholders under applicable law.



                                                  -----------------------------
                                                  M.D. Davis

                                IRREVOCABLE PROXY

                                Date: __________

         The undersigned hereby appoints MVII, LLC, a California limited liability company ("MVII"), proxy, and hereby authorizes MVII to vote all of the common shares (the "Common Shares") of DSI Toys, Inc. (the "Company") (i) standing in the name of the undersigned as of the date hereof, (ii) that may subsequently be acquired by the undersigned, and (iii) as to which the undersigned is or may be appointed as proxy and has the authority to vote, for the election of the Board of Directors of the Company as if the undersigned were personally present and voting for such directors. The undersigned further grants MVII the authority to vote all such Common Shares with respect to all other matters of the Company subject to a vote of the Company's common shareholders, however the undersigned shall retain the right to vote his or her Common Shares with respect to matters concerning (i) a dissolution of the Company, or (ii) the sale of a Controlling Interest (as hereinafter defined) of the Company. This is an irrevocable proxy coupled with an interest and is granted in furtherance of that certain Shareholders' and Voting Agreement (the "Agreement"), by and among the Company, MVII and the undersigned and the other members of the DSI Group (as defined in the Agreement), dated as of even date herewith. This irrevocable proxy shall become effective and shall have the same duration as the voting agreement found in Article I of the Agreement and shall automatically terminate if and when the Agreement is terminated for any reason. "Controlling Interest" shall mean the sale of all or substantially all of the assets of the Company which requires a vote of shareholders under applicable law, the issuance by the Company of common stock in such an amount that the rules of the exchange on which the Company's stock is listed requires shareholder approval, or a merger of the Company with another entity which requires a vote of shareholders under applicable law.

                                          RUST CAPITAL, LTD.,
                                          a Texas limited partnership

                                          By: Rust Investment Corporation,
                                                   its general partner


                                          By:
                                             ----------------------------------
                                             Jack R. Crosby, President

                                IRREVOCABLE PROXY

                                Date: ___________

         The undersigned hereby appoints MVII, LLC, a California limited liability company ("MVII"), proxy, and hereby authorizes MVII to vote all of the common shares (the "Common Shares") of DSI Toys, Inc. (the "Company") (i) standing in the name of the undersigned as of the date hereof, (ii) that may subsequently be acquired by the undersigned, and (iii) as to which the undersigned is or may be appointed as proxy and has the authority to vote, for the election of the Board of Directors of the Company as if the undersigned were personally present and voting for such directors. The undersigned further grants MVII the authority to vote all such Common Shares with respect to all other matters of the Company subject to a vote of the Company's common shareholders, however the undersigned shall retain the right to vote his or her Common Shares with respect to matters concerning (i) a dissolution of the Company, or (ii) the sale of a Controlling Interest (as hereinafter defined) of the Company. This is an irrevocable proxy coupled with an interest and is granted in furtherance of that certain Shareholders' and Voting Agreement (the "Agreement"), by and among the Company, MVII and the undersigned and the other members of the DSI Group (as defined in the Agreement), dated as of even date herewith. This irrevocable proxy shall become effective and shall have the same duration as the voting agreement found in Article I of the Agreement and shall automatically terminate if and when the Agreement is terminated for any reason. "Controlling Interest" shall mean the sale of all or substantially all of the assets of the Company which requires a vote of shareholders under applicable law, the issuance by the Company of common stock in such an amount that the rules of the exchange on which the Company's stock is listed requires shareholder approval, or a merger of the Company with another entity which requires a vote of shareholders under applicable law.



                                                     --------------------------
                                                     Barry B. Conrad

                                IRREVOCABLE PROXY

                                Date:___________

         The undersigned hereby appoints MVII, LLC, a California limited liability company ("MVII"), proxy, and hereby authorizes MVII to vote all of the common shares (the "Common Shares") of DSI Toys, Inc. (the "Company") (i) standing in the name of the undersigned as of the date hereof, (ii) that may subsequently be acquired by the undersigned, and (iii) as to which the undersigned is or may be appointed as proxy and has the authority to vote, for the election of the Board of Directors of the Company as if the undersigned were personally present and voting for such directors. The undersigned further grants MVII the authority to vote all such Common Shares with respect to all other matters of the Company subject to a vote of the Company's common shareholders, however the undersigned shall retain the right to vote his or her Common Shares with respect to matters concerning (i) a dissolution of the Company, or (ii) the sale of a Controlling Interest (as hereinafter defined) of the Company. This is an irrevocable proxy coupled with an interest and is granted in furtherance of that certain Shareholders' and Voting Agreement (the "Agreement"), by and among the Company, MVII and the undersigned and the other members of the DSI Group (as defined in the Agreement), dated as of even date herewith. This irrevocable proxy shall become effective and shall have the same duration as the voting agreement found in Article I of the Agreement and shall automatically terminate if and when the Agreement is terminated for any reason. "Controlling Interest" shall mean the sale of all or substantially all of the assets of the Company which requires a vote of shareholders under applicable law, the issuance by the Company of common stock in such an amount that the rules of the exchange on which the Company's stock is listed requires shareholder approval, or a merger of the Company with another entity which requires a vote of shareholders under applicable law.



                                                  ----------------------------
                                                  Joseph N. Matlock

                                IRREVOCABLE PROXY

                                Date: __________

         The undersigned hereby appoints MVII, LLC, a California limited liability company ("MVII"), proxy, and hereby authorizes MVII to vote all of the common shares (the "Common Shares") of DSI Toys, Inc. (the "Company") (i) standing in the name of the undersigned as of the date hereof, (ii) that may subsequently be acquired by the undersigned, and (iii) as to which the undersigned is or may be appointed as proxy and has the authority to vote, for the election of the Board of Directors of the Company as if the undersigned were personally present and voting for such directors. The undersigned further grants MVII the authority to vote all such Common Shares with respect to all other matters of the Company subject to a vote of the Company's common shareholders, however the undersigned shall retain the right to vote his or her Common Shares with respect to matters concerning (i) a dissolution of the Company, or (ii) the sale of a Controlling Interest (as hereinafter defined) of the Company. This is an irrevocable proxy coupled with an interest and is granted in furtherance of that certain Shareholders' and Voting Agreement (the "Agreement"), by and among the Company, MVII and the undersigned and the other members of the DSI Group (as defined in the Agreement), dated as of even date herewith. This irrevocable proxy shall become effective and shall have the same duration as the voting agreement found in Article I of the Agreement and shall automatically terminate if and when the Agreement is terminated for any reason. "Controlling Interest" shall mean the sale of all or substantially all of the assets of the Company which requires a vote of shareholders under applicable law, the issuance by the Company of common stock in such an amount that the rules of the exchange on which the Company's stock is listed requires shareholder approval, or a merger of the Company with another entity which requires a vote of shareholders under applicable law.



                                                   --------------------------
                                                   Douglas A. Smith

                 STOCK PURCHASE AGREEMENT EXHIBIT 1.3(a)(i)(C)

                              SIDE LETTER AGREEMENT

         This Side Letter Agreement (this "Agreement"), is entered into this _______ day of _______, _______, between MVII, LLC, a limited liability company formed under the laws of the State of California ("Purchaser"), and M.D. Davis ("Shareholder").

         WHEREAS, Shareholder beneficially owns and has dispositive power over __________ shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of DSI Toys, Inc., a Texas corporation (the "Company");

         WHEREAS, concurrently herewith, the Company and Purchaser are entering into a Stock Purchase Agreement dated as of _____________ (the "Stock Purchase Agreement"), pursuant to which Purchaser has agreed, among other things, to make a cash tender offer (the "Offer") for up to 1,600,000 shares of Common Stock of the Company at $4.38 per share (or any higher price paid in the Offer, the "Offer Price"), net to the seller in cash;

         WHEREAS, as a condition to the willingness of Purchaser to enter into the Stock Purchase Agreement, Purchaser has required that Shareholder agree, and in order to induce Purchaser to enter into the Stock Purchase Agreement, Shareholder has agreed, among other things, to tender the Shares into the Offer; and

         WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Tender of Shares.

                  (a) Shareholder agrees, in the event the Minimum Condition is not met as of the initial scheduled expiration date of the Offer, to tender and sell to Purchaser, free and clear of all mortgages, pledges, security interests, encumbrances, liens, options, debts, charges, claims and restrictions of any kind, such number of Shareholder's Shares, pursuant to the terms of the Offer, except where such sales in response to the Offer might result in liability under
Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), so that the number of Shares tendered by Shareholder and all other shareholders of the Company shall meet the Minimum Condition. Shareholder agrees that Shareholder shall deliver to the depository for the Offer for receipt prior to the initial scheduled expiration date of the Offer, either a letter of transmittal together with the certificates for the Shares, if available, or a "Notice of Guaranteed Delivery," if the Shares are not available. Shareholder agrees not to withdraw any Shares tendered into the Offer. Nothing contained herein shall prevent Shareholder from tendering any or all Shares, even if the Minimum Condition is otherwise met, subject to the pro rata reduction as described in Section 1(b) of this Agreement.

                  (b) In the event more than 1,600,000 shares of Common Stock are tendered into the Offer, the Shares tendered by the Shareholder shall be subject to a pro rata reduction to the same extent as the shares of Common Stock tendered by any other shareholder in the Offer, as required by the Stock Purchase Agreement.

2.       Representations and Warranties of Shareholder.

         Shareholder hereby represents and warrants to Purchaser as follows:

         2.1      Title.

                  Shareholder is the owner (both beneficially and of record) of the Shares. Except for the Shares and as set forth in Exhibit 2.1 attached hereto, Shareholder is not the record or beneficial owner of any shares of, and does not have any other rights of any nature to acquire any additional shares of, capital stock of the Company. Shareholder will deliver in accordance with the terms of this Agreement, all of the Shares, free and clear of all security interests, liens, claims, pledges, options, restrictions, rights of first refusal, agreements, limitations on Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, except for those rights and limitations contemplated by the Stock Purchase Agreement and the Other Agreements. Except as provided in that certain Shareholders' and Voting Agreement of DSI Toys, Inc. dated as of even date herewith among the Company, Purchaser, and the DSI Group, Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Shares. The Shareholder has sole power of disposition with respect to all of the Shares.

         2.2      Authority Relative to This Agreement.

                  Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms.

         2.3      No Conflict.

                  The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, (a) except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), require any consent, approval, authorization or permit of, or filing with or notification to , any governmental or regulatory authority, domestic or foreign, or (b) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement to which Shareholder or the Company is a party or is bound.

         2.4      Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder or the Company.

         2.5      Absence of Claims.

                  Shareholder has no claims, demands, actions, causes of action, suits, damages, or losses of any nature whatsoever, whether asserted or unasserted, as a result of actions or omissions through the date of this Agreement, including without limitation any claims of alleged employment discrimination, either as a result of the negotiated and specifically agreed to separation of the Shareholders's employment with the Company or otherwise, under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, including, without limitation, the breach of any employment agreement between the Company and the Shareholder, or any other claims sounding in tort, contract, or any other unlawful or wrongful behavior ("Claims"), and knows of no set of facts which, currently or with the passage of time, would give rise to any Claims by the Shareholder, against the Company, any of its subsidiaries or any affiliated companies and businesses thereof, or any of their successors, assigns, officers, owners, directors, agents, representatives, attorneys or employees (the "Company Affiliates").

3.       Representations and Warranties of Purchaser.

         3.1      Authority Relative to This Agreement.

                  Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         3.2      No Conflict.

                  The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (a) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) conflict with or violate the governing instruments of Purchaser, (c) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement applicable to Purchaser or by which any property or asset of Purchaser is bound or affected, other than, in the case of clause (c), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not materially impair the ability of Purchaser to perform its obligations hereunder.

         3.3      Brokers.

                  Except for Gerard, Klauer, Mattison & Co., Inc. and other broker-dealers Purchaser may elect to retain, all of whose fees will be paid by Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         3.4      Investment Intent.

                  Purchaser hereby represents that any securities it purchases pursuant to this Agreement are being purchased for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof.

4.       Covenant of Shareholder.

         Shareholder shall not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information), entertain or consider any Takeover Proposal from any Person other than Purchaser or engage in or continue discussions or negotiations relating to any Takeover Proposal, except that the provisions of this Section 4 shall not restrict the Shareholder's ability to act in such Shareholder's capacity as a director of the Company in accordance with Section 5.2 of the Stock Purchase Agreement. Shareholder shall immediately cease any existing activities, discussions or negotiations by Shareholder or any investment banker, attorney, accountant or other advisor or representative of Shareholder with parties conducted heretofore with respect to any of the foregoing.

5.       Additional Covenants of Shareholder.

         Shareholder hereby covenants and agrees that until the earlier of the Second Closing or the termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof, except as contemplated by this Agreement and except pursuant to the Offer, Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, or otherwise dispose of, or create or permit to exist any restriction, right of first refusal, agreement or limitation on Shareholder's voting rights, with respect to, the Shares now owned or any other shares that may hereafter be acquired by Shareholder, other than as contemplated by the Stock Purchase Agreement and the Other Agreements.

6.       Termination.

         This Agreement shall terminate automatically on the earlier to occur of the Second Closing or termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof.

7.       Miscellaneous.

         7.1      Expenses.

                  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         7.2      Survival.

                  The representations and warranties of the Shareholder contained in this Agreement shall survive the termination of this Agreement only upon the occurrence of the Second Closing until the fourth anniversary of the Second Closing.

         7.3      Further Assurances.

                  Shareholder and Purchaser shall execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         7.4      Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         7.5      Entire Agreement.

                  This Agreement constitutes the entire agreement between Purchaser and Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and Shareholder with respect to the subject matter hereof.

         7.6      Assignment.

                  This Agreement shall not be assigned by operation of law or otherwise.

         7.7      Parties in Interest.

                  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         7.8      Amendment; Waiver.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein, provided, however, any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         7.9      Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain fully in force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         7.10     Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

         If to Purchaser:

                                    Tom Martin
                                    654 Osos Street
                                    San Luis Obispo, CA 93401
                                    Fax #: 805/545-7590

                           with a copy to:

                                    J. Todd Mirolla, Esq.
                                    Andre, Morris & Buttery
                                    1304 Pacific Street
                                    San Luis Obispo, CA 93401
                                    Fax #:  805/543-0752
                           if to Shareholder:

                                    M.D. Davis
                                    13606 Taylorcrest
                                    Houston, TX 77079
                                    Fax #: 713/465-2773

                           with a copy to:

                                    Michael L. Bengtson, Esq.
                                    Thompson & Knight
                                    1200 San Jacinto Center
                                    98 San Jacinto Boulevard
                                    Austin, TX  78701
                                    Fax #: 512/469-6180

         7.10     Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in Texas without regard to any principles of choice of law or conflicts of law of such State.

         7.11     Headings.

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.12     Counterparts.

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when as executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                         PURCHASER:


                                         By:
                                             ----------------------------------
                                             Name:  E. Thomas Martin
                                             Title: Manager


                                         SHAREHOLDER:



                                         --------------------------------------
                                         M.D. Davis

                              SIDE LETTER AGREEMENT

         This Side Letter Agreement (this "Agreement"), is entered into this _____ day of _____, _______, between MVII, LLC, a limited liability company formed under the laws of the State of California ("Purchaser"), and Douglas A. Smith ("Shareholder").

         WHEREAS, Shareholder beneficially owns and has dispositive power over __________ shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of DSI Toys, Inc., a Texas corporation (the "Company");

         WHEREAS, concurrently herewith, the Company and Purchaser are entering into a Stock Purchase Agreement dated as of ___________ (the "Stock Purchase Agreement"), pursuant to which Purchaser has agreed, among other things, to make a cash tender offer (the "Offer") for up to 1,600,000 shares of Common Stock of the Company at $4.38 per share (or any higher price paid in the Offer, the "Offer Price"), net to the seller in cash;

         WHEREAS, as a condition to the willingness of Purchaser to enter into the Stock Purchase Agreement, Purchaser has required that Shareholder agree, and in order to induce Purchaser to enter into the Stock Purchase Agreement, Shareholder has agreed, among other things, to tender the Shares into the Offer; and

         WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Tender of Shares.

                  (a) Shareholder agrees, in the event the Minimum Condition is not met as of the initial scheduled expiration date of the Offer, to tender and sell to Purchaser, free and clear of all mortgages, pledges, security interests, encumbrances, liens, options, debts, charges, claims and restrictions of any kind, such number of Shareholder's Shares, pursuant to the terms of the Offer, except where such sales in response to the Offer might result in liability under
Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), so that the number of Shares tendered by Shareholder and all other shareholders of the Company shall meet the Minimum Condition. Shareholder agrees that Shareholder shall deliver to the depository for the Offer for receipt prior to the initial scheduled expiration date of the Offer, either a letter of transmittal together with the certificates for the Shares, if available, or a "Notice of Guaranteed Delivery," if the Shares are not available. Shareholder agrees not to withdraw any Shares tendered into the Offer. Nothing contained herein shall prevent Shareholder from tendering any or all Shares, even if the Minimum Condition is otherwise met, subject to the pro rata reduction as described in Section 1(b) of this Agreement.

                  (b) In the event more than 1,600,000 shares of Common Stock are tendered into the Offer, the Shares tendered by the Shareholder shall be subject to a pro rata reduction to the same extent as the shares of Common Stock tendered by any other shareholder in the Offer, as required by the Stock Purchase Agreement.

2.       Representations and Warranties of Shareholder.

         Shareholder hereby represents and warrants to Purchaser as follows:

         2.1      Title.

                  Shareholder is the owner (both beneficially and of record) of the Shares. Except for the Shares and as set forth in Exhibit 2.1 attached hereto, Shareholder is not the record or beneficial owner of any shares of, and does not have any other rights of any nature to acquire any additional shares of, capital stock of the Company. Shareholder will deliver in accordance with the terms of this Agreement, all of the Shares, free and clear of all security interests, liens, claims, pledges, options, restrictions, rights of first refusal, agreements, limitations on Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, except for those rights and limitations contemplated by the Stock Purchase Agreement and the Other Agreements. Except as provided in that certain Shareholders' and Voting Agreement of DSI Toys, Inc. dated as of even date herewith among the Company, Purchaser, and the DSI Group, Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Shares. The Shareholder has sole power of disposition with respect to all of the Shares.

         2.2      Authority Relative to This Agreement.

                  Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms.

         2.3      No Conflict.

                  The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, (a) except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), require any consent, approval, authorization or permit of, or filing with or notification to , any governmental or regulatory authority, domestic or foreign, or (b) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement to which Shareholder or the Company is a party or is bound.

         2.4      Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder or the Company.

         2.5      Absence of Claims.

                  Shareholder has no claims, demands, actions, causes of action, suits, damages, or losses of any nature whatsoever, whether asserted or unasserted, as a result of actions or omissions through the date of this Agreement, including without limitation any claims of alleged employment discrimination, either as a result of the negotiated and specifically agreed to separation of the Shareholders's employment with the Company or otherwise, under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, including, without limitation, the breach of any employment agreement between the Company and the Shareholder, or any other claims sounding in tort, contract, or any other unlawful or wrongful behavior ("Claims"), and knows of no set of facts which, currently or with the passage of time, would give rise to any Claims by the Shareholder, against the Company, any of its subsidiaries or any affiliated companies and businesses thereof, or any of their successors, assigns, officers, owners, directors, agents, representatives, attorneys or employees (the "Company Affiliates").

3.       Representations and Warranties of Purchaser.

         3.1      Authority Relative to This Agreement.

                  Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         3.2      No Conflict.

                  The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (a) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) conflict with or violate the governing instruments of Purchaser, (c) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement applicable to Purchaser or by which any property or asset of Purchaser is bound or affected, other than, in the case of clause (c), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not materially impair the ability of Purchaser to perform its obligations hereunder.

         3.3      Brokers.

                  Except for Gerard, Klauer, Mattison & Co., Inc. and other broker-dealers Purchaser may elect to retain, all of whose fees will be paid by Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         3.4      Investment Intent.

                  Purchaser hereby represents that any securities it purchases pursuant to this Agreement are being purchased for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof.

4.       Covenant of Shareholder.

         Shareholder shall not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information), entertain or consider any Takeover Proposal from any Person other than Purchaser or engage in or continue discussions or negotiations relating to any Takeover Proposal, except that the provisions of this Section 4 shall not restrict the Shareholder's ability to act in such Shareholder's capacity as a director of the Company in accordance with Section 5.2 of the Stock Purchase Agreement. Shareholder shall immediately cease any existing activities, discussions or negotiations by Shareholder or any investment banker, attorney, accountant or other advisor or representative of Shareholder with parties conducted heretofore with respect to any of the foregoing.

5.       Additional Covenants of Shareholder.

         Shareholder hereby covenants and agrees that until the earlier of the Second Closing or the termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof, except as contemplated by this Agreement and except pursuant to the Offer, Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, or otherwise dispose of, or create or permit to exist any restriction, right of first refusal, agreement or limitation on Shareholder's voting rights, with respect to, the Shares now owned or any other shares that may hereafter be acquired by Shareholder, other than as contemplated by the Stock Purchase Agreement and the Other Agreements.

6.       Termination.

         This Agreement shall terminate automatically on the earlier to occur of the Second Closing or termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof.

7.       Miscellaneous.

         7.1      Expenses.

                  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         7.2      Survival.

                  The representations and warranties of the Shareholder contained in this Agreement shall survive the termination of this Agreement only upon the occurrence of the Second Closing until the fourth anniversary of the Second Closing.

         7.3      Further Assurances.

                  Shareholder and Purchaser shall execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         7.4      Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         7.5      Entire Agreement.

                  This Agreement constitutes the entire agreement between Purchaser and Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and Shareholder with respect to the subject matter hereof.

         7.6      Assignment.

                  This Agreement shall not be assigned by operation of law or otherwise.

         7.7      Parties in Interest.

                  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         7.8      Amendment; Waiver.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein, provided, however, any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         7.9      Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain fully in force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         7.10     Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

         If to Purchaser:

                                    Tom Martin
                                    654 Osos Street
                                    San Luis Obispo, CA 93401
                                    Fax #: 805/545-7590

                           with a copy to:

                                    J. Todd Mirolla, Esq.
                                    Andre, Morris & Buttery
                                    1304 Pacific Street
                                    San Luis Obispo, CA 93401
                                    Fax #:  805/543-0752
                           if to Shareholder:

                                    Douglas A. Smith
                                    6829 Golf Drive
                                    Dallas, TX 75205
                                    Fax #: 214/980-1503

                           with a copy to:

                                    Michael L. Bengtson, Esq.
                                    Thompson & Knight
                                    1200 San Jacinto Center
                                    98 San Jacinto Boulevard
                                    Austin, TX  78701
                                    Fax #: 512/469-6180

         7.10     Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in Texas without regard to any principles of choice of law or conflicts of law of such State.

         7.11     Headings.

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.12     Counterparts.

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when as executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                          PURCHASER:


                                          By:
                                             ----------------------------------
                                             Name:  E. Thomas Martin
                                             Title: Manager


                                          SHAREHOLDER:



                                          -------------------------------------
                                          Douglas A. Smith

                              SIDE LETTER AGREEMENT

         This Side Letter Agreement (this "Agreement"), is entered into this______ day of _______, ________, between MVII, LLC, a limited liability company formed under the laws of the State of California ("Purchaser"), and Rust Capital, Ltd., a Texas limited partnership ("Shareholder").

         WHEREAS, Shareholder beneficially owns and has dispositive power over __________ shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of DSI Toys, Inc., a Texas corporation (the "Company");

         WHEREAS, concurrently herewith, the Company and Purchaser are entering into a Stock Purchase Agreement dated as of __________ (the "Stock Purchase Agreement"), pursuant to which Purchaser has agreed, among other things, to make a cash tender offer (the "Offer") for up to 1,600,000 shares of Common Stock of the Company at $4.38 per share (or any higher price paid in the Offer, the "Offer Price"), net to the seller in cash;

         WHEREAS, as a condition to the willingness of Purchaser to enter into the Stock Purchase Agreement, Purchaser has required that Shareholder agree, and in order to induce Purchaser to enter into the Stock Purchase Agreement, Shareholder has agreed, among other things, to tender the Shares into the Offer; and

         WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Tender of Shares.

                  (a) Shareholder agrees, in the event the Minimum Condition is not met as of the initial scheduled expiration date of the Offer, to tender and sell to Purchaser, free and clear of all mortgages, pledges, security interests, encumbrances, liens, options, debts, charges, claims and restrictions of any kind, such number of Shareholder's Shares, pursuant to the terms of the Offer, except where such sales in response to the Offer might result in liability under
Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), so that the number of Shares tendered by Shareholder and all other shareholders of the Company shall meet the Minimum Condition. Shareholder agrees that Shareholder shall deliver to the depository for the Offer for receipt prior to the initial scheduled expiration date of the Offer, either a letter of transmittal together with the certificates for the Shares, if available, or a "Notice of Guaranteed Delivery," if the Shares are not available. Shareholder agrees not to withdraw any Shares tendered into the Offer. Nothing contained herein shall prevent Shareholder from tendering any or all Shares, even if the Minimum Condition is otherwise met, subject to the pro rata reduction as described in Section 1(b) of this Agreement.

                  (b) In the event more than 1,600,000 shares of Common Stock are tendered into the Offer, the Shares tendered by the Shareholder shall be subject to a pro rata reduction to the same extent as the shares of Common Stock tendered by any other shareholder in the Offer, as required by the Stock Purchase Agreement.

2.       Representations and Warranties of Shareholder.

         Shareholder hereby represents and warrants to Purchaser as follows:

         2.1      Title.

                  Shareholder is the owner (both beneficially and of record) of the Shares. Except for the Shares and as set forth in Exhibit 2.1 attached hereto, Shareholder is not the record or beneficial owner of any shares of, and does not have any other rights of any nature to acquire any additional shares of, capital stock of the Company. Shareholder will deliver in accordance with the terms of this Agreement, all of the Shares, free and clear of all security interests, liens, claims, pledges, options, restrictions, rights of first refusal, agreements, limitations on Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, except for those rights and limitations contemplated by the Stock Purchase Agreement and the Other Agreements. Except as provided in that certain Shareholders' and Voting Agreement of DSI Toys, Inc. dated as of even date herewith among the Company, Purchaser, and the DSI Group, Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Shares. The Shareholder has sole power of disposition with respect to all of the Shares.

         2.2      Authority Relative to This Agreement.

                  Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms.

         2.3      No Conflict.

                  The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, (a) except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), require any consent, approval, authorization or permit of, or filing with or notification to , any governmental or regulatory authority, domestic or foreign, or (b) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement to which Shareholder or the Company is a party or is bound.

         2.4      Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder or the Company.

         2.5      Absence of Claims.

                  Shareholder has no claims, demands, actions, causes of action, suits, damages, or losses of any nature whatsoever, whether asserted or unasserted, as a result of actions or omissions through the date of this Agreement, including without limitation any claims of alleged employment discrimination, either as a result of the negotiated and specifically agreed to separation of the Shareholders's employment with the Company or otherwise, under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, including, without limitation, the breach of any employment agreement between the Company and the Shareholder, or any other claims sounding in tort, contract, or any other unlawful or wrongful behavior ("Claims"), and knows of no set of facts which, currently or with the passage of time, would give rise to any Claims by the Shareholder, against the Company, any of its subsidiaries or any affiliated companies and businesses thereof, or any of their successors, assigns, officers, owners, directors, agents, representatives, attorneys or employees (the "Company Affiliates").

3.       Representations and Warranties of Purchaser.

         3.1      Authority Relative to This Agreement.

                  Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         3.2      No Conflict.

                  The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (a) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) conflict with or violate the governing instruments of Purchaser, (c) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement applicable to Purchaser or by which any property or asset of Purchaser is bound or affected, other than, in the case of clause (c), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not materially impair the ability of Purchaser to perform its obligations hereunder.

         3.3      Brokers.

                  Except for Gerard, Klauer, Mattison & Co., Inc. and other broker-dealers Purchaser may elect to retain, all of whose fees will be paid by Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         3.4      Investment Intent.

                  Purchaser hereby represents that any securities it purchases pursuant to this Agreement are being purchased for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof.

4.       Covenant of Shareholder.

         Shareholder shall not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information), entertain or consider any Takeover Proposal from any Person other than Purchaser or engage in or continue discussions or negotiations relating to any Takeover Proposal, except that the provisions of this Section 4 shall not restrict the Shareholder's ability to act in such Shareholder's capacity as a director of the Company in accordance with Section 5.2 of the Stock Purchase Agreement. Shareholder shall immediately cease any existing activities, discussions or negotiations by Shareholder or any investment banker, attorney, accountant or other advisor or representative of Shareholder with parties conducted heretofore with respect to any of the foregoing.

5.       Additional Covenants of Shareholder.

         Shareholder hereby covenants and agrees that until the earlier of the Second Closing or the termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof, except as contemplated by this Agreement and except pursuant to the Offer, Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, or otherwise dispose of, or create or permit to exist any restriction, right of first refusal, agreement or limitation on Shareholder's voting rights, with respect to, the Shares now owned or any other shares that may hereafter be acquired by Shareholder, other than as contemplated by the Stock Purchase Agreement and the Other Agreements.

6.       Termination.

         This Agreement shall terminate automatically on the earlier to occur of the Second Closing or termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof.

7.       Miscellaneous.

         7.1      Expenses.

                  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         7.2      Survival.

                  The representations and warranties of the Shareholder contained in this Agreement shall survive the termination of this Agreement only upon the occurrence of the Second Closing until the fourth anniversary of the Second Closing.

         7.3      Further Assurances.

                  Shareholder and Purchaser shall execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         7.4      Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         7.5      Entire Agreement.

                  This Agreement constitutes the entire agreement between Purchaser and Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and Shareholder with respect to the subject matter hereof.

         7.6      Assignment.

                  This Agreement shall not be assigned by operation of law or otherwise.

         7.7      Parties in Interest.

                  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         7.8      Amendment; Waiver.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein, provided, however, any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         7.9      Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain fully in force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         7.10     Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

         If to Purchaser:

                                    Tom Martin
                                    654 Osos Street
                                    San Luis Obispo, CA 93401
                                    Fax #: 805/545-7590

                           with a copy to:

                                    J. Todd Mirolla, Esq.
                                    Andre, Morris & Buttery
                                    1304 Pacific Street
                                    San Luis Obispo, CA 93401
                                    Fax #:  805/543-0752
                           if to Shareholder:

                                    Rust Capital, Ltd.
                                    c/o Jack R. Crosby, General Partner
                                    327 Congress Avenue, Suite 350
                                    Austin, TX 78701
                                    Fax #: 512/474-1610

                           with a copy to:

                                    Michael L. Bengtson, Esq.
                                    Thompson & Knight
                                    1200 San Jacinto Center
                                    98 San Jacinto Boulevard
                                    Austin, TX  78701
                                    Fax #: 512/469-6180

         7.10     Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in Texas without regard to any principles of choice of law or conflicts of law of such State.

         7.11     Headings.

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.12     Counterparts.

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when as executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                        PURCHASER:


                                        By:
                                           -----------------------------------
                                           Name:  E. Thomas Martin
                                           Title: Manager


                                        SHAREHOLDER:

                                        RUST CAPITAL, LTD.,
                                        a Texas limited partnership

                                        By: Rust Investment Corporation,
                                            its general partner


                                        By:
                                           -----------------------------------
                                           Jack R. Crosby, President

                              SIDE LETTER AGREEMENT

         This Side Letter Agreement (this "Agreement"), is entered into this _______ day of _______, _______, between MVII, LLC, a limited liability company formed under the laws of the State of California ("Purchaser"), and Joseph N. Matlock ("Shareholder").

         WHEREAS, Shareholder beneficially owns and has dispositive power over __________ shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of DSI Toys, Inc., a Texas corporation (the "Company");

         WHEREAS, concurrently herewith, the Company and Purchaser are entering into a Stock Purchase Agreement dated as of ____________ (the "Stock Purchase Agreement"), pursuant to which Purchaser has agreed, among other things, to make a cash tender offer (the "Offer") for up to 1,600,000 shares of Common Stock of the Company at $4.38 per share (or any higher price paid in the Offer, the "Offer Price"), net to the seller in cash;

         WHEREAS, as a condition to the willingness of Purchaser to enter into the Stock Purchase Agreement, Purchaser has required that Shareholder agree, and in order to induce Purchaser to enter into the Stock Purchase Agreement, Shareholder has agreed, among other things, to tender the Shares into the Offer; and

         WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Tender of Shares.

                  (a) Shareholder agrees, in the event the Minimum Condition is not met as of the initial scheduled expiration date of the Offer, to tender and sell to Purchaser, free and clear of all mortgages, pledges, security interests, encumbrances, liens, options, debts, charges, claims and restrictions of any kind, such number of Shareholder's Shares, pursuant to the terms of the Offer, except where such sales in response to the Offer might result in liability under
Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), so that the number of Shares tendered by Shareholder and all other shareholders of the Company shall meet the Minimum Condition. Shareholder agrees that Shareholder shall deliver to the depository for the Offer for receipt prior to the initial scheduled expiration date of the Offer, either a letter of transmittal together with the certificates for the Shares, if available, or a "Notice of Guaranteed Delivery," if the Shares are not available. Shareholder agrees not to withdraw any Shares tendered into the Offer. Nothing contained herein shall prevent Shareholder from tendering any or all Shares, even if the Minimum Condition is otherwise met, subject to the pro rata reduction as described in Section 1(b) of this Agreement.

                  (b) In the event more than 1,600,000 shares of Common Stock are tendered into the Offer, the Shares tendered by the Shareholder shall be subject to a pro rata reduction to the same extent as the shares of Common Stock tendered by any other shareholder in the Offer, as required by the Stock Purchase Agreement.

2.       Representations and Warranties of Shareholder.

         Shareholder hereby represents and warrants to Purchaser as follows:

         2.1      Title.

                  Shareholder is the owner (both beneficially and of record) of the Shares. Except for the Shares and as set forth in Exhibit 2.1 attached hereto, Shareholder is not the record or beneficial owner of any shares of, and does not have any other rights of any nature to acquire any additional shares of, capital stock of the Company. Shareholder will deliver in accordance with the terms of this Agreement, all of the Shares, free and clear of all security interests, liens, claims, pledges, options, restrictions, rights of first refusal, agreements, limitations on Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, except for those rights and limitations contemplated by the Stock Purchase Agreement and the Other Agreements. Except as provided in that certain Shareholders' and Voting Agreement of DSI Toys, Inc. dated as of even date herewith among the Company, Purchaser, and the DSI Group, Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Shares. The Shareholder has sole power of disposition with respect to all of the Shares.

         2.2      Authority Relative to This Agreement.

                  Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms.

         2.3      No Conflict.

                  The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, (a) except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), require any consent, approval, authorization or permit of, or filing with or notification to , any governmental or regulatory authority, domestic or foreign, or (b) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement to which Shareholder or the Company is a party or is bound.

         2.4      Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder or the Company.

         2.5      Absence of Claims.

                  Shareholder has no claims, demands, actions, causes of action, suits, damages, or losses of any nature whatsoever, whether asserted or unasserted, as a result of actions or omissions through the date of this Agreement, including without limitation any claims of alleged employment discrimination, either as a result of the negotiated and specifically agreed to separation of the Shareholders's employment with the Company or otherwise, under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, including, without limitation, the breach of any employment agreement between the Company and the Shareholder, or any other claims sounding in tort, contract, or any other unlawful or wrongful behavior ("Claims"), and knows of no set of facts which, currently or with the passage of time, would give rise to any Claims by the Shareholder, against the Company, any of its subsidiaries or any affiliated companies and businesses thereof, or any of their successors, assigns, officers, owners, directors, agents, representatives, attorneys or employees (the "Company Affiliates").

3.       Representations and Warranties of Purchaser.

         3.1      Authority Relative to This Agreement.

                  Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         3.2      No Conflict.

                  The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (a) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) conflict with or violate the governing instruments of Purchaser, (c) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement applicable to Purchaser or by which any property or asset of Purchaser is bound or affected, other than, in the case of clause (c), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not materially impair the ability of Purchaser to perform its obligations hereunder.

         3.3      Brokers.

                  Except for Gerard, Klauer, Mattison & Co., Inc. and other broker-dealers Purchaser may elect to retain, all of whose fees will be paid by Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         3.4      Investment Intent.

                  Purchaser hereby represents that any securities it purchases pursuant to this Agreement are being purchased for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof.

4.       Covenant of Shareholder.

         Shareholder shall not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information), entertain or consider any Takeover Proposal from any Person other than Purchaser or engage in or continue discussions or negotiations relating to any Takeover Proposal, except that the provisions of this Section 4 shall not restrict the Shareholder's ability to act in such Shareholder's capacity as a director of the Company in accordance with Section 5.2 of the Stock Purchase Agreement. Shareholder shall immediately cease any existing activities, discussions or negotiations by Shareholder or any investment banker, attorney, accountant or other advisor or representative of Shareholder with parties conducted heretofore with respect to any of the foregoing.

5.       Additional Covenants of Shareholder.

         Shareholder hereby covenants and agrees that until the earlier of the Second Closing or the termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof, except as contemplated by this Agreement and except pursuant to the Offer, Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, or otherwise dispose of, or create or permit to exist any restriction, right of first refusal, agreement or limitation on Shareholder's voting rights, with respect to, the Shares now owned or any other shares that may hereafter be acquired by Shareholder, other than as contemplated by the Stock Purchase Agreement and the Other Agreements.

6.       Termination.

         This Agreement shall terminate automatically on the earlier to occur of the Second Closing or termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof.

7.       Miscellaneous.

         7.1      Expenses.

                  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         7.2      Survival.

                  The representations and warranties of the Shareholder contained in this Agreement shall survive the termination of this Agreement only upon the occurrence of the Second Closing until the fourth anniversary of the Second Closing.

         7.3      Further Assurances.

                  Shareholder and Purchaser shall execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         7.4      Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         7.5      Entire Agreement.

                  This Agreement constitutes the entire agreement between Purchaser and Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and Shareholder with respect to the subject matter hereof.

         7.6      Assignment.

                  This Agreement shall not be assigned by operation of law or otherwise.

         7.7      Parties in Interest.

                  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         7.8      Amendment; Waiver.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein, provided, however, any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         7.9      Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain fully in force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         7.10     Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

         If to Purchaser:

                                    Tom Martin
                                    654 Osos Street
                                    San Luis Obispo, CA 93401
                                    Fax #: 805/545-7590

                           with a copy to:

                                    J. Todd Mirolla, Esq.
                                    Andre, Morris & Buttery
                                    1304 Pacific Street
                                    San Luis Obispo, CA 93401
                                    Fax #:  805/543-0752
                           if to Shareholder:

                                    Joseph N. Matlock
                                    515 Congress Avenue, Suite 2626
                                    Austin, TX 78701
                                    Fax #: 512/346-4404

                           with a copy to:

                                    Michael L. Bengtson, Esq.
                                    Thompson & Knight
                                    1200 San Jacinto Center
                                    98 San Jacinto Boulevard
                                    Austin, TX  78701
                                    Fax #: 512/469-6180

         7.10     Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in Texas without regard to any principles of choice of law or conflicts of law of such State.

         7.11     Headings.

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.12     Counterparts.

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when as executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                      PURCHASER:


                                      By:
                                         ------------------------------------
                                          Name:  E. Thomas Martin
                                          Title: Manager


                                      SHAREHOLDER:



                                      ---------------------------------------
                                      Joseph N. Matlock

                              SIDE LETTER AGREEMENT

         This Side Letter Agreement (this "Agreement"), is entered into this ______ day of ______, _______, between MVII, LLC, a limited liability company formed under the laws of the State of California ("Purchaser"), and Barry B. Conrad ("Shareholder").

         WHEREAS, Shareholder beneficially owns and has dispositive power over __________ shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of DSI Toys, Inc., a Texas corporation (the "Company");

         WHEREAS, concurrently herewith, the Company and Purchaser are entering into a Stock Purchase Agreement dated as of ____________ (the "Stock Purchase Agreement"), pursuant to which Purchaser has agreed, among other things, to make a cash tender offer (the "Offer") for up to 1,600,000 shares of Common Stock of the Company at $4.38 per share (or any higher price paid in the Offer, the "Offer Price"), net to the seller in cash;

         WHEREAS, as a condition to the willingness of Purchaser to enter into the Stock Purchase Agreement, Purchaser has required that Shareholder agree, and in order to induce Purchaser to enter into the Stock Purchase Agreement, Shareholder has agreed, among other things, to tender the Shares into the Offer; and

         WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Tender of Shares.

                  (a) Shareholder agrees, in the event the Minimum Condition is not met as of the initial scheduled expiration date of the Offer, to tender and sell to Purchaser, free and clear of all mortgages, pledges, security interests, encumbrances, liens, options, debts, charges, claims and restrictions of any kind, such number of Shareholder's Shares, pursuant to the terms of the Offer, except where such sales in response to the Offer might result in liability under
Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), so that the number of Shares tendered by Shareholder and all other shareholders of the Company shall meet the Minimum Condition. Shareholder agrees that Shareholder shall deliver to the depository for the Offer for receipt prior to the initial scheduled expiration date of the Offer, either a letter of transmittal together with the certificates for the Shares, if available, or a "Notice of Guaranteed Delivery," if the Shares are not available. Shareholder agrees not to withdraw any Shares tendered into the Offer. Nothing contained herein shall prevent Shareholder from tendering any or all Shares, even if the Minimum Condition is otherwise met, subject to the pro rata reduction as described in Section 1(b) of this Agreement.

                  (b) In the event more than 1,600,000 shares of Common Stock are tendered into the Offer, the Shares tendered by the Shareholder shall be subject to a pro rata reduction to the same extent as the shares of Common Stock tendered by any other shareholder in the Offer, as required by the Stock Purchase Agreement.

2.       Representations and Warranties of Shareholder.

         Shareholder hereby represents and warrants to Purchaser as follows:

         2.1      Title.

                  Shareholder is the owner (both beneficially and of record) of the Shares. Except for the Shares and as set forth in Exhibit 2.1 attached hereto, Shareholder is not the record or beneficial owner of any shares of, and does not have any other rights of any nature to acquire any additional shares of, capital stock of the Company. Shareholder will deliver in accordance with the terms of this Agreement, all of the Shares, free and clear of all security interests, liens, claims, pledges, options, restrictions, rights of first refusal, agreements, limitations on Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, except for those rights and limitations contemplated by the Stock Purchase Agreement and the Other Agreements. Except as provided in that certain Shareholders' and Voting Agreement of DSI Toys, Inc. dated as of even date herewith among the Company, Purchaser, and the DSI Group, Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Shares. The Shareholder has sole power of disposition with respect to all of the Shares.

         2.2      Authority Relative to This Agreement.

                  Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms.

         2.3      No Conflict.

                  The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, (a) except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), require any consent, approval, authorization or permit of, or filing with or notification to , any governmental or regulatory authority, domestic or foreign, or (b) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement to which Shareholder or the Company is a party or is bound.

         2.4      Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder or the Company.

         2.5      Absence of Claims.

                  Shareholder has no claims, demands, actions, causes of action, suits, damages, or losses of any nature whatsoever, whether asserted or unasserted, as a result of actions or omissions through the date of this Agreement, including without limitation any claims of alleged employment discrimination, either as a result of the negotiated and specifically agreed to separation of the Shareholders's employment with the Company or otherwise, under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, including, without limitation, the breach of any employment agreement between the Company and the Shareholder, or any other claims sounding in tort, contract, or any other unlawful or wrongful behavior ("Claims"), and knows of no set of facts which, currently or with the passage of time, would give rise to any Claims by the Shareholder, against the Company, any of its subsidiaries or any affiliated companies and businesses thereof, or any of their successors, assigns, officers, owners, directors, agents, representatives, attorneys or employees (the "Company Affiliates").

3.       Representations and Warranties of Purchaser.

         3.1      Authority Relative to This Agreement.

                  Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         3.2      No Conflict.

                  The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (a) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) conflict with or violate the governing instruments of Purchaser, (c) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement applicable to Purchaser or by which any property or asset of Purchaser is bound or affected, other than, in the case of clause (c), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not materially impair the ability of Purchaser to perform its obligations hereunder.

         3.3      Brokers.

                  Except for Gerard, Klauer, Mattison & Co., Inc. and other broker-dealers Purchaser may elect to retain, all of whose fees will be paid by Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         3.4      Investment Intent.

                  Purchaser hereby represents that any securities it purchases pursuant to this Agreement are being purchased for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof.

4.       Covenant of Shareholder.

         Shareholder shall not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information), entertain or consider any Takeover Proposal from any Person other than Purchaser or engage in or continue discussions or negotiations relating to any Takeover Proposal, except that the provisions of this Section 4 shall not restrict the Shareholder's ability to act in such Shareholder's capacity as a director of the Company in accordance with Section 5.2 of the Stock Purchase Agreement. Shareholder shall immediately cease any existing activities, discussions or negotiations by Shareholder or any investment banker, attorney, accountant or other advisor or representative of Shareholder with parties conducted heretofore with respect to any of the foregoing.

5.       Additional Covenants of Shareholder.

         Shareholder hereby covenants and agrees that until the earlier of the Second Closing or the termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof, except as contemplated by this Agreement and except pursuant to the Offer, Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, or otherwise dispose of, or create or permit to exist any restriction, right of first refusal, agreement or limitation on Shareholder's voting rights, with respect to, the Shares now owned or any other shares that may hereafter be acquired by Shareholder, other than as contemplated by the Stock Purchase Agreement and the Other Agreements.

6.       Termination.

         This Agreement shall terminate automatically on the earlier to occur of the Second Closing or termination of the Stock Purchase Agreement in accordance with the terms and conditions thereof.

7.       Miscellaneous.

         7.1      Expenses.

                  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         7.2      Survival.

                  The representations and warranties of the Shareholder contained in this Agreement shall survive the termination of this Agreement only upon the occurrence of the Second Closing until the fourth anniversary of the Second Closing.

         7.3      Further Assurances.

                  Shareholder and Purchaser shall execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         7.4      Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         7.5      Entire Agreement.

                  This Agreement constitutes the entire agreement between Purchaser and Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and Shareholder with respect to the subject matter hereof.

         7.6      Assignment.

                  This Agreement shall not be assigned by operation of law or otherwise.

         7.7      Parties in Interest.

                  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         7.8      Amendment; Waiver.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein, provided, however, any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         7.9      Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain fully in force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         7.10     Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

         If to Purchaser:

                                    Tom Martin
                                    654 Osos Street
                                    San Luis Obispo, CA 93401
                                    Fax #: 805/545-7590

                           with a copy to:

                                    J. Todd Mirolla, Esq.
                                    Andre, Morris & Buttery
                                    1304 Pacific Street
                                    San Luis Obispo, CA 93401
                                    Fax #:  805/543-0752
                           if to Shareholder:

                                    Barry B. Conrad
                                    Independent Bankers Capital Fund
                                    1700 Pacific Avenue, Suite 1400
                                    Dallas, TX 75201
                                    Fax #: 214/765-1485

                           with a copy to:

                                    Michael L. Bengtson, Esq.
                                    Thompson & Knight
                                    1200 San Jacinto Center
                                    98 San Jacinto Boulevard
                                    Austin, TX  78701
                                    Fax #: 512/469-6180

         7.10     Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in Texas without regard to any principles of choice of law or conflicts of law of such State.

         7.11     Headings.

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.12     Counterparts.

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when as executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                    PURCHASER:


                                    By:
                                       ----------------------------------------
                                       Name:  E. Thomas Martin
                                       Title: Manager


                                    SHAREHOLDER:



                                    -------------------------------------------
                                    Barry B. Conrad

                 STOCK PURCHASE AGREEMENT EXHIBIT 1.3(a)(i)(H)

                              SUNROCK CAPITAL CORP.
                                 11 PENN CENTER
                               1835 MARKET STREET
                             PHILADELPHIA, PA 19103

DSI Toys, Inc.
1100 West Sam Houston Parkway (North)
Suite A
Houston, Texas 77043

         Re: Consent and waiver relating to the proposed transactions with a California limited liability company to be formed by E. Thomas Martin and certain of his affiliates ("Newco")

Gentlemen:

         Reference is made to the Loan and Security Agreement, dated as of February 2, 1999 (the "Loan Agreement"), by and between Sunrock Capital Corp., a Delaware corporation ("Sunrock"), and DSI Toys, Inc., a Texas corporation (the "Borrower"). Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

         Borrower has notified Sunrock that E. Thomas Martin and certain of its affiliates, acting through Newco, propose to acquire a controlling interest in Borrower pursuant to a series of transactions (collectively, the "Proposed Transactions") to be consummated upon substantially the terms set forth on Exhibit B hereto (the "Term Sheet").

         Absent Sunrock's prior written consent and waiver of the covenant set forth at Section 9.7 of the Loan Agreement (limiting sales of stock) and the Event of Default set forth at Section 10.1(j) of the Loan Agreement (providing for an Event of Default upon the occurrence of a Change in Control), the consummation of the Proposed Transactions would be prohibited by the terms of the Loan Agreement.

         In the exercise of its discretion as a prudent lender and subject to fulfillment of the terms and conditions set forth on Exhibit A, Sunrock hereby:

         (a) consents to the issuance or sale of stock by Borrower to Newco for the consideration and as otherwise contemplated by the Term Sheet; and

         (b) waives the Event of Default that would occur under Section 10.1(j) of the Loan Agreement upon the Change in Control contemplated in connection with the

                  Proposed Transactions, provided that the Change in Control occurs substantially as described in the Term Sheet.

The consent and waiver set forth in the immediately preceding sentence are hereinafter collectively referred to as the "Transaction Consent".

         In addition to the foregoing Transaction Consent, Sunrock hereby consents to the issuance or sale of up to 566,038 shares of the common stock, par value $.01 per share, of the Borrower to Newco for not less than net consideration of $1.2 million; provided, however, that such issuance or sale shall occur on or before April 15, 1999, and no Event of Default shall then be continuing under the Loan Agreement. The consent provided in this paragraph is hereinafter referred to as the "Initial Consent."

         The Transaction Consent and the Initial Consent are referred to collectively as the "Consent".

         The Initial Consent or the Transaction Consent, as applicable, shall be null and void ab initio if: (a) with respect to the Transaction Consent, each of the conditions set forth on Exhibit A are not fulfilled on or before the respective dates set forth on such exhibits, or (b) with respect to the Initial Consent, the Borrower shall not have received net consideration of at least $1.2 million on or before April 15, 1999, or an Event of Default shall then be continuing under the Loan Agreement.

         In the event either the Initial Consent or the Transaction Consent shall be void, Sunrock shall have the right to terminate the Loan Agreement as a result of the occurrence or existence of any Event of Default under the Loan Agreement on or after such date, and Sunrock shall be entitled to receive the prepayment premium required pursuant to Section 12.1(c) thereof. It is hereby acknowledged and agreed by Sunrock and Borrower that, in the event Borrower shall terminate the Loan Agreement, in order to receive the benefit of Section 12.1(d), Borrower must terminate the Loan Agreement and make all required payments, including payment in full of all Obligations and payment of the required premium on or before June 2, 1999; otherwise, the provisions of Section 12.1(c) shall control the calculation of all prepayment premiums due and payable upon termination of the Loan Agreement.

         The Consent applies only to the Proposed Transactions as described on the Term Sheet and the actions taken by the Borrower in connection therewith, and nothing contained in this letter of any other communication between Sunrock and Borrower shall be a waiver of any other present or future violation, default or Event of Default under the Loan Agreement or any other agreements entered into in connection with the Loan Agreement (collectively, the "Loan Documents"), including, without limitation, any present or future default or Event of Default arising under the Loan Agreement as a result of transactions (whether in connection with the Proposed Transactions or otherwise) between the Borrower and
E. Thomas Martin, Newco or
any other Person (collectively, "Other Violations"). Similarly, nothing contained in this letter shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Sunrock's right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any other Loan Document with respect to any Other Violations; (ii) amend or alter any provision of the Loan Agreement or any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower under the Loan Documents or any right, privilege or remedy of Sunrock under the Loan Agreement or any other Loan Document or any other contract or instrument with respect to any Other Violations. Nothing in this letter shall be construed to be a consent by Sunrock to any Other Violations.

         Except as otherwise expressly provided herein, the Loan Agreement remains in full force and effect.

         This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. Delivery of an executed copy of this letter by facsimile transmission shall have the same effect as delivery of an originally executed copy of this letter, whether an originally executed copy shall be delivered subsequent thereto.

         This letter agreement is executed as of the date first written above.

                                      Very truly yours,

                                      SUNROCK CAPITAL CORP.


                                      By:
                                         ------------------------------------
                                      Name: Robert J. Kancha
                                      Title: Senior Vice President

AGREED AND ACKNOWLEDGED:

DSI TOYS, INC.


By:
   ------------------------------------
Name: M.D. Davis
Title: Chief Executive Officer

Dated: April 8, 1999

                                    EXHIBIT A

                              CONDITIONS PRECEDENT

         Conditions to Effectiveness. The effectiveness of the consent and waiver letter to which this Exhibit A is attached (the "Consent") is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Sunrock:

(a) Borrower shall have delivered to Sunrock the Consent which this Exhibit A is attached, duly executed by Borrower on or before April 15, 1999;

(b) No Event of Default shall have occurred and be continuing during the time period commencing with the date of the Consent and ending upon consummation of the Proposed Transactions, unless such Event of Default has been specifically waived in writing by Sunrock;

(c) On or prior to the consummation of the Proposed Transactions, the Loan Agreement shall have been amended to require that (i) Newco (as defined in the Consent), shall at all times own, beneficially and of record, in excess of forty-five percent (45%) of each class of capital stock then outstanding of Borrower normally entitled to vote in the election of directors of the Borrower, and E. Thomas Martin, in his individual capacity or through one or more wholly-owned Persons, shall have the ability to direct the management and policies of Newco; and (ii) no other "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) shall be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty-four percent (34%) of the total voting power of any class of stock then outstanding of Borrower normally entitled to vote in the election of directors.

(d) Borrower shall have received as net consideration for the issuance or sale of common stock, par value $.01 per share, of Borrower not less than $5 million or before July 31, 1999, which consideration shall not be subject to any claim by or through Newco, other than Borrower's potential liability in respect of indemnification obligations of the type customarily undertaken by Persons engaged in transactions similar size and nature to the Proposed Transactions.

(e) All corporate proceedings taken in connection with the Proposed Transactions and all documents, instruments and other legal matters incident thereto shall conform in all material respects to the Term Sheet and Sunrock shall have been provided copies of all such documentation.

                                    EXHIBIT B
                                 DSI TOYS, INC.
                             TRANSACTION TERM SHEET



Transaction:                          Tom Martin and affiliates (collectively, the "Martin Group")
                                      propose to acquire a controlling interest in DSI Toys, Inc.
                                      ("DSI" or the "Company") in a transaction (the "Transaction")
                                      with a California limited liability company to be formed by the
                                      Martin Group ("Newco") for purposes of the Transaction.  The
                                      Martin Group will capitalize Newco to provide for the
                                      acquisition of control of the Company.

Transaction Consideration:            Aggregate consideration of $12 million in cash for a 48%
                                      interest in DSI:

                                      -    a tender offer for 1.6 million shares of DSI common stock at $4.38 per share in cash (in the aggregate, approximately $7.0 million).

                                      -    a direct investment of $5 million in DSI's common stock for 2,358,491 shares of DSI common stock. This sale of shares to the Martin Group will be approved by DSI's shareholders. Post-transaction, the Martin Group will own approximately 52% and current DSI shareholders will own 48%
                                           of DSI's basic shares outstanding. All proceeds from Martin Group's purchase of DSI common stock from DSI shall be used for the benefit of DSI and not distributed to DSI shareholders or employees.

                                      -    The Martin Group may receive an additional 140,000 shares of DSI common stock for no additional consideration in the event specified conditions and/or covenants of the Stock Purchase Agreement are not satisfied by DSI on or before the Closing Date.

Closing Date:                         The Martin Group and DSI will use their best efforts to close the Transaction on or before May 31, 1999.

Right of First Refusal:               As a condition of the Transaction, the Martin Group will have a right of first refusal to purchase all of the DSI common stock holdings of the following five (5) individuals, who collectively own approximately 1.71 million shares of DSI common stock:
                                      Messrs. Dick Davis; Jack R. Crosby (and/or Rust Capital, Ltd.);
                                      Douglas A. Smith; Joseph N. Matlock; and Barry B. Conrad
                                      (collectively, the "DSI Group").  This right of first refusal will expire five (5) years from the closing date of the Transaction.
                                      The Martin Group will grant the DSI Group tag along rights with respect to sales of any significant amounts of DSI
                                      common stock by the Martin Group.

Voting Agreement:                     The DSI Group will enter into a Voting Agreement and/or
                                      Shareholders' Agreement with the Martin Group whereby the
                                      DSI Group will grant the Martin Group an irrevocable proxy to vote all of its shares following the Transaction; provided, however, the DSI Group shall retain the right to vote their shares upon a dissolution of DSI or the sale of a controlling interest in DSI by the Martin Group.

Board Representation:                 Following the Transaction, pursuant to the Voting Agreement and/or the Shareholders' Agreement, the Martin Group shall have the right to designate four (4) of the six (6) directors to serve on DSI's board of directors.  The DSI Group shall have the right to designate two (2) of the six (6) directors to serve on
                                      DSI's board of directors.  The members of the DSI Group not designated to serve on the Company's board of directors
                                      following the transaction shall resign from the DSI board
                                      effective at the closing of the Transaction.

Consulting Agreement:                 Mr. Dick Davis will agree to act as consultant to DSI for a period of three (3) years following the closing of the
                                      Transaction for an annual consulting fee of $150,000.

Transaction Costs:                    The Martin Group and DSI will each be responsible for their respective costs incurred in connection with the proposed Transaction, such as investment banking and legal fees.

                                      -2-

Exclusivity:                          In consideration of Martin Group's time, effort and expense incurred in connection with its investigation, review and
                                      evaluation of the Transaction contemplated herein, DSI and the
                                      DSI Group agree not to solicit, consider or negotiate any other offer for the acquisition of DSI or any of its businesses or any investment in DSI while negotiations are pending or the Stock
                                      Purchase Agreement is executory.  DSI and the DSI Group
                                      shall execute lock-up agreements in favor of the Martin Group.

Break-up Fee:                         Upon the parties' execution of a definitive agreement for the
                                      Transaction, should DSI accept a third party offer for the purchase of the assets or stock of Company, DSI shall pay the Martin Group a break-up fee in the amount of $1,000,000.

Confidentiality:                      Except as may be required by law, DSI and DSI Group agree
                                      that they will not make any public statements, including,
                                      without limitation, any press release, concerning this Term
                                      Sheet and the Transaction contemplated herein without the
                                      prior written consent of the Martin Group.  If a public
                                      statement becomes required by law, the parties will consult with each other in advance and agree upon the content and
                                      timing of the statement.

Due Diligence Review:                 The Transaction shall be conditioned on the Martin Group's ability to conduct customary due diligence.  The Martin Group shall complete its due diligence prior to the execution of a definitive agreement.  DSI and the DSI Group agree to provide the Martin Group and its agents with all due diligence materials requested in a prompt and complete manner.

Other Conditions:                     The Transaction will be contingent upon obtaining all the
                                      necessary approvals, including stockholder and bank approvals, the execution of mutually acceptable definitive agreements, the satisfactory amendment or termination of the Company's
                                      obligation to pay insurance policy premiums for the benefit of the Tommy and JoBeth Moss Joint Life Insurance Trust, the
                                      establishment of mutually satisfactory non-compete,
                                      employment and stock option plan agreements with selected
                                      key executives, and such matters as may be customary and
                                      normal for a transaction of this type.  To the extent anything in this Transaction Term Sheet is inconsistent with the parties'
                                      letter agreement, the terms of the letter agreement shall control.

                      STOCK PURCHASE AGREEMENT EXHIBIT 2.1

                             CONDITIONS OF THE OFFER

         Notwithstanding any other term of the Offer or this Agreement, Buyer shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Buyer's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer one million six hundred thousand (1,600,000) Shares (the "Minimum Condition"); (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated (the "HSR Condition"); (iii) there shall have been full compliance with Article 13.03 of the Texas Business Corporation Act, including the approval of the acquisition of the Shares by Buyer as contemplated by this Agreement by the Company's Board of Directors; (iv) the conditions of Sections 6.1 and 6.2 of this Agreement shall have been satisfied or waived and
(v) the Second Closing of the sale of the Second Funding Shares shall have occurred pursuant to Section 1.3 of this Agreement, it being understood that the closing of the Offer shall occur simultaneously and be conditioned upon the Second Closing of the sale of the Second Funding. Furthermore, notwithstanding any other term of the Offer or this Agreement, Buyer shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists and with respect to (a), (b), (c), (e) and (f) only, such condition has not been cured within 10 days of receipt of notice thereof by Buyer (other than as a result of any action or inaction of Buyer or any of its Subsidiaries that constitutes a breach of this Agreement):

         (a) there shall be threatened or pending by any Governmental Entity any suit, action or proceeding (i) challenging the acquisition by Buyer of any Shares under the Offer or this Agreement, seeking to restrain or prohibit the making or consummation of the Offer or the performance of any of the other transactions contemplated by the Offer, this Agreement or the Other Agreements, or seeking to obtain from the Company or Buyer (in the case of Buyer in a suit, action, or proceeding related to this Agreement) any damages that are material in relation to the Company or any of its Subsidiaries, (ii) seeking to prohibit or materially limit the ownership or operation by the Company or any of its Subsidiaries of a material portion of the business or assets of the Company or any of its Subsidiaries or to compel the Company or Buyer to dispose of or hold separate any material portion of the business or assets of the Company or any of its Subsidiaries, or Buyer or any of its Subsidiaries, in each case as a result of the Offer or any of the other transactions contemplated by this Agreement or the Other Agreements, (iii) seeking to impose material limitations on the ability of Buyer to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer or this Agreement including, without limitation, the right to vote such Shares on all matters properly presented to the Shareholders, or (iv) which otherwise is reasonably likely to have a Material Adverse Effect on the business of the Company or any of its Subsidiaries or the Buyer or any of its Subsidiaries, or there shall be pending by any other person any suit, action or proceeding which is reasonably likely to have a Material Adverse Effect on the business of the Company or any of its Subsidiaries or Buyer or any of its Subsidiaries.

         (b) there shall be enacted, entered, enforced, promulgated or deemed applicable to the Offer by any Governmental Entity any statute, rule, regulation, judgment, order or injunction, other than the application to the Offer of applicable waiting periods under the HSR Act that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

         (c) there shall have occurred any Material Adverse Effect on the business of the Company or any of its Subsidiaries;

         (d) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Buyer its approval or recommendation of the Offer, the sale of the Initial Funding Shares or the Second Funding Shares, this Agreement, the Articles of Amendment or any of the Other Agreements or recommendation to the Shareholders of the Offer, (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions, (iii) the Company shall have approved or recommended any Takeover Proposal, or (iv) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section
5.2 of this Agreement.

         (e) any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct in each case: (i) at the date of this Agreement; and (ii) at the scheduled or extended expiration of the Offer, except for such matters that, either individually or when combined with any breach of any other representation or warranty of the Company or any fact, circumstance, occurrence, breach or default, or any failure to perform any covenant or obligation all as set forth in Sections 6.2(b) and 6.2(c) of this Agreement, are not reasonably likely to have a Material Impact;

         (f) the Company shall have failed to perform any obligation or to comply with any agreement or covenant of the Company to be performed or complied with by it under this Agreement, except for such matters that, either individually or when combined with any breach of any representation or warranty of the Company set forth in this Agreement as of the times set forth in Section
(e) of this Exhibit 2.1, or any fact, circumstance, occurrence, breach or default, or any failure to perform any covenant or obligation all as set forth in Sections 6.2(b) and 6.2(c) of this Agreement, are not reasonably likely to have a Material Impact.

         (g) there shall have occurred and continued to exist for not less than three business days (i) any general suspension of trading in, or limitation on prices for, securities on a national securities exchange in the United States (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially adversely affects, the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in any case is reasonably expected to have a Material Adverse Effect on the Company or the Buyer's ability to complete the Offer or materially delay the consummation of the Offer; or

         (h) this Agreement shall have been terminated in accordance with its terms.

         The foregoing conditions are for the sole benefit of Buyer and may, subject to the terms of this Agreement, be waived by Buyer in whole or in part at any time and from time to time in its sole discretion. The failure by Buyer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Terms used but not defined herein shall have the meanings assigned to such terms in the Agreement to which this
Exhibit 2.1 is a part.

                     STOCK PURCHASE AGREEMENT EXHIBIT 3.29




April 8, 1999

The Board of Directors
DSI Toys, Inc.
1100 West Sam Houston Parkway, North
Houston, Texas 77043

Members of the Board:

         We understand that DSI Toys, Inc. (the "Company") proposed to enter into a Stock Purchase and Sale Agreement (the "Agreement") with the Martin Group (the "Buyer") upon the terms and subject to conditions set forth in the Agreement (i) to sell to the Buyer for cash 566,038 shares of the common stock of the Company on the Initial Closing Date (as that term is defined in the Agreement) for a total purchase price of $1,200,000; and (ii) to sell to the Buyer for cash 1,792,453 shares of the common stock of the Company on the Second Closing Date (as that term is defined in the Agreement) for a total purchase price of $3,800,000, subject to certain adjustments as further defined in the Agreement. The adjustments are dependent upon two issues: (1) the Company meeting certain working capital requirements at the Second Closing Date; and (2) the consummation of certain transactions resolving a dispute with the estate of the Company's former owner. If the Company is unable to resolve these issues favorably, then the adjustments may result in the issuance to the Buyer of up to an additional 140,000 shares of Company common stock at no additional cost. If the Company issues the maximum number of shares under the Agreement, the weighted average price per share of Company common stock to be sold in the proposed transactions will be $2.00 (the "Minimum Share Price"). Additionally, the Buyer will make a tender offer to purchase from stockholders 1,600,000 shares of common stock of the Company at a purchase price of $4.38 per share net to the seller in cash (the "Offer").

         You have asked our opinion as to whether on the date hereof, from a financial point of view, the Minimum Share Price is fair to the Shareholders of the Company.

         Chaffe & Associates, Inc. ("Chaffe"), through our experience in the securities industry, investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for corporate and other purposes, states that we are competent to provide an opinion as to the fairness of the Minimum Share Price. Neither Chaffe nor any of our officers or employees has an interest in the Company common stock. The fee received for the preparation and delivery of this opinion is not dependent or contingent upon the consummation of the proposed transactions.

The Board of Directors                                             April 8, 1999
DSI Toys, Inc.                                                     Page 2



         In connection with rendering our opinion, Chaffe, among other things:
(i) reviewed a copy of the draft Agreement dated April 5, 1999, and the related draft Shareholders' and Voting Agreement dated April 6, 1999; (ii) reviewed and analyzed Company audited financial statements for the years ending January 31, 1995 through 1998 and internally prepared financial statements for the year ending January 31, 1999, as well as other financial and operating data concerning the Company prepared by its management, including budget projections dated as of March 24, 1999 for fiscal year 2000; (iii) reviewed and discussed the past and current operations, financial condition and prospects of the Company with members of the Company's senior management; (iv) reviewed the reported prices and trading activity for the Company common stock; (v) reviewed and discussed the strategic rationale for the proposed transactions with members of the Company's senior management and with a representative of the Buyer; (vi) compared the financial performance of the Company and the prices and trading activity of the Company common stock with those of certain comparable publicly-traded companies and their securities; (vii) reviewed the financial terms of certain recent comparable business combinations in the toy industry specifically, and other industries generally; (viii) considered a number of valuation methodologies, including among others, a discounted cash flow analysis and a leveraged buyout model; and (ix) performed such other studies and analyses as Chaffe deemed appropriate to this opinion.

         Five shareholders who are also members of the Board of Directors of the Company (collectively, the "DSI Group"), the Company and the Buyer propose to enter into the Shareholders' and Voting Agreement concurrently with the execution of the Agreement. Chaffe notes and has considered in our opinion that the proposed transactions in conjunction with the Shareholders' and Voting Agreement will result in a shift of control of the Company from the present management to the Martin Group.

         The Company has made no assurances that the issues relating to the issuance of additional shares of Company common stock can be resolved favorably. Therefore, for purposes of our analysis, Chaffe has assumed that the maximum number of shares contemplated under the Agreement will be issued at the Minimum Share Price.

         In our review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information and all other information reviewed by us for purposes of our opinion. Chaffe did not make or obtain an independent review of the Company's assets or liabilities, nor was Chaffe furnished with any such appraisals. With respect to the Company's projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the Company management's best currently available estimates and judgments of future financial performance. We have further relief upon the assurances of the management of the Company that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. This opinion was

The Board of Directors                                             April 8, 1999
DSI Toys, Inc.                                                     Page 3



necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of the date hereof. Chaffe expresses no opinion on the tax consequences of the proposed transactions on the Company or its Shareholders.

         It is understood that this letter is for the information of the Board of Directors of the Company and may be included in its entirety in the Offer Documents, S.E.C. Schedule 14D-9 and the Proxy Statement. This letter may not be used for any other purposes without our prior written consent.

         Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion as of the date hereof, that from a financial point of view, the Minimum Share Price, subject to the other terms and conditions of the Agreement, is fair to the shareholders the Company.

Very truly yours,

CHAFFE & ASSOCIATES, INC.




-------------------------------

                     STOCK PURCHASE AGREEMENT EXHIBIT 5.15

              SHAREHOLDERS' AND VOTING AGREEMENT OF DSI TOYS, INC.

         This Shareholders' and Voting Agreement of DSI Toys, Inc. (the "Agreement") is made this _______ day of ________, __________, by and among DSI Toys, Inc., a Texas corporation (the "Company"), MVII, LLC, a limited liability company formed under the laws of the State of California ("MVII"), and M.D. Davis ("Davis"), Rust Capital, Ltd., a Texas limited partnership ("Rust"), Douglas A. Smith ("Smith"), Joseph N. Matlock ("Matlock") and Barry B. Conrad ("Conrad). Davis, Rust, Smith, Matlock and Conrad are hereinafter referred to collectively as the "DSI Group" and individually as a "DSI Shareholder". MVII and the DSI Group are sometimes hereinafter referred to as the "Shareholders".

                                    RECITALS:

         WHEREAS, the Company has an authorized capitalization of twenty million (20,000,000) shares of common stock, par value $.01 per share (the "Common Shares");

         WHEREAS, MVII has agreed to purchase two million three hundred fifty-eight thousand four hundred ninety-one (2,358,491) Common Shares, subject to adjustment, under the terms of that certain Stock Purchase and Sale Agreement dated as of even date herewith (the "Stock Purchase Agreement") by and between the Company and MVII (the "Stock Purchase");

         WHEREAS, MVII proposes to make a tender offer to purchase up to one million six hundred thousand (1,600,000) Common Shares from the Company's shareholders on the terms and subject to the conditions of the Stock Purchase Agreement (the "Tender Offer");

         WHEREAS, the DSI Group currently owns approximately one million seven hundred and ten thousand (1,710,000) Common Shares;

         WHEREAS, upon the closing of the Stock Purchase and the completion of the Tender Offer, the Shareholders will collectively own the majority of the issued and outstanding Common Shares; and

         WHEREAS, the Shareholders desire to agree among themselves and with the Company with respect to certain matters relating to the Common Shares including, without limitation, restrictions on certain transfers and purchases of the Common Shares and the exercise of the voting rights evidenced by the Common Shares.

                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, the Company, and the Shareholders agree as follows:

                                    ARTICLE I
                                VOTING AGREEMENT

         1.01 Number of Directors. The Shareholders agree that the number of directors which shall comprise the Board of Directors of the Company shall be equal to six (6) upon completion of the Stock Purchase; provided, however, the number of directors which shall comprise the Board of Directors of the Company may be changed from time to time as permitted by the Company's Articles of Incorporation, Bylaws and by law.

         1.02     Nomination of Directors.

                  (a) MVII and the DSI Group shall each be entitled to nominate, from time to time, the members of the Board of Directors of the Company. The DSI Group shall be entitled to nominate two of the total number of directors of the Company, and MVII shall be entitled to nominate the remaining number of directors.

                  MVII and the DSI Group shall have the exclusive right to nominate any director to replace a director previously nominated by it who has vacated his or her directorship by reason of death, resignation, or removal.

                  With respect to the nominees of MVII and the DSI Group, the Company shall be entitled to rely on written notice from E. Thomas Martin on behalf of MVII and from M.D. Davis on behalf of the DSI Group, as to the identity of each Shareholder's nominees (each of Mr. Martin and Mr. Davis is referred to herein as a "Spokesperson"). MVII and the DSI Group may change its Spokesperson by giving the Company written notice of a change in such Spokesperson, executed by a majority in interest (not in number) of the DSI Shareholders in the case of the DSI Group. The initial nominees for directors are as follows:

                IDENTITY OF SHAREHOLDERS                     NOMINEE
                ------------------------                     -------
                          MVII                           E. Thomas Martin
                          MVII                           Robert L. Burke
                          MVII                          Joseph S. Whitaker
                          MVII                            John McSorley
                        DSI Group                       Joseph N. Matlock
                        DSI Group                           M.D. Davis

                  (b) At least sixty (60) days prior to any meeting of the Shareholders at which an election of directors is to be held, the Company shall send to each Spokesperson a notice of such meeting soliciting from such individual the names of the persons that MVII and the DSI Group respectively wish to nominate as members of the Board of Directors of the Company, which nomination may, but need not be, the persons named in paragraph

         (a) of this Section 1.02. Such nominations must be received by the Company within fifteen (15) days following the date of the Company's notice soliciting nominations.

         1.03 Election of Directors and Irrevocable Proxy. In exercising any voting rights to which the Shareholders may be entitled by virtue of owning Common Shares, the Shareholders shall, with respect to the election of directors of the Company, vote the number of Common Shares that the Shareholders own for election of the individuals nominated by MVII and the DSI Group, from time to time, pursuant to Section 1.02 of this Agreement as the directors of the Company. Each DSI Shareholder shall execute an irrevocable proxy, in a form approved by the Board of Directors, appointing MVII as proxy, and authorizing MVII to vote such DSI Shareholder's Common Shares for the election of the directors to the Board of Directors in accordance with this Agreement. Such irrevocable proxies shall further designate MVII as proxy for each DSI Shareholder with respect to all other matters of the Company subject to a vote of the Company's common shareholders, however each DSI Shareholder shall retain the right to vote his or her Common Shares with respect to matters concerning
(a) a dissolution of the Company, or (b) the sale of a Controlling Interest (as that term is defined in the irrevocable proxies). Such irrevocable proxies shall have the same duration as this Agreement.

         1.04 Removal of Directors. MVII shall not vote its Common Shares or the DSI Group's Common Shares as proxy in favor of removal of a director nominated by the DSI Group unless so requested by the DSI Group, as required by law.

         1.05 Voting Agreement. This Agreement constitutes a voting agreement made pursuant to the provisions of the Texas Business Corporation Act. A counterpart of this Agreement will be deposited with the Company at its principal office and is subject to the same rights of examination by any shareholder of the Company, in person or by agent or attorney, as are the Company's books and records.

         1.06 Effective Date. The provisions of Article I of this Agreement shall automatically take effect and are conditioned upon the completion of the Second Closing, as such term is defined in the Stock Purchase Agreement.

                                   ARTICLE II
                              TRANSFER RESTRICTIONS

         2.01 Right of First Refusal in Connection With Transfers Other Than Public Transfers. Subject to the provisions of Section 3.01(b) hereof, before any Common Shares may be transferred, sold, assigned, conveyed or otherwise disposed or delivered by a DSI Shareholder (a "Transfer") to any individual, firm, company, corporation, unincorporated association, partnership, trust, joint venture or other entity (a "Proposed Transferee") in any transaction other than a transaction effected on the Nasdaq Stock Market or any stock exchange or over-the-counter trading system on which the Company's Common Shares are traded (a "Public Transfer"), the Common Shares shall first be offered to MVII in the following manner:

                  (a) The DSI Shareholder who proposes to Transfer any Common Shares (the "Selling Shareholder") shall give a written notice (the "Seller Notice") to MVII stating (i) the Selling Shareholder's bona fide intention to Transfer such Common Shares, (ii) the name of the Proposed Transferee, (iii) the number of Common Shares the Selling Shareholder desires to Transfer (the "Offered Shares") and (iv) the price for which the Selling Shareholder proposes to Transfer the Offered Shares. MVII shall thereafter have an option to purchase the Offered Shares in accordance with the provisions set forth below.

                  (b) MVII will have an option, for five (5) Business Days (as hereinafter defined) after receiving the Seller Notice, to give written notice to the Selling Shareholder and the Company of its election to purchase the Offered Shares. The purchase price and other terms at which the Offered Shares are offered to MVII shall be the price and terms specified in the Seller Notice, including, if specified in the Seller Notice, the requirement that all (but not less than all) of the Offered Shares be purchased. A "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which banks in Houston, Texas are authorized or required to close.

                  (c) In the event MVII does not elect to purchase 100% of the Offered Shares (if that option is available under the terms of the Seller Notice), the Selling Shareholder may thereafter Transfer the balance of the Offered Shares in accordance with Section 2.01(e) hereof free of the right of first refusal and voting agreement set forth in this Agreement (subject to such right of first refusal being revived as provided in Section 2.01(e) hereof).

                  (d) If exercised by MVII pursuant hereto, the right to purchase the Offered Shares shall be exercised by written notice, signed by MVII, and delivered or mailed to the Company as provided in
         Section 3.01(i). Such notice shall specify the time, place and date for settlement of such purchase, which shall be held within three (3) Business Days after the expiration of the notice period specified in
         Section 2.01(b).

                  (e) If MVII has not exercised its right of first refusal to purchase the Offered Shares in accordance with Section 2.01(d) hereof, the Selling Shareholder may thereafter Transfer such remaining Common Shares free of the right of first refusal and voting agreement contained in this Agreement to the Proposed Transferee at the price and on the terms specified in the Seller Notice or at a higher price but with no material change in the other terms, provided that such Transfer is consummated within 180 days of the date of the Seller Notice. If the Selling Shareholder fails to consummate the Transfer within such 180 day period, the purchase rights of MVII provided hereby shall be deemed to be revived with respect to such shares and no Transfer of Common Shares shall be effected without first offering such shares in accordance herewith.

                  (f) Notwithstanding anything contained in this Agreement to the contrary, the DSI Shareholders shall be entitled to Transfer their Common Shares to their lineal descendants, members of their immediate family and charities free of the right of first refusal contained in this Section 2.01 provided that the Transferee agrees to be bound by all of the terms and conditions of this Agreement.

         2.02 Right of First Refusal in Connection With Public Transfers. Subject to the provisions of Section 3.01(b) hereof, Common Shares may be Transferred to any Proposed Transferee in a Public Transfer under the following circumstances:

                  (a) From time to time a DSI Shareholder (a "Public Selling Shareholder") may deliver a written notice to MVII (the "Public Transfer Notice") stating (i) the maximum number of Common Shares that such Public Selling Shareholder intends to sell during the next sixty
         (60) days (the "Public Offered Shares"), and (ii) the minimum price at which such Public Selling Shareholder intends to sell such Common Shares. MVII shall thereafter have an option to purchase all or part of the Public Offered Shares in accordance with the provisions set forth below.

                  (b) MVII will have an option, for three (3) Business Days after receiving the Public Transfer Notice, to give written notice to the Public Selling Shareholder and the Company of its election to purchase all or part of the Public Offered Shares. The purchase price at which the Public Offered Shares are offered to MVII shall be the price and terms specified in the Public Transfer Notice.

                  (c) In the event MVII does not elect to purchase 100% of the Public Offered Shares, the Public Selling Shareholder may thereafter effect a Public Transfer of the balance of the Offered Shares in accordance with Section 2.02(e) hereof free of the right of first refusal and voting agreement set forth in this Agreement (subject to such right of first refusal being revived as provided in Section 2.02(e) hereof).

                  (d) If exercised by MVII pursuant hereto, the right to purchase the Public Offered Shares shall be exercised by written notice, signed by MVII, and delivered or mailed to the Company as provided in Section 3.01(i). Such notice shall specify the time, place and date for settlement of such purchase, which shall be held within three (3) Business Days after the expiration of the notice period specified in Section 2.02(b).

                  (e) If MVII has not exercised its rights of first refusal to purchase 100% of the Public Offered Shares in accordance with Section 2.02(a) hereof, the Public Selling Shareholder may thereafter effect one or more Public Transfers of such remaining Common Shares free of the right of first refusal and voting agreement contained in this Agreement at a price not less than the price specified in the Public Seller Notice, provided that, with respect to any Common Shares not Transferred within sixty (60) days of the date of the Public Seller Notice, the purchase rights of MVII provided hereby shall be deemed to be revived with respect to such shares and no Transfer of Common Shares shall be effected without first offering such shares in accordance herewith.

         2.03 Continuing Rights. The exercise or non-exercise of co-sale rights pursuant to Section 2.05 hereunder shall not adversely affect MVII's right of first refusal with respect to subsequent Transfers by a DSI Shareholder pursuant to this Agreement. Subject to the provisions of Section 3.01(b), the provisions of the voting agreement shall continue to apply to all Common Shares unless and until they are transferred to a third party in accordance with the terms and provisions of this Article II.

         2.04 Right to Pledge Common Shares. A DSI Shareholder may pledge Common Shares held by it as collateral for indebtedness provided that the pledgee party agrees to be bound by all of the terms and conditions of Article II of this Agreement in the event that the pledgee party becomes the owner of the pledged Common Shares, whether by foreclosure, transfer in lieu of foreclosure or otherwise. If any DSI Shareholder pledges any Common Shares held by it as collateral for indebtedness as provided in this Section 2.04, simultaneous with such pledge, the DSI Shareholder shall notify MVII of such pledge, the name, address and phone number of the pledgee party, and the type and amount of indebtedness secured by the collateral. If there shall occur an event of default in connection with repayment of the indebtedness or any other event giving rise to the pledgee party's right to foreclose on the collateral or accept or take the collateral in lieu of foreclosure, or any event that otherwise allows or permits the pledgee party to become the owner of the collateral, then the DSI Shareholder shall immediately notify MVII of such event or occurrence.

         2.05     Co-Sale Rights.

                  (a) MVII shall not Transfer in any one transaction or series of related transactions more than forty percent (40%) of the total number of Common Shares standing in its name as of the Second Closing Date unless the DSI Shareholders are permitted to sell a number of Common Shares owned by the DSI Group determined in accordance with
         Section 2.05(c) to the third-party offeror at the same price and on the same terms as the offer is proposed to be effected (a "Third-Party Offer") to MVII.

                  (b) MVII shall cause the Third Party Offer to be reduced to writing and shall send written notice of the Third Party Offer, including the name of the offeror, the number of Common Shares the offeror proposes to purchase, and the price and other terms the offeror proposes for the purchase of the Common Shares (the "Inclusion Notice") to each DSI Shareholder in the manner specified in Section 3.01(i). Within five (5) Business Days after delivery of the Inclusion Notice, each DSI Shareholder may accept the offer included in the Inclusion Notice by furnishing written notice of such acceptance to MVII. If none of the DSI Shareholders accepts such offer within such time period, MVII shall be free, at any time within the next 180 days to sell its shares to such third party on the terms contained in the Third Party Offer free and clear of the terms and conditions of this Agreement.

                  (c) Each DSI Shareholder shall have the right to sell pursuant to the Third Party Offer a number of Common Shares equal to the product of (x) the number of Common Shares covered by the Third Party Offer and
         (y) a fraction, the numerator of which is the total number of Common Shares then owned by such DSI Shareholder and the denominator of which is the total number of Common Shares then owned by MVII and such DSI Shareholder free and clear of MVII's right of first refusal and the voting agreement.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.01

                  (a) Spouse's Interest in Common Shares. By their signatures below, the spouse of each DSI Shareholder (a "Spouse") agrees to be bound in all respects by the terms of this Agreement to the same extent as each DSI Shareholder. Each Spouse further agrees that should he or she predecease or become divorced from a DSI Shareholder, any of the Common Shares in which he or she may have any interest shall remain subject to all of the restrictions and to all of the rights of the Company and the other Shareholders as contained in this Agreement. Whenever reference is made in this Agreement to "Common Shares," unless the context clearly requires otherwise, such Common Shares will include any community property or other interest of the DSI Shareholder's Spouse, if any, in such Common Shares.

                  (b) Termination of Agreement. This Agreement and the irrevocable proxies contemplated hereby will terminate upon the earlier of (i) the termination of the Stock Purchase Agreement in the event the Second Closing (as therein defined) does not occur, (ii) the fifth anniversary of the date of the Second Closing under the Stock Purchase Agreement, (iii) written consent of the Company, MVII and a majority in interest of the DSI Group, or (iv) the dissolution of the Company.

                  (c) Indemnification. Each DSI Shareholder agrees to severally indemnify and hold harmless MVII and the Company from and against any and all damages, losses, claims, liabilities, demands, charges, suits and penalties MVII or the Company incurs or to which MVII or the Company becomes subject arising out of any breach or default by that DSI Shareholder of any of the provisions of this Agreement, and MVII agrees to indemnify and hold harmless each DSI Shareholder and the Company from and against any and all damages, losses, claims, liabilities, demands, charges, suits and penalties the DSI Shareholders or the Company incurs or to which the DSI Shareholders or the Company becomes subject arising out of any breach or default by MVII of any of the provisions of this Agreement. Under no circumstances shall a DSI Shareholder be liable in any way for indemnity under this Section 3.01(c) for the action or inaction of another DSI Shareholder.

                  (d) Remedies. The parties hereto acknowledge that remedies at law for any breach or attempted breach of the provisions of this Agreement will be inadequate, and therefore each party to this Agreement will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach by any other party. Each party to this Agreement waives any requirements for securing or posting any bond in connection with obtaining any such injunctive or other equitable relief.

                  (e) Amendments and Waivers. Any modification or amendment to, or waiver of, any provision of this Agreement may be made only by an instrument in writing executed by the Company, MVII and a majority in interest of the DSI Group.

                  (f) Successors and Assigns. Subject to the restrictions on transfer and assignment contained in this Agreement, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  (g) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

                  (h) Waiver. No failure or delay on the part of any party in exercising any right, power or privilege hereunder or under any of the other agreements, instruments or documents delivered in connection with this Agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

                  (i) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally, or by overnight delivery service, or by facsimile transmission (with a copy sent by overnight delivery service) to the parties at the addresses or facsimile numbers set forth below:

                  If to the Company, at DSI Toys, Inc., 1100 W. Sam Houston Parkway N., Suite A, Houston, Texas 77043, Attention: M.D. Davis (fax:
         713/468-8194), with a copy to Thompson & Knight, 1200 San Jacinto Center, 98 San Jacinto Boulevard,Austin,TX78701, Attention: Michael L. Bengtson, Esq.(fax: 512/469-6180).

                  If to MVII, at MVII, LLC, 654 Osos Street, San Luis Obispo, CA 93401, Attention: E. Thomas Martin (fax: 805/545-7590) or at such other address or addresses as may have been furnished in writing by the Shareholder to the Company, with a copy to Andre, Morris & Buttery, 1304 Pacific Street, San Luis Obispo, CA 93401, Attention: J. Todd Mirolla, Esq. (fax: 805/543-0752).

                  If to any DSI Shareholder, at the address set forth opposite such DSI Shareholder's name on the signature pages attached hereto, with a copy to Thompson & Knight, 1200 San Jacinto Center, 98 San Jacinto Boulevard,Austin,TX78701, Attention: Michael L.
         Bengtson, Esq.(fax: 512/469-6180).

         Notice so given shall, in the case of notice so given by overnight delivery service, on the date of actual delivery, in the case of notice so given by facsimile transmission, on the later of 24 hours after actual transmission or on the date of actual delivery of the copy sent by overnight delivery service or, in the case of personal delivery, on the date of actual delivery.

                  (j) Attorney's Fees. In the event that a party brings suit or otherwise attempts to collect damages or enforce this Agreement in connection with a breach of any of the terms and conditions of this Agreement, the prevailing party shall be entitled to reimbursement from the losing party (severally in proportion to their fault in the case of a suit against more than person) of the prevailing party's reasonable attorney's fees and costs.

                  (k) Headings. The headings of the articles, sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  (m) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  (n) Effective Date. Except for the provisions of Article I, which shall take effect as provided in Section 1.06 hereof, all other terms and provisions of this Agreement shall be effective as of the date first above written.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                            DSI TOYS, INC.:


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            MVII, LLC:


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            DSI GROUP:


Address: 13606 Taylorcrest                  -----------------------------------
         Houston, TX 77079                  M. D. Davis
         (fax: 713/465-2773)


Address: c/o Jack R. Crosby                 RUST CAPITAL, LTD.:
         327 Congress Avenue
         Suite 350                          By: Rust Investment Corporation,
         Austin, TX 78701                            its general partner
         (fax: 512/474-1610)
                                            By:
                                               --------------------------------
                                                     Jack R. Crosby, President

Address: 6829 Golf Drive                      --------------------------------
         Dallas, TX 75205                            Douglas A. Smith
         (fax: 972/980-1503)

Address: 515 Congress Avenue                  --------------------------------
         Suite 2626                                  Joseph N. Matlock
         Austin, TX 78701
         (fax: 512/346-4404)

Address: Independent Bankers Capital Fund     --------------------------------
         1700 Pacific Avenue                         Barry B. Conrad
         Suite 1400
         Dallas, TX 75201
         (214) 765-1485

                                 SPOUSAL CONSENT

         Each of the undersigned is fully aware of, understands, and fully consents to the provisions of this Agreement and its binding effect upon any community property or other interest that he or she may now or hereafter own in the Common Shares subject to this Agreement, and agrees that the termination of his or her marital relationship with a DSI Shareholder for any reason, including his or her death, will not remove any Common Shares otherwise subject to this Agreement from the coverage of this Agreement and that his or her awareness, understanding, consent, and agreement are evidenced by his or her signature to this Agreement.



                                       ----------------------------------------
                                       Name:



                                       ----------------------------------------
                                       Name:



                                       ----------------------------------------
                                       Name:



                                       ----------------------------------------
                                       Name:



                                       ----------------------------------------
                                       Name:

                     STOCK PURCHASE AGREEMENT EXHIBIT 5.16



                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement"), dated as of __________, ________, is made by and among DSI Toys, Inc., a Texas corporation (the "Company"), MVII, LLC, a limited liability company formed under the laws of the State of California (the "Shareholder"), and M. D. Davis, Rust Capital, Ltd., a Texas limited partnership, Douglas A. Smith, Joseph N. Matlock, and Barry B. Conrad (each, a "DSI Group Shareholder," and collectively, the "DSI Group Shareholders"). The Shareholder and the DSI Group Shareholders are each sometimes referred to herein as a "Holder," and collectively as the "Holders."

RECITALS:

         WHEREAS, concurrently herewith, the Company and the Shareholder are entering into that certain Stock Purchase and Sale Agreement dated as of even date herewith (the "Stock Purchase Agreement") by and between the Company and the Shareholder;

         WHEREAS, the Stock Purchase Agreement provides, among other things, for the sale by the Company of two million three hundred fifty-eight thousand four hundred ninety-one (2,358,491) shares, subject to adjustment as provided in the Stock Purchase Agreement (such shares, together with any shares of Common Stock issued or issuable with respect to such shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization, being the "MVII Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") to the Shareholder; and

         WHEREAS, the Company, the Shareholder, and the DSI Group Shareholders desire to enter into this Agreement to provide for the registration with the Securities and Exchange Commission (the "Commission"), under certain circumstances, of the MVII Shares and shares of Common Stock owned by the DSI Group.

AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1.. Registrable Securities. For purposes of this Agreement "Registrable Securities" shall mean (a) the MVII Shares, (b) only with respect to a Piggyback Registration described in Section 2 hereof, shares of Common Stock over which a DSI Group Shareholder has dispositive power as of the date hereof and any shares of Common Stock issued or issuable with respect to such shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (the "DSI Group Shares"). As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification under the Securities Act or any state law in force at the time a Holder or a Shareholder Transferee (as defined in Section 8 hereof) proposes to sell or otherwise dispose of the Registrable Securities, or (d) they shall have ceased to be outstanding.

         2..      Registration Rights.

                  (a) Right to Piggyback. If the Company proposes to register any of its securities under the Securities Act (other than a registration on Form S-4 or Form S-8, any other form used solely in connection with an employee benefit or stock ownership plan, or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public) and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), then the Company will give prompt written notice to the Shareholder and the DSI Group Shareholders of its intention to effect such a registration (each a "Piggyback Notice"). Subject to subparagraphs (i) and (ii) below, the Company will include in such registration all Registrable Securities which the Shareholder and the DSI Group Shareholders request that the Company include in such registration by written notice given to the Company within 15 days after the date of sending of the Piggyback Notice.

                           (i) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested (and consented to) to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration: (A) first, the securities proposed to be sold by the Company, (B) second, the MVII Shares, (C) third, the DSI Group Shares, and (D) fourth, other securities requested to be included in such registration.

                           (ii) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested (and consented to) to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration: (A) first, the securities requested to be included therein by the holders requesting such registration, (B) second, the MVII Shares, and (C) third, the DSI Group shares.

                  (b) Request for Registration. Subject to Section 2(b)(i) hereof, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 2(b)), at any time from the Shareholder requesting that the Company file a registration statement under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, covering the registration of at least 250,000 of the Registrable Securities, then the Company shall promptly use its reasonable best efforts to cause all Registrable Securities that the Shareholder requested be registered to be registered under the Securities Act.

                           (i) No request under this Section 2(b) shall be effective if made during the period starting with the date 120 days prior to the Company's estimated date of filing of, and ending on a date 180 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that no other selling shareholder has the right to exercise demand registration rights during such time period and the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith.

                           (ii) The Company shall not be obligated to effect more than two registrations pursuant to this Section 2(b). Any request for registration under this Section 2(b) must be for a firmly underwritten public offering to be managed by an underwriter or underwriters of recognized national standing reasonably acceptable to the Company. The registration statement filed pursuant to this Section 2(b) may, subject to the provisions hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

                           (iii) The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a registration requested pursuant to this Section 2(b) if: (A) the Company determines that such registration might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction, or (B) any other material, non-public development or transaction is pending; provided that the Company may not postpone the filing or effectiveness of a registration statement pursuant to this sentence more frequently than once during any period of 12 consecutive months.

                  (c) Expenses. All expenses incurred in connection with effecting each registration pursuant to Section 2 hereof (other than underwriting fees, disbursements, discounts and commissions relating to Registrable Securities, which shall be borne by the Holder of such Registrable Securities, and fees and disbursements of counsel retained by such Holder, which shall be borne by such Holder), including, without limitation, in each case, all registration, filing and securities exchange fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Company including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; and premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities and any fees and disbursements of underwriters not relating to Registrable Securities, shall be borne by the Company.

         3..      Registration Procedures.  Whenever a Holder has requested
that any Registrable Securities be registered pursuant to this Agreement in compliance with the requirements of Section 2 herein:

                  (a) the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and will as expeditiously as possible:

                      (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holder copies of all such documents proposed to be filed, and provided further that the Company may discontinue any registration of its securities which are not Registrable Securities and in such event any corresponding Piggyback Registration of Registrable Securities;

                      (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective: (A) with respect to a registration statement on Form S-1, for a period of up to thirty days, and (B) with respect to a registration statement on any other form, for a period of up to six months; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by any such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

                      (iii) furnish to the Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Holder may reasonably request;

                      (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holder, provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction, or (C) to consent to general service of process in any such jurisdiction;

                      (v) furnish to the Holder a copy, or, upon request, a signed counterpart, addressed to the Holder (and the underwriters, if any) of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) a "comfort" letter addressed to the underwriters, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion such other legal matters, as the Holder (or the underwriters, if any) may reasonably request;

                      (vi) notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, or of the determination by the Company that a post-effective amendment to a registration statement would be required under the Securities Act, and, at the request of the Holder, the Company will prepare and file a post-effective amendment to the registration statement as required under the Securities Act; provided, however, that the Company shall not be required to prepare and deliver any such prospectus supplement or amendment or prepare and file any post-effective amendment to a registration statement if (A) the Company determines that such prospectus supplement or amendment or post-effective amendment might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction, or (B) any other material, non-public development or transaction is pending; and provided further that the Company may not postpone the delivery of a prospectus supplement or amendment or filing of a post-effective amendment pursuant to this sentence more frequently than once during any period of 12 consecutive months;

                      (vii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                      (viii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                      (ix) enter into such customary agreements and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                      (x) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement, provided that any person to whom such information is provided shall agree to keep it confidential and use it only in connection with such offering;

                      (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                      (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

                  (b) The Company shall not be required to include any Registrable Securities in any registration unless the Holder furnishes to the Company in writing such information with respect to the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or the Commission in connection therewith.

                  (c) If any such registration or comparable statement refers to the Holder by name or otherwise as the holder of any securities of the Company, the Holder shall have the right to require (i) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to the Holder, to the effect that the holding of such securities by the Holder is not to be construed as a recommendation by the Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Holder will assist in the meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Holder is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Holder; provided, that with respect to this clause (ii) the Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

                  (d) Each Holder and Shareholder Transferee agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in the subdivision (a)(vi) of this Section 3, such person will forthwith discontinue such person's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such person's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (a)(vi) of this Section 3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such person's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Nothing contained in this Agreement shall be deemed to require the Company to disclose any information that, in the good faith opinion of the management of the Company, is not yet required to be disclosed and would not be in the best interests of the Company to disclose.

         4. Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by
Section 2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Holder as provided in
Section 2 hereof, arrange for such underwriters to include in the securities to be distributed by such underwriters all of the Registrable Securities to be offered and sold by the Holder.

         5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to the provisions hereof, the Company will give the Holder whose Registrable Securities are to be included in such registration statement and one counsel or firm of counsel and one accountant or firm of accountants representing such Holder the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give the Holder such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder's counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         6.  INDEMNIFICATION.

             (A) INDEMNIFICATION BY THE COMPANY. IN THE EVENT ANY REGISTRABLE SECURITIES ARE INCLUDED IN A REGISTRATION STATEMENT HEREUNDER, TO THE EXTENT PERMITTED BY LAW, THE COMPANY WILL, AND HEREBY DOES, INDEMNIFY AND HOLD HARMLESS THE HOLDER OF SUCH REGISTRABLE SECURITIES, ITS DIRECTORS AND OFFICERS, EACH OTHER PERSON WHO PARTICIPATES AS AN UNDERWRITER IN THE OFFERING OR SALE OF SUCH SECURITIES AND EACH OTHER PERSON, IF ANY, WHO CONTROLS THE HOLDER OR ANY SUCH UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT, AGAINST ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES, JOINT OR SEVERAL, TO WHICH THE HOLDER OR ANY SUCH DIRECTOR OR OFFICER OR UNDERWRITER OR CONTROLLING PERSON MAY BECOME SUBJECT UNDER THE SECURITIES ACT OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES OR LIABILITIES (OR ACTIONS OR PROCEEDINGS, WHETHER COMMENCED OR THREATENED, IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT UNDER WHICH SUCH SECURITIES WERE REGISTERED UNDER THE SECURITIES ACT, ANY PRELIMINARY PROSPECTUS, FINAL PROSPECTUS OR SUMMARY PROSPECTUS CONTAINED THEREIN, OR ANY AMENDMENT OR SUPPLEMENT THERETO, OR ANY OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, AND THE COMPANY WILL REIMBURSE SUCH HOLDER AND EACH SUCH DIRECTOR, OFFICER, UNDERWRITER AND CONTROLLING PERSON FOR ANY LEGAL OR ANY OTHER EXPENSES REASONABLY INCURRED BY THEM IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH LOSS, CLAIM, LIABILITY, ACTION OR PROCEEDING; PROVIDED THAT THE COMPANY SHALL NOT BE LIABLE IN ANY

SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY (OR ACTION OR PROCEEDING IN RESPECT THEREOF) OR EXPENSE ARISES OUT OF OR IS BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN SUCH REGISTRATION STATEMENT, ANY SUCH PRELIMINARY PROSPECTUS, FINAL PROSPECTUS, SUMMARY PROSPECTUS, AMENDMENT OR SUPPLEMENT IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO THE COMPANY BY THE HOLDER EXPRESSLY FOR USE IN THE PREPARATION THEREOF, AND PROVIDED FURTHER THAT THE COMPANY SHALL NOT BE LIABLE TO ANY PERSON WHO PARTICIPATES AS AN UNDERWRITER IN THE OFFERING OR SALE OF REGISTRABLE SECURITIES OR ANY OTHER PERSON WHO CONTROLS SUCH UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT, IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY (OR ACTION OR PROCEEDING IN RESPECT THEREOF) OR EXPENSE ARISES OUT OF SUCH PERSON'S FAILURE TO SEND OR GIVE A COPY OF THE FINAL PROSPECTUS, AS THE SAME MAY BE THEN SUPPLEMENTED OR AMENDED, TO THE PERSON ASSERTING AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION AT OR PRIOR TO THE WRITTEN CONFIRMATION OF THE SALE OF REGISTRABLE SECURITIES TO SUCH PERSON IF SUCH STATEMENT OR OMISSION WAS CORRECTED IN SUCH FINAL PROSPECTUS. SUCH INDEMNITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF THE HOLDER OR ANY SUCH DIRECTOR, OFFICER, UNDERWRITER OR CONTROLLING PERSON AND SHALL SURVIVE THE TRANSFER OF SUCH SECURITIES BY THE HOLDER.

             (B) INDEMNIFICATION BY THE HOLDERS. THE COMPANY MAY REQUIRE, AS A CONDITION TO INCLUDING ANY REGISTRABLE SECURITIES IN ANY REGISTRATION STATEMENT FILED PURSUANT TO SECTION 3 HEREOF, THAT THE COMPANY SHALL HAVE RECEIVED AN UNDERTAKING SATISFACTORY TO IT FROM THE HOLDER OF SUCH REGISTRABLE SECURITIES, TO INDEMNIFY AND HOLD HARMLESS (IN THE SAME MANNER AND TO THE SAME EXTENT AS SET FORTH IN SUBDIVISION (A) OF THIS SECTION 6) EACH UNDERWRITER, EACH PERSON WHO CONTROLS SUCH UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT, THE COMPANY, EACH DIRECTOR OF THE COMPANY, EACH OFFICER OF THE COMPANY AND EACH OTHER PERSON, IF ANY, WHO CONTROLS THE COMPANY WITHIN THE MEANING OF THE SECURITIES ACT, WITH RESPECT TO ANY STATEMENT OR ALLEGED STATEMENT IN OR OMISSION OR ALLEGED OMISSION FROM SUCH REGISTRATION STATEMENT, ANY PRELIMINARY PROSPECTUS, FINAL PROSPECTUS OR SUMMARY PROSPECTUS CONTAINED THEREIN, OR ANY AMENDMENT OR SUPPLEMENT THERETO, IF SUCH STATEMENT OR ALLEGED STATEMENT OR OMISSION OR ALLEGED OMISSION WAS MADE IN RELIANCE UPON AND IN STRICT CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO THE COMPANY BY THE HOLDER EXPRESSLY FOR USE IN THE PREPARATION OF SUCH REGISTRATION STATEMENT, PRELIMINARY PROSPECTUS, FINAL PROSPECTUS, SUMMARY PROSPECTUS, AMENDMENT OR SUPPLEMENT;

PROVIDED THAT THE HOLDER SHALL NOT BE LIABLE TO THE COMPANY OR ANY PERSON WHO PARTICIPATES AS AN UNDERWRITER IN THE OFFERING OR SALE OF REGISTRABLE SECURITIES OR ANY OTHER PERSON, IF ANY, WHO CONTROLS SUCH UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT, IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY (OR ACTION OR PROCEEDING IN RESPECT THEREOF) OR EXPENSE ARISES OUT OF SUCH PERSON'S FAILURE TO SEND OR GIVE A COPY OF THE FINAL PROSPECTUS, AS THE SAME MAY BE THEN SUPPLEMENTED OR AMENDED, TO THE PERSON ASSERTING AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION AT OR PRIOR TO THE WRITTEN CONFIRMATION OF THE SALE OF REGISTRABLE SECURITIES TO SUCH PERSON IF SUCH STATEMENT OR OMISSION WAS CORRECTED IN SUCH FINAL PROSPECTUS. SUCH INDEMNITY SHALL REMAIN IN FULL FORCE AND EFFECT, REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY UNDERWRITER, THE COMPANY OR ANY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON AND SHALL SURVIVE THE TRANSFER OF SUCH SECURITIES BY THE HOLDER. IN NO EVENT SHALL THE LIABILITY OF THE HOLDER UNDER THIS SECTION 6(B) BE GREATER IN AMOUNT THAN THE DOLLAR AMOUNT OF THE PROCEEDS RECEIVED BY THE HOLDER UPON THE SALE OF THE REGISTRABLE SECURITIES GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION.

             (C) NOTICES OF CLAIMS, ETC. PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PARTY OF NOTICE OF THE COMMENCEMENT OF ANY ACTION OR PROCEEDING INVOLVING A CLAIM REFERRED TO IN THE PRECEDING SUBDIVISIONS OF THIS SECTION 6, SUCH INDEMNIFIED PARTY WILL, IF A CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST AN INDEMNIFYING PARTY, GIVE WRITTEN NOTICE TO THE LATTER OF THE COMMENCEMENT OF SUCH ACTION; PROVIDED THAT THE FAILURE OF ANY INDEMNIFIED PARTY TO GIVE NOTICE AS PROVIDED HEREIN SHALL NOT RELIEVE THE INDEMNIFYING PARTY OF ITS OBLIGATIONS UNDER THE PRECEDING SUBDIVISIONS OF THIS SECTION 6, EXCEPT TO THE EXTENT THAT THE INDEMNIFYING PARTY IS ACTUALLY PREJUDICED BY SUCH FAILURE TO GIVE NOTICE. IN CASE ANY SUCH ACTION IS BROUGHT AGAINST AN INDEMNIFIED PARTY, UNLESS IN SUCH INDEMNIFIED PARTY'S REASONABLE JUDGMENT A CONFLICT OF INTEREST BETWEEN SUCH INDEMNIFIED AND INDEMNIFYING PARTIES MAY EXIST IN RESPECT OF SUCH CLAIM, THE INDEMNIFYING PARTY SHALL BE ENTITLED TO PARTICIPATE IN AND TO ASSUME THE DEFENSE THEREOF, JOINTLY WITH ANY OTHER INDEMNIFYING PARTY SIMILARLY NOTIFIED TO THE EXTENT THAT IT MAY WISH, WITH COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY, AND AFTER NOTICE FROM THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY OF ITS ELECTION SO TO ASSUME THE DEFENSE THEREOF, THE INDEMNIFYING PARTY SHALL NOT BE LIABLE TO SUCH INDEMNIFIED PARTY FOR ANY LEGAL OR OTHER EXPENSES SUBSEQUENTLY INCURRED BY THE LATTER IN CONNECTION WITH THE DEFENSE THEREOF OTHER THAN REASONABLE COSTS OF INVESTIGATION. NO INDEMNIFYING PARTY SHALL, WITHOUT THE CONSENT OF THE INDEMNIFIED PARTY, CONSENT TO ENTRY OF

ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT WHICH DOES NOT INCLUDE AS AN UNCONDITIONAL TERM THEREOF THE GIVING BY THE CLAIMANT OR PLAINTIFF TO SUCH INDEMNIFIED PARTY OF A FULL RELEASE FROM ALL LIABILITY IN RESPECT TO SUCH CLAIM OR LITIGATION.

             (D) OTHER INDEMNIFICATION. INDEMNIFICATION SIMILAR TO THAT SPECIFIED IN THE PRECEDING SUBDIVISIONS OF THIS SECTION 6 (WITH APPROPRIATE MODIFICATIONS) SHALL BE GIVEN BY THE COMPANY AND THE HOLDER WITH RESPECT TO ANY REQUIRED REGISTRATION OR OTHER QUALIFICATION OF SECURITIES UNDER ANY FEDERAL OR STATE LAW OR REGULATION OF ANY GOVERNMENTAL AUTHORITY OTHER THAN THE SECURITIES ACT.

             (E) INDEMNIFICATION PAYMENTS. THE INDEMNIFICATION REQUIRED BY THIS
SECTION 6 SHALL BE MADE BY PERIODIC PAYMENTS OF THE AMOUNT THEREOF DURING THE COURSE OF THE INVESTIGATION OR DEFENSE, AS AND WHEN BILLS ARE RECEIVED OR EXPENSE, LOSS, DAMAGE OR LIABILITY IS INCURRED.

             (F) CONTRIBUTION. IF THE INDEMNIFICATION PROVIDED FOR IN THIS
SECTION 6 FROM THE INDEMNIFYING PARTY IS UNAVAILABLE TO AN INDEMNIFIED PARTY HEREUNDER IN RESPECT OF ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES REFERRED TO HEREIN, THEN THE INDEMNIFYING PARTY, IN LIEU OF INDEMNIFYING SUCH INDEMNIFIED PARTY, SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNIFIED PARTY AS A RESULT OF SUCH LOSS, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT THE RELATIVE FAULT OF THE INDEMNIFYING PARTY AND INDEMNIFIED PARTIES IN CONNECTION WITH THE ACTIONS WHICH RESULTED IN SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE RELATIVE FAULT OF SUCH INDEMNIFYING PARTY AND INDEMNIFIED PARTIES SHALL BE DETERMINED BY REFERENCE TO, AMONG OTHER THINGS, WHETHER ANY ACTION IN QUESTION, INCLUDING ANY UNTRUE STATEMENT OF MATERIAL FACT OR OMISSION OR ALLEGED OMISSION TO STATE A MATERIAL FACT, HAS BEEN MADE BY, OR RELATES TO INFORMATION SUPPLIED BY, SUCH INDEMNIFYING PARTY OR INDEMNIFIED PARTIES, AND THE PARTIES' RELATIVE INTENT, KNOWLEDGE, ACCESS TO INFORMATION AND OPPORTUNITY TO CORRECT OR PREVENT SUCH ACTION. THE AMOUNT PAID OR PAYABLE BY A PARTY AS A RESULT OF THE LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES REFERRED TO ABOVE SHALL BE DEEMED TO INCLUDE, SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 6(C) HEREOF, ANY LEGAL OR OTHER FEES OR EXPENSES REASONABLY INCURRED BY SUCH PARTY IN CONNECTION WITH ANY INVESTIGATION OR PROCEEDING.

         THE PARTIES HERETO AGREE THAT IT WOULD NOT BE JUST AND EQUITABLE IF CONTRIBUTION PURSUANT TO THIS SECTION 6(F) WERE

DETERMINED BY PRO RATA ALLOCATION OR BY ANY OTHER METHOD OF ALLOCATION WHICH DOES NOT TAKE ACCOUNT OF THE EQUITABLE CONSIDERATIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. NOTWITHSTANDING THE PROVISIONS OF THIS SECTION 6(F), NO UNDERWRITER SHALL BE REQUIRED TO CONTRIBUTE ANY AMOUNT IN EXCESS OF THE AMOUNT BY WHICH THE TOTAL PRICE AT WHICH THE REGISTRABLE SECURITIES UNDERWRITTEN BY IT AND DISTRIBUTED TO THE PUBLIC WERE OFFERED TO THE PUBLIC EXCEEDS THE AMOUNT OF ANY DAMAGES WHICH SUCH UNDERWRITER HAS OTHERWISE BEEN REQUIRED TO PAY BY REASON OF SUCH UNTRUE OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION, AND THE HOLDER SHALL BE REQUIRED TO CONTRIBUTE ANY AMOUNT IN EXCESS OF THE AMOUNT BY WHICH THE TOTAL PRICE AT WHICH THE REGISTRABLE SECURITIES WERE OFFERED TO THE PUBLIC EXCEEDS THE AMOUNT OF ANY DAMAGES WHICH THE HOLDER HAS OTHERWISE BEEN REQUIRED TO PAY BY REASON OF SUCH UNTRUE STATEMENT OR OMISSION. NO PERSON GUILTY OF FRAUDULENT MISREPRESENTATION (WITHIN THE MEANING OF SECTION 11(F) OF THE SECURITIES ACT) SHALL BE ENTITLED TO CONTRIBUTION FROM ANY PERSON WHO WAS NOT GUILTY OF SUCH FRAUDULENT MISREPRESENTATION.

         IF INDEMNIFICATION IS AVAILABLE UNDER THIS SECTION 6, THE INDEMNIFYING PARTIES SHALL INDEMNIFY EACH INDEMNIFIED PARTY TO THE FULL EXTENT PROVIDED IN
SECTION 6(A) THROUGH SECTION 6(E) HEREOF WITHOUT REGARD TO THE RELATIVE FAULT OF SAID INDEMNIFYING PARTY OR INDEMNIFIED PARTY OR ANY OTHER EQUITABLE CONSIDERATION PROVIDED FOR IN THIS SECTION 6(F).

         7. Forms. All references herein to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         8. Transfer of Registration Rights. The registration rights granted hereunder may be transferred by the Shareholder at any time, in whole or in part, without the consent of the Company, to any person acquiring at least 250,000 of the outstanding Registrable Securities from the Shareholder or any of its affiliates (each such person being a "Shareholder Transferee") and the terms and provisions set forth in this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Shareholder, whether so expressed or not. Notwithstanding the foregoing provisions of this Section 8, the registration rights granted hereunder with respect to any Registrable Securities may not be transferred if (a) a registration statement with respect to the disposition of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of pursuant to such effective registration statement, or (b) such Registrable Securities shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met. The registration rights granted hereunder may not be transferred by the DSI Group Shareholders.

         9.  Miscellaneous.

             (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

             (b) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission (with a copy sent by overnight delivery service or by first class certified or registered mail) or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

             If to the Company, at DSI Toys, Inc., 1100 W. Sam Houston Parkway N., Suite A, Houston, Texas 77043, Attention: M.D. Davis (fax: 713/468-8194) or at such other address or addresses as may have been furnished in writing by the Company to the Holders, with a copy to Thompson & Knight, 1200 San Jacinto Center, 98 San Jacinto Boulevard,Austin,TX78701, Attention: Michael L. Bengtson, Esq.(fax: 512/469-6180).

             If to the Shareholder, at MVII, LLC, 654 Osos Street, San Luis Obispo, CA 93401, Attention: E. Thomas Martin (fax: 805/545-7590) or at such other address or addresses as may have been furnished in writing by the Shareholder to the Company, with a copy to Andre, Morris & Buttery, 1304 Pacific Street, San Luis Obispo, CA 93401, Attention: J. Todd Mirolla, Esq. (fax:
805/543-0752).

             If to any of the Holders other than the Shareholder, to the address set forth opposite such Holder's signature to this Agreement, with a copy to Thompson & Knight, 1200 San Jacinto Center, 98 San Jacinto
Boulevard,Austin,TX78701, Attention: Michael L. Bengtson, Esq.(fax:
512/469-6180).

         Notices provided in accordance with this paragraph (b) shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

             (c) Remedies. Any person having rights under any provision of this Agreement to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

             (d) Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the all of the parties hereto.

             (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             (f) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

             (g) Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

             (h) Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

             (i) Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

             (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same documents.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                    DSI TOYS, INC.:


                                    By:
                                       ----------------------------------------
                                    Name:  M.D. Davis
                                         --------------------------------------
                                    Title: C.E.O.
                                          -------------------------------------


                                    MVII, LLC:


                                    By:
                                       ----------------------------------------
                                    Name:  E. Thomas Martin
                                         --------------------------------------
                                    Title: Manager
                                          -------------------------------------

                                               DSI GROUP:


Address: 13606 Taylorcrest                     --------------------------------
         Houston, TX 77079                     M. D. Davis
         (fax: 713/465-2773)





Address: c/o Jack R. Crosby                    RUST CAPITAL, LTD.:
         327 Congress Avenue
         Suite 350                             By: Rust Investment Corporation,
         Austin, TX 78701                                  its general partner
         (fax: 512/474-1610)
                                               By:
                                                  -----------------------------
                                               Name: Jack R. Crosby
                                               Title:  President


Address: 6829 Golf Drive                       --------------------------------
         Dallas, TX 75205                      Douglas A. Smith
         (fax: 972/980-1503)

Address: 515 Congress Avenue                   --------------------------------
         Suite 2626                            Joseph N. Matlock
         Austin, TX 78701
         (fax: 512/346-4404)

Address: Independent Bankers Capital Fund      --------------------------------
         1700 Pacific Avenue                   Barry B. Conrad
         Suite 1400
         Dallas, TX 75201
         (214) 765-1485

                     STOCK PURCHASE AGREEMENT EXHIBIT 5.17

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into as of _____________ ____, 1999, between DSI Toys, Inc., a Texas corporation (the "Company") and M. D. Davis (the "Consultant").

         WHEREAS, the Consultant has acquired extensive knowledge of and experience in the businesses conducted by the Company;

         WHEREAS, the Company desires to obtain the benefit of the Consultant's knowledge and experience by retaining the Consultant, and the Consultant desires to accept such position, for the term and upon the other conditions hereinafter set forth;

         WHEREAS, the Company and MVII, LLC have entered into that certain Stock Purchase Agreement dated as of _____________ (the "Stock Purchase Agreement"), pursuant to which MVII, LLC will acquire a substantial equity interest in the Company, subject to the terms and conditions thereof; and

         WHEREAS, the Consultant will cease to be an employee and officer of the Company and of all its subsidiaries, effective as of the Second Closing (as such term is defined in the Stock Purchase Agreement).

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company, Purchaser and the Consultant hereby agree as follows:

         1. Term of the Agreement. The Company engages the Consultant as a consultant, subject to the terms and conditions hereof, for the period commencing at the Second Closing and ending on the third annual anniversary of the Second Closing (the "Consulting Period"), subject to earlier termination pursuant to Section 5 hereof.

         2. Consulting Services; Expenses. During the Consulting Period, the Consultant shall make himself available at times and places that are mutually convenient to the Company and the Consultant to perform consulting services with respect to the business conducted, or in development, by the Company. Such consulting services shall include those matters as the Board of Directors of the Company may reasonably request from time to time. At such mutually convenient times and places, the Consultant shall use commercially reasonable efforts to perform such consulting services, provided that the Consultant shall not be required to provide such consulting services for more than twenty (20) hours per month during the Consulting Period. The Company shall reimburse the Consultant for all necessary travel and other reasonable out-of-pocket expenses incurred by the Consultant in providing such consulting services in accordance with the Company's policies for reimbursing such expenses as the same may be in effect from time to time, subject to the reasonable approval of the Company's Board of Directors.

         3. Independent Contractor. The Consultant shall perform the consulting services described in Section 2 hereof as an independent contractor without the power to bind, obligate or represent the Company for any purpose whatsoever. The Consultant shall not, by virtue of being a consultant hereunder, be eligible to receive any benefits for which officers or other employees of the Company are eligible at any time, such as insurance, participation in Company pension plans or other employee benefits. The Consultant hereby acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes, and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim or liability therefor.

         4. Compensation. As compensation for the consulting services to be performed by the Consultant hereunder, the Company shall pay the Consultant $450,000.00 (the "Consulting Payment"), payable in equal monthly installments of $12,500.00. No amounts shall be payable following termination of this Agreement, except as provided in Section 5 hereof.

         5.       Termination.

                  (a) This Agreement may be terminated at any time by the Consultant on sixty (60) days' prior written notice to the Company. In the event of such termination by the Consultant, the obligation of the Company to pay compensation to the Consultant pursuant to Section 4 hereof shall cease, effective on the date of such termination.

                  (b) This Agreement may be terminated at any time by the Company upon written notice to the Consultant. In the event of such termination by the Company, the Company shall pay to the Consultant the unpaid portion of the Consulting Payment in one lump sum within thirty
         (30) days of such termination.

                  (c) This Agreement may be terminated by the Consultant upon ten (10) days prior written notice to the Company in the event that the Company shall breach any of its obligations under Section 2 or 4 hereof; provided, however, that the Consultant shall not be entitled to terminate this Agreement pursuant to this Section 5(c) in the event that the Company shall cure any such breach within such ten (10) day period. In the event of such termination by Consultant, the Company shall pay to the Consultant, the unpaid portion of the Consulting Payment in one lump sum within thirty (30) days of such termination.

                  (d) This Agreement shall terminate immediately upon the death of the Consultant or the permanent disability of the Consultant which disability prevents him from performing the services described hereunder. In the event of such termination by Consultant, the Company shall pay to the Consultant, the Consultant's estate or the Consultant's guardian, the unpaid portion of the Consulting Payment in one lump sum within thirty (30) days of such termination.

         6. Disclosure of Information. The Consultant recognizes and acknowledges that he has and will have access to certain confidential information, proprietary data and trade secrets of the

Company, and of entities and individuals controlling, controlled by or under common control with the Company ("affiliates"), including but not limited to, contracts, patterns, devices, calculations, drawings, productions, plans, specifications, records, compilations of information, and other confidential information and data either compiled by the Company or received from its customers or the Consultant and that such information is not generally available to the public and constitutes valuable, special and unique property of the Company. The Consultant shall not, during or after the term of this Agreement, undertake in any fashion to take commercial or proprietary advantage of or profit from any of such confidential information, proprietary data and/or trade secrets, directly or indirectly, or disclose any of such information to any person or firm, corporation, association or other entity for any reason or purpose whatsoever, except to authorized representatives of the Company and as otherwise may be proper in the course of performing his services hereunder. Further, the Consultant shall maintain the confidentiality of all such information of the Company, its affiliates or its customers for the sole use and benefit of the Company. All files, records, documents, drawings, plans, specifications, contracts, products, equipment or similar items relating to the business of the Company and/or its affiliates, whether prepared by the Consultant or otherwise coming into his possession during the Consulting Period or hereafter, shall remain the exclusive property of the Company and/or the affiliates, as applicable, and shall not be removed from the premises of the Company and/or its affiliates without the prior written consent of the Company and/or its affiliates, as applicable. The Consultant covenants and agrees to promptly return and deliver to the Company, on written request, all documents, drawings, information, or other material or property of any kind or character which in any way relate to the business of the Company or any of its affiliates or customers, whether or not asserted to be the exclusive property of the Company, and, further, the Consultant shall not attempt to retain copies or duplicates of any such property. In the event of a breach or a threatened breach by the Consultant, the Company and/or its affiliates may seek an injunction restraining the Consultant from disclosing, in whole or in part, such confidential information, in addition to all other remedies made available hereby as a matter of law or in equity. In addition to any other damages sustained by the Company, the Consultant shall pay to the Company all profits, payments, earnings, compensation or other emoluments paid or accruing to the Consultant, directly or indirectly, by reason of the Consultant's disclosure of information as provided by this Section 6. Nothing herein shall be construed as prohibiting the Company and/or its affiliates from pursuing any other remedies available to it or them for such breach or threatened breach, including the recovery of damages from the Consultant.

         7. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Consultant and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees, and by the Company and Purchaser and their respective successors and assigns.

         8. Assignment. This Agreement is personal to the Consultant and shall not be assigned or otherwise transferred by the Consultant.

         9. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by facsimile or by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed:
(a) if to the Consultant, to the Consultant's address set forth below, or if to the Company, to Tom Martin, 654 Osos Street, San Luis Obispo, CA 93401, fax #805/545-7590, with a copy to J. Todd Mirolla, Esq., Andre, Morris & Buttery, 1304 Pacific Street, San Luis Obispo, CA 93401, fax #805/543- 0752, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without regard to principles of conflicts of laws. The invalidity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

         11. Counterparts. This Agreement may be executed in three counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         12. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Consultant and by a duly authorized officer of the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a wavier of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Consultant, the Company to insist upon strict compliance with any provisions of this Agreement or to assert any right which the Consultant, the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Consultant has executed this Agreement as of the day and year first above written.


                                             DSI TOYS, INC.


                                             By:
                                                -------------------------------
                                                Name:  M.D. Davis
                                                Title: C.E.O.


                                             CONSULTANT:



                                             ----------------------------------
                                             M. D. Davis


X

                     STOCK PURCHASE AGREEMENT EXHIBIT 5.18

                             SIDE LETTER AGREEMENT

         This Side Letter Agreement (this "Agreement"), is entered into this ___ day of ______, 1999, between MVII, LLC, a limited liability company formed under the laws of the State of California ("Purchaser"), and ______________ ("Shareholder").

         WHEREAS, Shareholder beneficially owns and has dispositive power over __________ shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of DSI Toys, Inc., a Texas corporation (the "Company");

         WHEREAS, the Company and Purchaser have entered into a Stock Purchase Agreement dated as of April 15, 1999 (the "Stock Purchase Agreement"), pursuant to which Purchaser has agreed, among other things, to make a cash tender offer (the "Offer") for up to 1,600,000 shares of Common Stock of the Company at $4.38 per share (or any higher price paid in the Offer), net to the seller in cash;

         WHEREAS, as a condition to the willingness of Purchaser to enter into the Stock Purchase Agreement, Purchaser has required that Shareholder agree, and in order to induce Purchaser to enter into the Stock Purchase Agreement, Shareholder has agreed, among other things, to tender the Shares into the Offer; and

         WHEREAS, to induce Purchaser to consummate the transactions contemplated by the Stock Purchase Agreement, Purchaser has agreed to restate certain representations made by Shareholder to Purchaser in that certain Side Letter Agreement dated April 15, 1999, governing the tender of Shares by Shareholder into the Offer.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, in the Stock Purchase Agreement, the Other Agreements (as defined in the Stock Purchase Agreement), the Side Letter Agreement dated April 15, 1999, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Absence of Claims.

         Shareholder represents and warrants to Purchaser that he has no claims, demands, actions, causes of action, suits, damages, or losses of any nature whatsoever, whether asserted or unasserted, as a result of actions or omissions through the date of this Agreement, including without limitation any claims of alleged employment discrimination, either as a result of the negotiated and specifically agreed to separation of the Shareholders's employment with the Company or otherwise, under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, including, without limitation, the breach of any employment agreement between the Company and the Shareholder, or any other claims sounding in tort, contract, or any other unlawful or wrongful behavior ("Claims"), and knows of no set of facts which, currently or with the passage of time, would give rise to any Claims by the Shareholder, against the Company, any of its subsidiaries or any affiliated companies and businesses thereof, or any of their successors, assigns, officers, owners, directors, agents, representatives, attorneys or employees.

2.       Miscellaneous.

         2.1      Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain fully in force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         2.2      Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in Texas without regard to any principles of choice of law or conflicts of law of such State.

         2.3      Headings.

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         2.4      Counterparts.

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when as executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                         PURCHASER:


                                         By:
                                            -----------------------------------
                                            Name:    E. Thomas Martin
                                            Title:   Manager


                                         SHAREHOLDER:



                                         --------------------------------------
                                         [NAME]

                    STOCK PURCHASE AGREEMENT EXHIBIT 6.2(h)




                                  ------------



MVII, LLC
654 Osos Street
San Luis Obispo, CA 93401

         Re: Stock Purchase and Sale Agreement dated April 15, 1999 (the "Agreement") between DSI Toys, Inc. (the "Company") and MVII, LLC ("MVII")

Ladies and Gentlemen:

         This opinion is being delivered to you pursuant to Section 6.2(h) of the Agreement. Capitalized terms which are defined in the Agreement and which are used but not defined herein shall have the meanings given them in the Agreement.

         We have acted, in connection with the transactions provided for in the Agreement (the "Transactions"), as counsel for the Company. We have also assisted the Company in the negotiation of the Agreement and the Other Agreements (the Agreement and the Other Agreements to which the Company is a party are collectively referred to as the "Transaction Documents"). In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements or other instruments, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements and certificates of officers of the Company where we deemed such reliance appropriate under the circumstances. In making our examinations and investigations we have assumed, with respect to all documents which we have examined: the genuineness of all signatures thereon, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, and subject to the qualifications and exceptions hereinafter set forth, we are of the opinion that:

1. The Company is a corporation, validly existing and in good standing under the laws of the State of Texas, and has full corporate power and authority to own its properties and to conduct its business as the same is now being conducted.

MVII, LLC


----------------------
Page 2


2. The Company has full corporate power and authority to execute, deliver, and perform its obligations under the Transaction Documents and to consummate the Transactions. The execution, delivery and performance by the Company of the Transaction Documents, and, assuming approval of the Transactions by the Company's shareholders, the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action.

3. The Transaction Documents have been duly and validly executed and delivered by the Company and the Transaction Documents are valid and binding obligations of the Company, enforceable against it in accordance with their terms.

4. The _____________ Shares are duly authorized. Assuming delivery of the cash contemplated by the Agreement on the Second Closing Date, the _____________ Shares will be validly issued, outstanding, fully paid and non-assessable.

5. The authorized capital stock the Company consists of 20,000,000 shares of common stock, par value $.01 per share, of which 6,000,000 shares are issued and outstanding. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable.

6. Except as disclosed in Seller's Disclosure Letter or in the Agreement, to our knowledge, there are no authorized or outstanding warrants, options or rights of any kind to acquire from the Company and each Subsidiary any equity or debt securities of the Company and each Subsidiary or securities convertible into or exchangeable for equity or debt securities of any the Company and each Subsidiary.

7. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transactions will not
         (i) violate any provision of law or any regulation customarily applicable to transactions of the type contemplated by the Transaction Documents and applicable to the Company, or (ii) to our knowledge, violate any order, judgment, or decree of any court or other agency of government to which the Company or any Subsidiary is subject, or (iii) violate any provision of the Articles of Incorporation or By-Laws of the Company or any Subsidiary, or (iv) to our knowledge, cause a breach by the Company or any Subsidiary or permit the cancellation of any agreement to which the Company or any Subsidiary is a party or by which any of their respective assets are bound or result in creation of any lien, security interest, charge or encumbrance upon any of such properties, or (v) to our knowledge permit the acceleration of the maturity of any indebtedness secured by the property of, the Company or any Subsidiary.

8. To our knowledge, no actions or proceedings have been instituted or threatened for the purpose or with the reasonable likely effect of enjoining or preventing the consummation

MVII, LLC


----------------------
Page 3



         of the transactions contemplated by the Transaction Documents or seeking damages on account thereof.

9. No action, consent or approval of or filing with any federal or state governmental authority, in each case as is customarily applicable to transactions of the type contemplated by the Agreement and applicable to the Company, is required in connection with the execution, delivery, or performance of the Transaction Documents by the Company, except for
         (i) those identified on Seller's Disclosure Schedule or the Agreement,
         (ii) those previously obtained or made, (iii) filings to occur in the ordinary course of business following the consummation of the transactions contemplated by the Transaction Documents, and (iv) those which, if not obtained or made, would not have a material adverse effect on the Company or its operations.

         This opinion is limited by, subject to and based on the following:

         (a) This opinion letter is limited in all respects to the laws of the State of Texas and applicable federal law.

         (b) We have assumed that each other signatory to the Transaction Documents has all requisite power and authority to enter into and perform its obligations under the Transaction Documents, and that each has duly authorized, executed and delivered the Transaction Documents to which it is a party.

         (c) The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" or "of which we have knowledge" means the conscious awareness of an attorney in this firm who has had active involvement in negotiating the Transaction Documents. Please note in this regard that, with your consent, we have not reviewed any agreements or instruments other than the Agreement and the Other Agreements or undertaken any investigation to determine the existence of such facts or any such documents, and no inference as to our knowledge thereof shall be drawn from the fact of our delivery of the opinions contained herein, our representation of the Company or otherwise.

         (d) We have, to the extent we have deemed appropriate, assumed that the statements, recitals, representations and warranties contained in the Transaction Documents are accurate and complete.

         (e) The enforceability of the respective obligations of the parties to the Transaction Documents, and the availability of certain rights and remedies provided for therein, may be limited by (i) general principles of equity, and
(ii) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws applicable to creditors' rights generally. The enforceability of particular obligations, rights and remedies provided for in the Transaction Documents may also be limited by various additional state and federal laws and judicial decisions, but in our opinion such additional limitations do not substantially interfere with the

MVII, LLC


----------------------
Page 4



practical realization of the benefits expressed in the Transaction Documents except for the consequences of any delay which may result therefrom.

         (f) We express no opinion with respect to the validity or enforceability of any provision in the Transaction Documents providing for (i) waivers of trial by jury, waivers or stipulations as to jurisdiction or venue, or waivers or stipulations as to service of process, (ii) waivers of or restrictions on a party's right to sue upon any claim for any special, exemplary, punitive, indirect or consequential damages, or (iii) the indemnification or exculpation of any party (1) in violation of public policy,
(2) to the extent precluded by federal or state securities laws, or (3) from the consequences of its own gross negligence or strict liability.

         (g) We have assumed that the Sunrock Consent is valid, binding and in effect.

         The opinions herein expressed are for the benefit of MVII and may be relied upon only by MVII in connection with the transactions contemplated by the Agreement and for no other purpose. This opinion letter is limited to the matters expressly stated herein and no opinion may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof, and we specifically disclaim any responsibility to update such opinions or to advise you of subsequent developments affecting such opinions that hereafter may come to our attention.



                                           Respectfully submitted,

                                           THOMPSON & KNIGHT,
                                           A Professional Corporation


                                           By:
                                              ------------------------------
                                              Attorney

                          [RICHARDS BUTLER LETTERHEAD]



MVII, LLC
654 Osos Street
San Luis, Obispo,
CA 93401
U.S.A.



our ref  CJW/T222-003

15th April, 1999


Dear Sirs:

DSI (H.K.) LIMITED (THE "COMPANY")

1.       Introduction

         We have been asked to give this opinion as to Hong Kong law in relation to the Company.

2.       Documents

         For the purposes of giving this opinion, we have examined the following documents (the "Documents"):

         (i) copies of the certificate of incorporation, the memorandum of association of the Company (the "Memorandum") and the articles of association of the Company (the "Articles") obtained from the search conducted at the Hong Kong Companies Registry referred to below;

         (ii) fax copies of the register of members and register of directors of the Company;

         (iii) a certificate signed by a director of the Company certifying the nature of the current business of the Company (the "Director's Certificate");

         (iv) a copy of a resolution in writing of all the members of the Company dated 10th January, 1992, and a copy of the minutes of the first meeting of the directors of the Company dated 10th January, 1992; and

         (v) the results of searches carried out in relation to the Company at:

                  (a) the Hong Kong Companies Registry on 15th April, 1999; and

                  (b) the Registry of the High Court in Hong Kong on 15th April,
                      1999.

3.       Scope of opinion

         We have not made any investigation of, and do not express or imply any opinion on, the laws of any jurisdiction other than Hong Kong. This opinion is limited to the laws of Hong Kong as applied by the Hong Kong Courts as at the date hereof. Our opinion relates solely to the Company.

4.       Assumptions

         In our examination of the Documents and in giving our opinion hereunder, we have assumed with your consent and without further enquiry that:

         (i) all signatures are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to the originals;

         (ii) all factual statements made in the Documents are correct and they are complete and up to date;

         (iii) the copies of the Memorandum and Articles, registers of directors and members of the Company, the resolution in writing of all the members of the Company and the minutes of the first meeting of the directors of the Company which we have examined are complete, accurate and up-to-date and have not been amended, varied or superseded;

         (iv) the resolution of the members of the Company was validly passed;

         (v) the first meeting of the directors was held with a quorum present, notice of the meeting having been duly given to all the directors entitled to receive the same and the proceedings of the meeting are accurately recorded in the minutes; and

         (vi) the searches referred to in paragraph 2(v) above reveal all matters required by law to be notified to the Hong Kong Companies Registry, and the Registry of the Supreme Court in Hong Kong (notwithstanding that any time limit for any such notification has not yet expired) and have not been amended or updated or any further documents filed at the Hong Kong Companies Registry or the Registry of the Supreme Court in Hong Kong in relation thereto since the date of the searches.

5.       Opinion

         Subject to the assumptions set out above and the reservations set out below and to any matters not disclosed to us or inaccurately disclosed to us by the parties concerned, we are of the opinion that:

         (i) the Company has been duly incorporated, is validly existing as a company under the laws of Hong Kong and has the corporate power and authority required to carry on its business as described in the Director's Certificate and is permitted by the Memorandum to own, lease and operate its properties;

         (ii) the Company is permitted by the Memorandum to do business in jurisdictions other than Hong Kong;

         (iii) the duly authorized share capital of the Company is US$20,000.00 divided into 20,000 shares of US$1.00 each, of which 10,000 ordinary share have been duly authorized and validly issued and allotted by the Company. All of the issued ordinary shares of the Company were when issued part of the duly authorized share capital of the Company and such issued shares are recorded in the register of members of the Company as fully paid; and

         (iv) DSI Toys, Inc. and Yau Wing Kong, Tommy are the registered owners of the issued share capital of the Company. DSI Toys, Inc. is the registered owner of 9,999 issued shares and Yau Wing Kong, Tommy is the registered owner of 1 issued share.

Our reservations are that:

         (i)      we express no opinion as to any law other than Hong Kong law;

         (ii) due to the time allowed for issuing this opinion, we have not been able to conduct a search at the Office of the Official Receiver in Hong Kong. Accordingly, we give no opinion as to the solvency of the Company or whether the Company is subject to any winding-up or insolvency proceedings; and

         (iii) the registered owner of a share is not necessarily the beneficial owner of such share.

This opinion is limited to and given on the basis of Hong Kong law, rules and regulations in force as at the date hereof and that it will be governed by and construed and have effect in accordance with Hong Kong law. It is also limited to the matters stated herein and is addressed to you for your benefit only.

It may be relied upon by Thompson & Knight, P.C., in rendering its opinion in connection with the transaction involving the Company and/or DSI Toys, Inc. currently contemplated, but may not be disclosed to any third party other than persons who by law or in the ordinary course of business would have access to your papers and records.

Yours faithfully,




RICHARDS BUTLER

                    STOCK PURCHASE AGREEMENT EXHIBIT 6.3(d)


                                 --------------


DSI Toys, Inc.
c/o Michael L. Bengston, Esq.
Thompson & Knight, P.C.
Third Floor South
1200 San Jacento Center
Austin, TX 78701

         RE: MVII/DSI TOYS, INC. STOCK PURCHASE AND SALE AGREEMENT DATED APRIL 15, 1999

Ladies and Gentlemen:

         We have acted as co-counsel to MVII, LLC, a California limited liability company ("Buyer"), in connection with: (i) the Stock Purchase and Sale Agreement dated April 15, 1999 (the "Purchase Agreement"), by and between Buyer and DSI Toys, Inc., a Texas corporation ("Seller"); (ii) certain other documents related to the Purchase Agreement; and (iii) the transactions contemplated thereby (the "Transactions").

         This opinion is being delivered pursuant to Section 6.3(d) of the Purchase Agreement. Capitalized terms used but not otherwise defined in this opinion shall be defined as set forth in the Purchase Agreement.

         In connection with this opinion, we have considered such matters of law and fact as we deemed appropriate, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of the relevant records of Buyer and such other agreements and documents as we have deemed necessary to render the opinions set forth below (collectively, the "Other Agreements" and together with the Purchase Agreement, the "Agreements").

         As to questions of fact material to this opinion, we have solely relied upon the representations and warranties of the parties made in the Agreements and such certificates and other statements of Buyer as we deemed appropriate, together with certificates or other communications of appropriate public officials. We have made no independent investigation or verification of factual matters.

DSI Toys, Inc.


-------------------
Page 2


         In such examination, we have assumed: (i) the genuineness of all signatures other than the signatures of Buyer; (ii) the authenticity of all documents submitted to us as originals; and (iii) the conformity to original documents of all documents submitted to us as copies.

         Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

         1. Buyer is a California limited liability company, validly existing and in good standing under the laws of the State of California. Buyer has the power to execute and deliver the Agreements, to perform its obligations thereunder, to own and use its assets and to conduct its business as the same is now being conducted.

         2. Buyer has duly authorized the execution and delivery of the Agreements and all performance by it thereunder, and has duly executed and delivered the Agreements.

         3. The Agreements have been duly and validly executed and delivered by Buyer and constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

         4. No action, consent or approval of or filing with any federal, state, county or local governmental authority, in each case as is customarily applicable to transactions of the type contemplated by the Purchase Agreement and applicable to Buyer, is required in connection with the execution, delivery or performance of the Agreements by Buyer, except for (i) in the Agreement, (ii) those previously obtained or made, (iii) filings to occur in the ordinary course of business following the consummation of the transactions contemplated by the Agreement; and (iv) those which, if not obtained or made, would not have a material adverse effect on Buyer or its operations.

         5. We have no actual knowledge of any actions or proceedings that have been instituted or threatened for the purpose or with the reasonable likely effect of enjoining or preventing the consummation of the Transactions.

         6. The execution, delivery and performance by Buyer of the Agreements and the consummation of the Transactions contemplated thereby will not (i) violate any provision of law or any regulation customarily applicable to transactions of the type contemplated by the

DSI Toys, Inc.


-------------------
Page 3


Agreements and applicable to Buyer; (ii) to our actual knowledge, violate any order, judgment, or decree of any court or other agency of government to which the Buyer is subject; (iii) violate any provision of the Articles of Organization or Operating Agreement of Buyer; or (iv) to our actual knowledge, cause a breach of any agreement that would be reasonably likely to have the effect of preventing the consummation of the Transactions.

         The opinions expressed herein are subject to the following qualifications and comments:

         A. We have not examined the laws of any state other than California and this opinion is based exclusively upon the laws of the State of California and the laws of the United States of America. We express no opinion concerning the laws of any other jurisdiction.

         B. We express no opinion concerning the application of the doctrines of waiver, estoppel, or election of remedies, where the application of usual equitable principles and equitable remedies are sought.

         C. All opinions expressed in Paragraph 1 above regarding the validity and authority of Buyer are based solely on certificates of public officials regarding the good standing and qualification of Buyer to do business in California. We have made no independent investigation or verification of the factual matters with regard to Buyer's validity and authority.

         D. The opinions expressed in Paragraph 3 above concerning the validity, binding effect and enforceability of the Agreements are further limited as follows:

                  (1) We express no opinion as to the effect of any bankruptcy, insolvency, reorganization, fraudulent transfer, preference, equitable subordination, moratorium, bulk sales, marshaling or similar laws affecting enforcement of Seller's rights generally.

                  (2) The enforceability of the Agreements is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

                  (3) We express no opinion concerning the enforceability of any provision in the Agreements concerning jurisdiction, waiver or waiver of jury trial.

DSI Toys, Inc.


-------------------
Page 4


         E. The qualifications of any opinion or statement herein by the use of the words "to our actual knowledge" or "known to us" or "of which we have knowledge" means the conscious awareness of an attorney in this firm who has had active involvement in negotiating the Agreements. Please note in this regard that, with your consent, we have not reviewed any agreements or instruments other than the Agreements, or undertaken any investigation to determine the existence of such facts or any such documents, and no inference as to our knowledge thereof shall be drawn from the fact of our delivery of the opinions contained herein, our representation of Buyer or otherwise.

         This opinion is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. This opinion is given only for your use and benefit, and is given solely for use in connection with the Purchase Agreement. This opinion may not be relied upon by any other person or entity without our prior written consent. We shall have no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Yours very truly,

ANDRE, MORRIS & BUTTERY,
a Professional Law Corporation



By:
   ---------------------------
         J. Todd Mirolla

cc:      MVII, LLC